UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.                 )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
SIGMA-ALDRICH CORPORATION
(Name of Registrant as Specified in its Charter)

__________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)Title of each class of securities to which transaction applies:
________________________________________________________________________________

(2)	Aggregate number of securities to which transaction applies:
________________________________________________________________________________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________________________

(4)	Proposed maximum aggregate value of transaction:
________________________________________________________________________________

(5)	Total fee paid:
________________________________________________________________________________

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
________________________________________________________________________________

(2)	Form, Schedule or Registration Statement No.:
________________________________________________________________________________

(3)	Filing Party:
________________________________________________________________________________

(4)	Date Filed:
________________________________________________________________________________

SIGMA-ALDRICH CORPORATION
2014 PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To be held May 6, 2014

This page intentionally left blank.

sigma-aldrich.com
3050 Spruce Street, St. Louis, Missouri 63103 USA

March 21, 2014

Re: Annual Meeting of Shareholders
Dear Fellow Shareholders:
I am pleased to invite you to join us for the Sigma-Aldrich Corporation Annual Meeting of Shareholders to be held on Tuesday, May 6, 2014, at 11:00 a.m., Central Daylight Time, at the Sigma-Aldrich Life Science and Technology Center, 2909 Laclede Avenue, St. Louis, Missouri 63103. A live, listen-only audio webcast of the meeting will be available at www.sigmaaldrich.com under “Corporate – Investor Relations.” Details about the annual meeting, nominees for election to the Board of Directors and other matters to be acted on at the annual meeting are presented in the notice and proxy statement that follow.
It is important that your shares be represented at the annual meeting, regardless of the number of shares you hold and whether or not you plan to attend the meeting in person. Accordingly, please exercise your right to vote by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials you received for the meeting or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card, or by internet or telephone voting as described in the proxy statement. Alternatively, you are, of course, welcome to join us in St. Louis on May 6 and cast your vote at the meeting in person.
On behalf of your Sigma-Aldrich Board of Directors and Management, it is my pleasure to express our appreciation for your continued support.
Sincerely,
Rakesh Sachdev
President and Chief Executive Officer

sigma-aldrich.com
3050 Spruce Street, St. Louis, Missouri 63103 USA

Notice of Annual Meeting of Shareholders
NOTICE IS HEREBY GIVEN that the Sigma-Aldrich Corporation 2014 Annual Meeting of Shareholders will be held at the Sigma-Aldrich Life Science and Technology Center, 2909 Laclede Avenue, St. Louis, Missouri 63103, on Tuesday, May 6, 2014 at 11:00 a.m., Central Daylight Time, for the following purposes:
1. To elect to the Board of Directors the ten nominees named in this proxy statement;
2. To ratify the appointment of KPMG LLP as Sigma-Aldrich Corporation’s independent registered public accounting firm for 2014;
3. To approve an amendment to the Certificate of Incorporation to increase the total number of authorized shares of common stock, par value $1.00 per share, to 450,000,000;
4. To approve an amendment to the Certificate of Incorporation to provide authority to issue preferred stock;
5. To approve the Sigma-Aldrich Corporation 2014 Long-Term Incentive Plan;
6. To hold an advisory vote to approve named executive officer compensation; and
7. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.
Only shareholders of record as of the close of business on March 7, 2014 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.
We are pleased once again to take advantage of U.S. Securities and Exchange Commission rules that allow companies to furnish proxy materials to their shareholders primarily over the Internet. We believe this process helps to expedite shareholders’ receipt of proxy materials, lower the costs of the meeting and conserve natural resources. On or about March 21, 2014, we mailed to our shareholders a notice containing instructions on how to access our 2014 Proxy Statement and 2013 Annual Report to Shareholders and how to vote. The notice also included instructions on how to receive a paper copy of the proxy materials, including the meeting notice, 2014 Proxy Statement and proxy/voting instruction card.
By Order of the Board of Directors,
George L. Miller, Senior Vice President, General Counsel and Secretary
March 21, 2014

YOUR VOTE IS IMPORTANT. YOU MAY VOTE IN ANY ONE OF THE FOLLOWING WAYS:

Use the Internet website shown on the Notice of Internet Availability or proxy card.	Use the toll-free telephone number shown on the proxy card.	Mark, sign, date and promptly return the proxy card in the postage-paid envelope.
Shareholders of record and beneficial owners holding a legal proxy who attend the meeting may revoke their proxies and vote in person if they desire.

i

2014 PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.
ANNUAL MEETING OF SHAREHOLDERS

Time and Date	11:00 a.m., Central Daylight Time, May 6, 2014
Place	Sigma-Aldrich Corporation Life Science and Technology Center 2909 Laclede Avenue St. Louis, Missouri 63103
Record Date	March 7, 2014
Voting	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.
Admission	No admission card or proof of share ownership is required. All shareholders of record are encouraged to attend the Meeting.
MEETING AGENDA

•	Election of ten directors named in this proxy statement

•	Ratification of appointment of KPMG LLP as independent registered public accounting firm for 2014

•	Approval of an amendment to the Certificate of Incorporation to increase the total number of authorized shares of Common Stock, par value $1.00 per share, to 450,000,000

•	Approval of an amendment to the Certificate of Incorporation to provide authority to issue Preferred Stock

•	Approval of the Sigma-Aldrich Corporation 2014 Long-Term Incentive Plan

•	Advisory vote to approve Named Executive Officer compensation

•	Transact other business that may properly come before the Meeting
VOTING MATTERS/PROPOSALS

Matter/Proposal	Board Vote Recommendation	Page Reference (for more detail)
Election of Directors	FOR EACH DIRECTOR NOMINEE	7
Ratification of Appointment of KPMG LLP as Independent Registered Public Accounting Firm for 2014	FOR	19
Approval of an Amendment to the Certificate of Incorporation to Increase the Total Number of Authorized Shares of Common Stock	FOR	21
Approval of an Amendment to the Certificate of Incorporation to Provide Authority to Issue Preferred Stock	FOR	22
Approval of the Sigma-Aldrich Corporation 2014 Long-Term Incentive Plan	FOR	23
Advisory Vote to Approve Named Executive Officer Compensation	FOR	65

Sigma-Aldrich 2014 Proxy Statement | 1

ELECTION OF DIRECTORS
Nominees:

•	Rebecca M. Bergman (Independent)

•	George M. Church, Ph.D. (Independent)

•	Michael L. Marberry (Independent)

•	W. Lee McCollum (Independent)

•	Avi M. Nash (Independent)

•	Steven M. Paul, M.D. (Independent)

•	J. Pedro Reinhard (Independent)

•	Rakesh Sachdev (Management)

•	D. Dean Spatz (Independent)

•	Barrett A. Toan (Independent Chairman)
Director Elections: Each director is elected annually by a majority of votes cast.
Attendance: Each director nominee, all of whom are current directors, attended at least 75% of the Board and committee meetings on which he or she sat that were held in 2013. Each director nominee attended the 2013 Annual Meeting.
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
As a matter of good corporate governance, we are asking our shareholders to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2014.
The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal is required to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2014.
APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
The Board has approved an amendment to the Certificate of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue from 300,000,000 to 450,000,000 shares, and has directed that such amendment be submitted to shareholders for approval at the Meeting.
The Board has determined that the increase in the total number of authorized shares of Common Stock is desirable and in the shareholders’ best interest because it will enhance the Company’s flexibility to consider and respond to future business needs and opportunities as they arise from time to time, including in connection with stock splits, stock dividends, future acquisitions, investment opportunities, capital raising transactions of equity or convertible debt securities, issuance under current or future equity compensation plans or for other corporate purposes.
The affirmative vote of the holders of a majority of the outstanding shares entitled to vote on the proposal is required to approve the amendment to the Certificate of Incorporation to increase the total number of authorized shares of Common Stock.
APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO AUTHORIZE THE ISSUANCE OF PREFERRED STOCK
The Board has approved an amendment to the Certificate of Incorporation to provide authority to issue up to 10,000,000 shares of Preferred Stock, par value $1.00 per share, and has directed that such amendment be submitted to shareholders for approval at the Meeting.
The Board has determined that the authorization of Preferred Stock is desirable and in the shareholders’ best interest because it will provide the Company with the flexibility to consider and respond to future business needs and opportunities as they arise from time to time, including in connection with capital raising, financing and acquisition needs or opportunities. The Board represents that the Preferred Stock will not be used for any anti-takeover purpose.
The affirmative vote of the holders of a majority of the outstanding shares entitled to vote on the proposal is required to approve the amendment to the Certificate of Incorporation to authorize the issuance of Preferred Stock.
APPROVAL OF THE SIGMA-ALDRICH CORPORATION 2014 LONG-TERM INCENTIVE PLAN (LTIP)
We are seeking shareholder approval of the 2014 LTIP, which was adopted by the Board on February 11, 2014. The purposes of the 2014 LTIP are to (i) enable the Company and its affiliates to attract and retain individuals who will

Sigma-Aldrich 2014 Proxy Statement | 2

contribute to the Company’s long range success, (ii) motivate key personnel to produce a superior return to the shareholders of the Company and its affiliates by offering these individuals an opportunity to realize stock appreciation, by facilitating stock ownership and by rewarding them for achieving a high level of corporate performance and (iii) promote the success of the Company’s business.
The 2003 LTIP is the only benefit plan that the Company currently uses to grant stock options, restricted stock, performance shares, stock appreciation rights, restricted stock units and other share-based awards to directors and employees. Upon approval of the 2014 LTIP, the Company would issue no further awards under the 2003 LTIP.
The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal is required to approve the 2014 LTIP.
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
We are asking shareholders to approve on an advisory basis the compensation of our Named Executive Officers. The Board recommends a FOR vote because it believes our executive compensation program is effective in achieving our overall goal of enhancing shareholder value by rewarding executives for sustained financial and operating performance, aligning executives’ long-term interests with those of shareholders and motivating executives to remain with us for long and productive careers.
The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal is required to approve, on an advisory basis, the compensation of our Named Executive Officers.
PRINCIPAL ELEMENTS OF EXECUTIVE COMPENSATION

Type	Form	Attributes
Cash	• Base salary	• Market-based
	• Annual incentive compensation	• Performance-based
Equity	• Stock options	• Vest 1/3 per year while employed
	• Performance shares	• Three-year performance period with three quantitative performance measures (two quantitative performance measures for the 2011–2013 performance period)
	• Restricted stock units	• Three-year cliff vesting conditioned on continued employment
Retirement	• Supplemental executive retirement plan	• Vests 50% after five years of service and 10% annually thereafter until fully vested (frozen beginning in 2014)
	• 401(k) plan	• Company match contributions cliff vest after three years of continuous employment; additional Company contributions vest immediately
	• 401(k) restoration plan	• Company match contributions cliff vest after three years of continuous employment; additional Company contributions vest immediately
	• Deferred compensation plan	• Participation at discretion of employee and based primarily on employee contributions
Other	• Perquisites	• Automobile allowance
• Executive physical
OTHER KEY COMPENSATION PROGRAM FEATURES

•	Pay positioning philosophy and mix of base salary, annual incentive compensation and long-term incentive compensation using median of Comparator Group as reference

•	Pay-for-performance philosophy

•	Annual compensation risk assessment

•	Share ownership requirement

•	Annual and long-term incentive compensation metrics

•
Change-in-control agreements maintain best practice features (e.g., double-trigger change-in-control definition, severance less than three times base salary and target bonus, no tax gross-up, no enhanced welfare or retirement benefits)

•	Comprehensive compensation clawback policy on all incentive compensation

Sigma-Aldrich 2014 Proxy Statement | 3

•	Limited perquisites
2013 PERFORMANCE HIGHLIGHTS

•
Net income was $491 million compared to $460 million in 2012. Changes in foreign currency exchange rates as compared to the prior year reduced otherwise reportable net income by $7 million. Excluding the impact of changes in foreign currency exchange rates, net income would have increased by 8% when compared to 2012.

•	Diluted EPS was $4.06, compared to $3.77 in 2012. Excluding the impact of changes in foreign currency exchange rates, diluted adjusted EPS would have increased by 9% in 2013 when compared to 2012.

•
Free cash flow was $541 million, an increase of $88 million or 19% compared to 2012. Free cash flow was calculated as net cash provided by operating activities of $641 million less capital expenditures of $100 million.

•
Sales were $2,704 million, an increase of $81 million or 3% compared to 2012. Excluding the impact of changes in foreign currency exchange rates, which decreased sales by 1%, sales increased organically by 4% compared to 2012.

For a discussion of the Company’s use of non-GAAP financial measures, see page 20 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures.”
2013 COMPENSATION SUMMARY
The Company achieved record sales and profits in 2013. The Company achieved annual performance goals near target levels resulting in near target annual incentive compensation payouts. The Company achieved long-term performance goals below target levels resulting in below target long-term incentive compensation payouts. Set forth below is the 2013 compensation for each of our Named Executive Officers as determined under SEC rules. The SEC’s calculation of total compensation (reflected in the “Total” column) includes several items that are driven by accounting and actuarial assumptions which are not necessarily reflective of compensation actually realized by the Named Executive Officers in 2013. Of Mr. Sachdev’s total compensation, $5,239,583 is attributable to a special one-time equity grant awarded in connection with his new employment agreement, as discussed on page 46 of this proxy statement.

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Rakesh Sachdev President and CEO	876,923	—	3,998,342	4,614,368	883,800	—	143,372	10,516,805
Jan A. Bertsch Executive Vice President and CFO	465,385	—	417,198	451,918	300,001	—	77,444	1,711,946
Gilles A. Cottier Executive Vice President and President, SAFC Commercial	386,538	—	417,198	451,918	220,038	—	61,816	1,537,508
Eric M. Green Executive Vice President and President, Research	350,000	—	446,591	318,949	216,580	—	60,225	1,392,345
Franklin D. Wicks Executive Vice President and President, Applied	437,692	—	417,198	451,918	287,836	—	74,120	1,668,764

Sigma-Aldrich 2014 Proxy Statement | 4

2014 PROXY STATEMENT
This proxy statement is furnished in connection with the solicitation of proxies by the Board for use at the Company’s 2014 Annual Meeting of Shareholders to be held at the Sigma-Aldrich Life Science and Technology Center, 2909 Laclede Avenue, St. Louis, Missouri 63103, at 11:00 a.m., Central Daylight Time, on Tuesday, May 6, 2014, and any adjournments or postponements thereof.
Please refer to the Glossary of Defined Terms at the end of this proxy statement for definitions of the abbreviations and other capitalized terms frequently used in this proxy statement.

INFORMATION ABOUT VOTING

Q.	Who can attend and vote at the Meeting?

A.
Shareholders of record as of the close of business on March 7, 2014, the Record Date, are entitled to attend and vote at the Meeting. As of the close of business on the Record Date, there were a total of [ ] shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on all matters to be voted on at the Meeting, including the election of directors, and can be voted only if the shareholder of record is present to vote or is represented by proxy. The voting instruction card accessible online or the proxy card provided with this proxy statement indicates the number of shares of Common Stock you own and are entitled to vote at the Meeting.
If your shares of Common Stock are held for you as the beneficial owner through a broker, trustee or other nominee (such as a bank) in “street name,” rather than held directly in your name, you may not attend and vote these shares in person at the Meeting unless you obtain a “legal proxy” from the broker, trustee or other nominee holding your shares, giving you the right to vote the shares at the Meeting. Your broker, trustee or other nominee will provide instructions for you to use in directing them how to vote your shares or how to request a “legal proxy.” We encourage you to follow such instructions and direct your broker, trustee or other nominee how to vote your shares or request a “legal proxy” and vote your shares in person at the Meeting.

Q.	What constitutes a quorum at the Meeting?

A.
The presence at the Meeting, in person or represented by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote as of the close of business on the Record Date will constitute a quorum for purposes of the Meeting. For purposes of determining whether a quorum exists, proxies received but marked “abstain” and so-called “broker non-votes” (described below) will be counted as present.

Q.	Did the Company utilize the SEC’s notice and access proxy rules for delivery of the voting materials this year?

A.
Yes. Under SEC rules, we are furnishing proxy materials to our shareholders primarily via the Internet instead of mailing printed copies of those materials to each shareholder. On or about March 21, 2014, we mailed to each of our shareholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including the 2014 Proxy Statement and 2013 Annual Report to Shareholders, and made those documents available online. The Notice of Internet Availability also instructs you on how to access your voting instruction card to vote. This process is designed to expedite shareholders’ receipt of proxy materials, lower the costs of the Meeting and conserve natural resources. If you prefer to receive printed proxy materials and a proxy card, please follow the instructions included in the Notice of Internet Availability.

Q.	How do I vote by proxy?

A.
If you are a shareholder of record, you may vote your shares by internet or telephone. You may also vote your shares by mail. Please see the voting instruction card or proxy card for specific instructions on how to cast your vote by any of these methods.
Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Daylight Time, on May 5, 2014. Submitting your vote via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Meeting. You may change your vote or revoke your proxy as described below or by submitting a valid, subsequent vote by Internet or telephone.
Internet and telephone voting procedures are designed to authenticate shareholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. Shareholders voting via the Internet and by telephone should understand there may be costs associated with voting in these manners, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

Sigma-Aldrich 2014 Proxy Statement | 5

Q.	How do I vote if my shares of Common Stock are held through a broker, trustee or other nominee?

A.
If your shares of Common Stock are held for you as the beneficial owner through a broker, trustee or other nominee in “street name,” you will need to instruct your broker, trustee or other nominee how to vote your shares. Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the Meeting unless you obtain a “legal proxy” from the broker, trustee or other nominee holding your shares, giving you the right to vote the shares at the Meeting. Your broker, trustee or other nominee will provide voting instructions for you to use in directing them how to vote your shares.

Q.	What if I lose the Notice of Internet Availability or other communication from my broker, trustee or other nominee containing my control number prior to voting?

A.
If you are a shareholder of record, you may obtain another Notice of Internet Availability containing your control number by writing to the Corporate Secretary at Sigma-Aldrich Corporation, 3050 Spruce Street, St. Louis, MO 63103 or calling the Office of the Corporate Secretary at (314) 286-7745. If your shares of Common Stock are held for you as the beneficial owner through a broker, trustee or other nominee in “street name,” you must contact your broker, trustee or other nominee.

Q.	What discretion does my broker, trustee or other nominee have to vote my shares of Common Stock held in “street name”?

A.
A broker, trustee or other nominee holding your shares of Common Stock in “street name” must vote those shares according to specific instructions it receives from you. If your broker, trustee or other nominee does not receive specific instructions from you, your broker, trustee or other nominee may vote your shares in its discretion on those proposals that are considered “routine.” For Non-Routine Proposals, your broker, trustee or other nominee may not vote without specific instructions from you. If a Non-Routine Proposal comes to a vote at the Meeting, your shares will not be voted on that Non-Routine Proposal, giving rise to what is called a “broker non-vote.” Shares represented by broker non-votes will be counted for purposes of determining the existence of a quorum. Your broker, trustee or other nominee will provide voting instructions for you to use in directing them how to vote your shares.
At the Meeting, your broker, trustee or other nominee may vote your shares in its discretion only with respect to Agenda Item 2. Agenda Items 1, 3, 4, 5 and 6 are Non-Routine Proposals for which your broker, trustee or other nominee must have your instruction to vote.

Q.	How do I vote my shares in the Company’s 401(k) Retirement Savings Plan?

A.
If you participate in the Common Stock Fund in the 401(k) Plan, Fidelity, as trustee of the 401(k) Plan, will vote any shares credited to your account as of the Record Date in accordance with your voting instructions. You can provide voting instructions to Fidelity by returning a proxy card by mail or voting by internet or telephone as described above. If voting instructions are not received by May 1, 2014, Fidelity will vote the shares credited to your account in the same proportion on each proposal as those shares for which Fidelity received voting instructions from the beneficial owners.

Q.	Can I change my vote or revoke my proxy?

A.
Yes. Any shareholder of record giving a proxy has the power to revoke it any time before it is voted by (1) written notice mailed to and received by Sigma-Aldrich Corporation, Attention: Corporate Secretary, 3050 Spruce Street, St. Louis, MO 63103, (2) submitting a later-dated proxy card, (3) re-voting via the Internet or telephone or (4) attending the Meeting and casting a contrary vote in person. Any beneficial owner whose shares are held through a broker, trustee or other nominee in “street name” also has the power to revoke a proxy any time before it is voted by (a) written notice mailed to and received by the broker, trustee or other nominee holding your shares, (b) submitting a later-dated proxy card to the broker, trustee or other nominee holding your shares, (c) re-voting via the Internet or telephone or (d) attending the Meeting and casting a contrary vote in person after first obtaining a “legal proxy” from the broker, trustee or other nominee holding your shares, giving you the right to vote the shares at the Meeting. If a proxy is not so revoked, such proxy will be voted either as designated or, if no designation is made, will be voted in favor of the nominees for directors, for the ratification of the appointment of KPMG LLP as independent registered public accounting firm for 2014, for approval of an amendment to the Certificate of Incorporation to increase the total number of authorized shares of Common Stock, for approval of an amendment to the Certificate of Incorporation to authorize the issuance of Preferred Stock, for approval of the 2014 LTIP, for adoption of the resolution approving, on an advisory basis, the compensation of the Company’s Named Executive Officers and in the proxies’ discretion as to any other business which may properly come before the Meeting.

Q.	How is the Company soliciting proxies?

A.
The cost of solicitation of proxies will be borne by the Company. The Company intends to use MacKenzie Partners, Inc. to assist in the proxy solicitation process. The fee is estimated at $15,000 plus expenses depending upon the extent of their activities. In addition to the use of the Internet and the mail, proxies may be solicited personally or by telephone by employees of the Company without additional compensation. Brokers, dealers, banks and their nominees will be requested to forward proxy materials to the beneficial owners of Common Stock held by them of record, and the Company will reimburse them for their reasonable out-of-pocket and clerical expenses upon request.

Sigma-Aldrich 2014 Proxy Statement | 6

Q.	What should I do if I receive more than one set of voting materials?

A.
You may receive more than one set of voting materials, including multiple Notices of Internet Availability or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice of Internet Availability or voting instruction card for each brokerage account in which you hold shares in “street name.” If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one Notice of Internet Availability. Please vote the shares represented by each Notice of Internet Availability or voting instruction card you receive.

Q.	What is householding?

A.
For those shareholders that have elected to continue to receive printed copies of the proxy materials, the SEC permits delivery of a single annual report to shareholders and proxy statement to any household at which two or more shareholders reside, whom are believed to be members of the same family. The procedure, referred to as “householding,” reduces the volume of duplicate information shareholders receive and expense to the Company. We have not implemented householding with respect to our shareholders of record; however, a number of brokerage firms have instituted householding, which may impact certain beneficial owners (i.e., “street name” shareholders). If your family has multiple accounts by which a broker holds your shares of Common Stock in “street name,” you may have previously received a householding information notification from your broker. Please contact your broker directly if you have any questions, require additional copies of the proxy statement or annual report or wish to revoke your decision to household, and thereby receive multiple reports.

Q.	Where can I find the voting results of the Meeting?

A.
We intend to announce preliminary voting results at the Meeting and expect to publish final results on a Current Report on Form 8-K, which will be filed with the SEC within four business days after the Meeting and available on our website, www.sigmaaldrich.com, under “Investor Relations – Financial Information.”

AGENDA ITEM I.
ELECTION OF DIRECTORS
Ten directors of the Company are to be elected to hold office until the next annual meeting or until their successors are elected and qualified. Unless otherwise specified, all proxies will be voted in favor of the ten nominees listed below for election as directors of the Company. There are no arrangements or understandings pursuant to which any of the nominees were selected as nominees. All of the nominees are presently directors of the Company and were elected to their present terms as directors at the 2013 Annual Meeting.
The persons named as proxies in the proxy card intend to vote for the election of the nominees named below. If for any reason any of the nominees are unable to serve or for good cause will not serve, the persons named as proxies may exercise discretionary authority to vote for substitutes proposed by the Board.
BOARD OF DIRECTORS NOMINEES, QUALIFICATIONS AND DIVERSITY
Pursuant to its charter, the Governance Committee considers the knowledge, experience, integrity and judgment of possible candidates for nomination as a member of the Board, including factors such as: broad-based skills and experience; leadership; proven ability to exercise sound judgment; prominence and reputation in a candidate’s profession; global business and social perspective; concern for long-term interest of shareholders; and personal integrity. In addition, for each nominee, the Governance Committee considers potential contribution to the diversity of backgrounds, experience and competencies which the Board desires to have represented, as well as diversity of ethnicity and gender, and the ability to devote sufficient time and effort to duties as a director. The Governance Committee reviews, at least annually, the size, structure and membership of the Board and its committees to assure the proper skills and experience are represented on the Board and its committees. In conducting its review, the Governance Committee considers the contributions of existing directors and the overall needs of the Company and regularly maps the skills and competencies of the directors in the aggregate against a predetermined experience set the Board deems appropriate to assist in identifying gaps and thereby assist in identifying suitable new candidates. Among other criteria, the experience set deemed appropriate for the Board as a whole includes significant leadership experience, financial expertise, an understanding of the industries in which the Company operates, experience as a director of other public companies, marketing/sales experience, significant exposure to information technology in the support of a strategic plan, scientific background, exposure to mergers and acquisitions, international business experience, independence and diversity of backgrounds, experience, competencies, ethnicity and gender.

Sigma-Aldrich 2014 Proxy Statement | 7

In nominating candidates for election by our shareholders, both the Board and the Governance Committee act pursuant to the Governance Guidelines and the Governance Committee’s charter. Both the Board and the Governance Committee assess the effectiveness of corporate governance policies, including with respect to diversity of director nominees, through completion of an annual evaluation process.
The Board has determined that each of the Company’s directors, other than Mr. Sachdev, and that each member of the Audit Committee, Compensation Committee, Governance Committee and Science and Technology Committee is an “independent director” under NASDAQ rules and the Board’s independence criteria set forth in the Governance Guidelines. In addition, the Board has determined that, in its judgment, each member of the Audit Committee is independent within the meaning of Section 10A of the Exchange Act. There is no family relationship between any of the Company’s officers or directors.
The following are the nominees for directors of the Company, their principal occupation, qualifications to serve on the Board, period of service as a director of the Company, other public company directorships held in the past five years and age as of March 7, 2014. There is no arrangement or understanding pursuant to which the following nominees were selected.

Rebecca M. Bergman

Qualifications:
- Scientific background
- Research experience
- Industry experience
- Operations experience
Committee Memberships:
- Audit
- Science and Technology
Other Public Company Boards:
None
Age: 57
Director since: 2008
Independent

Ms. Bergman has more than 26 years of experience in the medical technology industry including over 18 years of experience in research and technology management and product development. She is President-elect of Gustavus Adolphus College, a liberal arts college located in St. Peter, MN, a position she will formally commence July 1, 2014. Ms. Bergman plans to retire on April 25, 2014 from Medtronic, Inc. (“Medtronic”), a manufacturer of products and therapies used in the diagnosis, treatment and monitoring of chronic medical conditions, as Vice President, Research and Technology for Cardiac Rhythm Disease Management (“CRDM”), a position she has held since May 2012. She previously served as Vice President, New Therapies and Diagnostics for CRDM of Medtronic from February 2009 to May 2012, and as Vice President, Science and Technology of Medtronic from April 2002 to February 2009. She has served as a member of the National Advisory Council of the National Institute of Biomedical Imaging and Bioengineering of the National Institutes of Health and currently serves on a number of academic advisory boards. Ms. Bergman is a Fellow of the American Institute for Medical and Biological Engineering and a member of the National Academy of Engineering. She has a B.S. in Chemical Engineering from Princeton University and an honorary Ph.D. in Engineering from Drexel University. She has also completed graduate studies in Chemical Engineering and Material Science at the University of Minnesota.

George M. Church, Ph.D.

Qualifications:
- Scientific background
- Research experience
- Industry experience
- Technology awareness
Committee Memberships:
- Governance
- Science and Technology
Other Public Company Boards:
None
Age: 59
Director since: 2009
Independent

Dr. Church is a leading expert in human genetics and biotechnology and has significant academic research institution experience, having served as a Professor of Genetics at Harvard Medical School since 1986. He concurrently acts as Director of the Center for Computational Genetics at Harvard Medical School, where he has directed laboratory research in DNA sequencing, synthesis and homologous recombination. Dr. Church, an initiator of the Personal Genome Project in 2005 and a leader in the field of synthetic biology, is a director at the U.S. Department of Energy Center on Bioenergy at Harvard University, as well as the National Institutes of Health Center of Excellence in Genomic Science at Harvard University. Dr. Church has served in scientific advisory roles for more than 20 companies in the field of DNA technology, diagnostics and biofuels. He earned his Ph.D. in Biochemistry and Molecular Biology from Harvard University and his B.A. in Zoology and Chemistry from Duke University.

Sigma-Aldrich 2014 Proxy Statement | 8

Michael L. Marberry

Qualifications:
- Industry experience
- Operations experience
- CEO experience
- CFO experience
- Financial expert
- M&A experience
- International experience
- Marketing/sales experience
Committee Memberships:
- Audit
- Compensation
Other Public Company Boards:
None
Age: 55
Director since: 2012
Independent

Mr. Marberry has more than 31 years of management experience, including more than 16 years with J. M. Huber Corporation (“Huber”), a company that manufactures and sells products in the fields of specialty chemicals and engineered materials. He has served as President and CEO since 2009. Mr. Marberry served as President of Huber Engineered Materials, a division of Huber, from 2006 to 2009, CFO of Huber from 2002 to 2006, and Corporate Vice President of Strategy and New Business Development for Huber from 1997 to 2002. Prior to joining Huber, he served in senior roles at M.A. Hanna Company, a specialty polymers company in Cleveland, Ohio, and in various roles with McKinsey & Company, Inc. and The Proctor and Gamble Company. Mr. Marberry is an audit committee financial expert. He is also a director of Huber. Mr. Marberry earned his M.B.A. from Amos Tuck School of Business Administration at Dartmouth College and his M.S. and B.S. in Chemical Engineering from the University of Kentucky.

W. Lee McCollum

Qualifications:
- Operations experience
- CFO experience
- Financial expert
- M&A experience
- International experience
- Public company director experience
Committee Memberships:
- Audit
- Governance
Other Public Company Boards:
- Johnson Outdoors Inc.
Age: 64
Director since: 2001
Independent

Mr. McCollum has significant management experience including more than 35 years of experience with S.C. Johnson & Son, Inc. (“S.C. Johnson”), a global manufacturer and marketer of consumer products, where he held positions involving accounting, treasury, tax, internal audit, mergers and acquisitions, strategic planning, personnel matters, international operations and general management. At S.C. Johnson, he served as Senior Vice President and CFO from 1997 to 2004 and as Executive Vice President and CFO from 2005 to 2009. From 2005 to 2009, his responsibilities also included global manufacturing. Mr. McCollum retired in 2009. Mr. McCollum is also a director of Johnson Outdoors, Inc., Coastal South Bancshares, Inc. (Risk Management Committee Chair), and Johnson Financial Group, a large private regional bank holding company (Compensation Committee member, Risk Oversight Committee Chair). Mr. McCollum is an audit committee financial expert. He earned his M.B.A. from Harvard University and his B.S. from the University of Idaho.

Avi M. Nash

Qualifications:
- Industry experience
- Financial expert
- M&A experience
- International experience
Committee Memberships:
- Audit (Chair)
- Compensation
Other Public Company Boards:
None
Age: 61
Director since: 2005
Independent

Mr. Nash has more than 36 years of experience in the chemical industry and in corporate finance and investing. He is the Founder of Avi Nash LLC, a global management consulting firm that focuses on strategy, mergers and acquisitions and capital market transactions for the chemical industry, which he founded in 2003. He also serves as Managing Director of Indian River Advisors Corporation, a financial advisory firm, since 2013. Earlier, he was a partner of Goldman Sachs & Co. (“Goldman Sachs”), where he led the global chemical industry team in investment research, consistently topping performance rankings in the U.S. and globally. At Goldman Sachs, Mr. Nash was appointed Vice President in 1989 and Managing Director in 1996, elected a partner in 1998 and named an advisory director in 2002. Prior to Goldman Sachs, he gained over 10 years of experience involving strategy at Booz Allen and Hamilton, as well as R&D, engineering and marketing experience at UOP Inc., a developer of petroleum refining technology. He has a Master of Management degree from Northwestern University, an M.S. degree in Chemical Engineering from Syracuse University and was named a distinguished alumnus of the Indian Institute of Technology, Mumbai, where he received a Bachelors degree in Chemical Engineering. Mr. Nash is an audit committee financial expert.

Sigma-Aldrich 2014 Proxy Statement | 9

Steven M. Paul, M.D.

Qualifications:
- Scientific background
- Research experience
- Industry experience
- Operations experience
- Public company director experience
Committee Memberships:
- Compensation
- Science and Technology (Chair)
Other Public Company Boards:
- Alnylam Pharmaceuticals, Inc.
Age: 63
Director since: 2006
Independent

Dr. Paul is currently the Director of the Appel Alzheimer’s Disease Research Institute and a Professor of Neurology (Neuroscience), Psychiatry and Pharmacology at Weill Cornell Medical College of Cornell University. He has more than 20 years of management experience in the pharmaceutical and biotechnology industries and 37 years of scientific research experience. Dr. Paul retired in 2010 as Executive Vice President for Science and Technology and President of the Lilly Research Laboratories of Eli Lilly and Company (“Lilly”), a pharmaceutical company that engages in the discovery, development, manufacture and sale of pharmaceutical products, positions he held since 2003. He joined Lilly in 1993 and served in roles of increasing responsibility within the Lilly research organization, including Vice President of Discovery Research and Clinical Investigation. Prior to joining Lilly, Dr. Paul served in several senior roles at the National Institute of Mental Health, including serving as the Scientific Director of the Intramural Research Program. He has authored or coauthored more than 500 papers and invited book chapters and serves on the editorial boards of numerous scientific journals and as a grant reviewer for several extramural and intramural committees. He is a director of Alnylam Pharmaceuticals and a Venture Partner at Third Rock Ventures. He is also a director of the Foundation of the National Institutes of Health, a member of the Institute of Medicine of the National Academy of Sciences and a Fellow of the American Association for the Advancement of Science. Dr. Paul holds M.D., M.S. and B.A. degrees from Tulane University.

J. Pedro Reinhard

Qualifications:
- Industry experience
- Operations experience
- CFO experience
- Financial expert
- M&A experience
- International experience
- Public company director experience
Committee Memberships:
- Compensation
- Governance (Chair)
Other Public Company Boards:
- Colgate Palmolive Co.
- Royal Bank of Canada
Age: 68
Director since: 2001
Independent

Mr. Reinhard has more than 37 years of experience in the chemical industry and more than 32 years of international management experience, including more than 10 years as CFO of a publicly traded company. He is an audit committee financial expert and has significant capital markets and finance experience. Mr. Reinhard has served as President of Reinhard and Associates, a financial advisory practice, since 2006. He served as Executive Vice President and CFO of The Dow Chemical Company (“Dow”), a manufacturer of chemicals, plastic materials, agricultural and other specialized products, from 1995 to 2005. Previously, Mr. Reinhard held a variety of senior international, financial and operating leadership positions at Dow, including senior operations assignments in Europe, after beginning his career at Dow in 1970 in Brazil. In 1988, he was appointed Treasurer of Dow. Mr. Reinhard served as a director of Dow from 1995 to 2007. Mr. Reinhard is also a director of Colgate Palmolive Co. and Royal Bank of Canada. He earned his M.B.A. from Getulio Vargas University, São Paulo, and has done postgraduate work at the University of Cologne, Germany, and Stanford University.

Sigma-Aldrich 2014 Proxy Statement | 10

Rakesh Sachdev

Qualifications:
- Industry experience
- Operations experience
- CEO experience
- CFO experience
- M&A experience
- International experience
- Public company director experience
- Marketing/sales experience
Committee Memberships:
None
Other Public Company Boards:
- Regal-Beloit Corporation
Age: 58
Director since: 2010
Management

Mr. Sachdev has more than 28 years of management experience. He has served as President and CEO of the Company since 2010. Mr. Sachdev joined the Company in 2008 as Vice President and CFO and took on the additional role of Chief Administrative Officer and direct oversight of the Company’s international business in 2009. He was Senior Vice President and President Asia Pacific of ArvinMeritor, Inc. (“ArvinMeritor”), a global supplier of parts and services to the automotive industry, from March 2007 to July 2008. At ArvinMeritor, Mr. Sachdev also served in other leadership roles, including Interim CFO, Senior Vice President Strategy and Corporate Development and Vice President and General Manager of several of ArvinMeritor’s global businesses from February 1999 to March 2007. Prior to joining ArvinMeritor, he worked for Cummins Inc., a global manufacturer of engines and other industrial products, in various leadership roles, including CFO for one of its largest business units, and as Managing Director of its Mexican operations. Mr. Sachdev earned his M.B.A. from Indiana University, holds a Masters in Mechanical Engineering from the University of Illinois and earned his Bachelors degree in Mechanical Engineering from the Indian Institute of Technology in New Delhi. Mr. Sachdev is also a director of Regal-Beloit Corporation and the Federal Reserve Bank of St. Louis and serves on the Board of Trustees of Washington University in St. Louis.

D. Dean Spatz

Qualifications:
- Scientific background
- Industry experience
- Operations experience
- CEO experience
- M&A experience
- International experience
- Public company director experience
Committee Memberships:
- Compensation (Chair)
- Governance
Other Public Company Boards:
None
Age: 69
Director since: 1994
Independent

Mr. Spatz has more than 45 years of management experience, including more than 32 years as CEO of a publicly traded company. He currently serves as CEO of Watasso Ventures, a company that specializes in investing and actively participating in the management and development of entrepreneurial start-up companies, a position he has held since 2003. In that capacity, he serves on the boards of four portfolio companies in various technical fields. Previously, Mr. Spatz served as Chairman and Chief Executive Officer of Osmonics, Inc. (NYSE listed company), an international manufacturer and marketer of water purification, fluid separation and sea water handling products and equipment; a company he founded in 1969. He left Osmonics in 2003 after the company was acquired by GE Infrastructure, a unit of General Electric Company. Mr. Spatz is a licensed chemical engineer and is extensively published on reverse osmosis membrane technology, a breakthrough that he pioneered. Mr. Spatz earned his M.S. in Engineering Management, B.S. in Engineering and B.A. from Dartmouth College.

Barrett A. Toan

Qualifications:
- Operations experience
- CEO experience
- M&A experience
- Public company director experience
Committee Memberships:
- Governance
Other Public Company Boards:
- Express Scripts, Inc. (through 2011)
- Genworth Financial, Inc. (through 2010)
Age: 66
Director since: 2001
Independent Chairman

Mr. Toan has more than 32 years of healthcare industry experience and more than 29 years of management experience, including more than 20 years as a CEO. He served as Chairman of Express Scripts, Inc. (“Express Scripts”), a pharmacy benefits management company, from 1996 to 2006 and as President and CEO of Express Scripts from 1989 until his retirement in 2005. As President and CEO, Mr. Toan led the Express Scripts initial public offering in 1992, deployed innovative cost-savings and patient safety programs and led the company’s growth into a Fortune 500 firm. Prior to joining Express Scripts, he was the Chief Operating Officer and Executive Director of Sanus Corps Health Systems Inc. (later GenCare) (“Sanus”), a leading health maintenance organization. Before joining Sanus, Mr. Toan served in the public sector in a variety of roles, including the Director of Missouri’s Department of Social Services. Mr. Toan earned his M.B.A. from The Wharton School of the University of Pennsylvania and his A.B. from Kenyon College.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

Sigma-Aldrich 2014 Proxy Statement | 11

DIRECTORS MEETINGS AND COMMITTEES
The Board has standing Audit, Compensation, Governance and Science and Technology Committees. Each committee operates pursuant to a written charter, which can be viewed on the Company’s website, www.sigmaaldrich.com, under “Investor Relations – Corporate Governance.” Information on our website does not constitute part of this proxy statement. The following table provides information regarding the membership and number of meetings during 2013 of the Board and its committees.

Name	Board of Directors	Audit Committee	Compensation Committee	Governance Committee	Science and Technology Committee
Rebecca M. Bergman	x	x			x
George M. Church	x			x	x
Michael L. Marberry (1)	x	x	x
W. Lee McCollum (2)	x	x		x
Avi M. Nash	x	x*	x
Steven M. Paul	x		x		x*
J. Pedro Reinhard	x		x	x*
Rakesh Sachdev	x
D. Dean Spatz	x		x*	x
Barrett A. Toan	x*			x
Number of 2013 Meetings	11	9	4	4	3
X indicates member of the Board or a committee
* indicates Chairman

(1)	Mr. Marberry was appointed to the Compensation Committee in May 2013.

(2)	Mr. McCollum was appointed to the Governance Committee in May 2013.
ATTENDANCE
The Board held 11 meetings during 2013. Each director attended at least 75% of the aggregate Board and committee meetings on which he or she sat that were held in 2013.
Each director attended the 2013 Annual Meeting. It is our expectation that all nominees will attend the Meeting, unless extraordinary circumstances prevent a nominee’s attendance. All directors are encouraged to attend annual meetings of shareholders when possible.
AUDIT COMMITTEE
The Audit Committee assists the Board in fulfilling its oversight responsibilities with regard to (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent registered public accounting firm’s qualifications and independence, (4) the performance of Internal Audit and independent registered public accounting firm and (5) the Company’s accounting and financial reporting processes and audits of the Company’s financial statements. Additionally, the Audit Committee has responsibility to prepare the Report of Audit Committee that SEC rules require to be included in this proxy statement. This report can be found under “Report of Audit Committee” on page 20 of this proxy statement. The Audit Committee is directly responsible and has sole authority for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Audit Committee also meets with Company management, Internal Audit and the independent registered public accounting firm to (1) review the Company’s financial statements and related disclosures contained in the Company’s public earnings reports and the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, (2) review major issues regarding significant financial reporting matters and judgments made in connection with the preparation of the Company’s financial statements, (3) review legal matters that are reasonably likely to have a material effect on the Company’s financial statements, (4) review disclosures made by the CEO and CFO during their certification process for the Annual Report on Form 10-K or Quarterly Reports on Form 10-Q and (5) discuss the adequacy and effectiveness of the Company’s internal financial controls and

Sigma-Aldrich 2014 Proxy Statement | 12

disclosure controls and procedures. In addition, the Audit Committee approves the annual internal audit plan and receives regular reports of major findings by Internal Audit and how management is addressing the conditions reported. The Board has determined that each member of the Audit Committee is independent under NASDAQ rules and the Board’s independence criteria set forth in the Governance Guidelines and that Messrs. Marberry, McCollum and Nash are each an “audit committee financial expert,” as defined in SEC rules.
COMPENSATION COMMITTEE
The Compensation Committee is responsible for guiding and approving the formulation and application of strategies, policies and practices related to the compensation of the Company’s executives to enable the Company to attract and retain high quality executives, align executives’ long-term interests with those of shareholders and reward executives for sustained financial and operating performance. In doing so, consideration is given to Company and individual performance expectations, internal pay equity, competitive practice and the requirements of appropriate regulatory bodies. Further, the Compensation Committee monitors these strategies, policies and practices to ensure they are designed and applied in the best interest of shareholders. The Compensation Committee is also responsible for overseeing the Company’s succession planning and management development activities. The Compensation Committee considers the quality of management needed to execute our business strategy and actively participates in talent evaluation and development. Other duties and responsibilities of the Compensation Committee include (1) annually reviewing and approving corporate goals and objectives relevant to CEO compensation, (2) evaluating the CEO’s performance relative to those goals and objectives and (3) approving the CEO’s compensation levels based upon this evaluation. The Compensation Committee also administers the 2003 LTIP and the Bonus Plan. The Board has determined that each member of the Compensation Committee is independent under NASDAQ rules and the Board’s independence criteria set forth in the Governance Guidelines, and qualifies as an “outside director” for purposes of Section 162(m) of the Code and as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.
CORPORATE GOVERNANCE COMMITTEE
The Governance Committee makes recommendations to the Board concerning the selection, qualification and compensation of members of the Board and its committees, as well as the size and composition of the Board and its committees. Specifically, the Governance Committee considers (1) the knowledge, experience, integrity and judgment of possible candidates for nomination as a director, (2) their potential contribution to the diversity of backgrounds, experience and competencies the Board desires to have represented and (3) their ability to devote sufficient time and effort to their duties as directors. The Governance Committee will apply this same criteria to any nominees recommended by shareholders for election to the Board provided the names of such nominees, accompanied by relevant biographical information, are submitted in writing to the Corporate Secretary of the Company consistent with the timing set forth in the By-laws as described under “Shareholder Proposals” on page 69 of this proxy statement. The Governance Committee annually reviews director compensation and makes recommendations to the Board with respect to changes in director compensation. The Governance Committee also periodically reviews the Governance Guidelines and the Business Conduct Policy and makes recommendations to the Board concerning any changes deemed appropriate in such documents. The Board has determined that each member of the Governance Committee is independent under NASDAQ rules and the Board’s independence criteria set forth in the Governance Guidelines.
SCIENCE AND TECHNOLOGY COMMITTEE
The Science and Technology Committee advises the Board and management on scientific matters involving the Company’s research and development programs, including regular reviews of major internal projects, interaction with academic and other outside research organizations and the acquisition of new technologies. The Science and Technology Committee assists the Board and management in keeping abreast of new developments and technologies and anticipates emerging concepts and trends in the scientific fields of greatest importance to the Company’s long-term strategy, thereby helping the Company to make well-informed choices in committing its scientific resources. The Science and Technology Committee also assists the Board in risk management related to the research and development of new products as well as environmental, safety and information technology risks. The Board has determined that each member of the Science and Technology Committee is independent under NASDAQ rules and the Board’s independence criteria set forth in the Governance Guidelines.
BOARD EVALUATION PROCESS
Each year, the Board evaluates its performance against certain criteria that it has determined are important to its success. These include financial oversight, strategic planning, compensation, corporate governance and Board structure and role. The Board’s committees also conduct self-evaluations annually, evaluating their performance against their respective committee charters and good corporate governance practices. The results of these evaluations are reviewed with the Board, and further enhancements, if any, are agreed to for each committee.

Sigma-Aldrich 2014 Proxy Statement | 13

DIRECTOR TRAINING
We encourage members of the Board to participate in outside training and continuing education to enhance their skills, knowledge and contribution to the Company.
BOARD LEADERSHIP STRUCTURE
The Board takes a flexible approach to the issue of whether the offices of Chairman and CEO should be separated or combined. This approach allows the Board to regularly evaluate whether it is in the best interests of the Company for the CEO or another director to hold the position of Chairman. The CEO prior to Rakesh Sachdev served as both Chairman and CEO, whereas Mr. Sachdev currently serves as President and CEO and Barrett A. Toan serves as Chairman. The Board does not currently have a presiding director, although the Board believes it may be useful and appropriate to designate a presiding director if the offices of Chairman and CEO are combined in the future.
We believe the current Board leadership structure is appropriate at this time because it will allow the Chairman to focus on corporate governance and management of Board priorities while allowing the President and CEO to focus more directly on managing our operations and growing the Company.
The current governance structure of the Board is as follows:

•	The offices of Chairman and CEO are separate;

•	The Board has established and follows robust corporate governance guidelines;

•	Nine of the ten members of the Board (90%) are independent;

•	The Audit Committee, Compensation Committee, Governance Committee and Science and Technology Committee are all composed solely of independent directors;

•	Our independent directors meet regularly in executive session both at the Board and Board committee levels; and

•
Our directors as a group possess a broad range of skills and experience sufficient to provide the leadership and strategic direction the Company requires as it seeks to enhance long-term value for shareholders.

BOARD RISK OVERSIGHT
The entire Board is responsible for overall oversight of the Company’s risk management processes. Specific risk management oversight responsibilities have been allocated to each of the Board’s committees depending on the nature of the risk and the mandate of the respective committee. For example, the Audit Committee, pursuant to its charter, discusses the Company’s financial risk assessment and risk management policies with Company management, Internal Audit, legal counsel and the independent registered public accounting firm periodically and no less than annually. The Compensation Committee reviews the Company’s compensation program risk to ensure economic incentives lead to decisions that are in the best long-term interests of our shareholders. The Governance Committee reviews risk management related to corporate governance matters. The Science and Technology Committee reviews risk management related to research and development of new products as well as environmental, safety and information technology risks. Company management furnishes information regarding risk management as requested by the Board.
COMPENSATION RISK ASSESSMENT
Through our executive compensation program, the Company seeks to drive shareholder value by providing incentives believed to strike the appropriate balance between risk and reward. At the direction of the Compensation Committee, the Compensation Risk Committee again, in late 2013, conducted a compensation risk assessment. The Compensation Risk Committee reviewed the following categories of compensation-related risk:

• Strategic/Financial Risk	• Equity Compensation Risk
• Cultural/Ethics Risk	• Performance Measurement Risk
• Governance Risk	• Risk Management
• Pay-Mix Risk

Sigma-Aldrich 2014 Proxy Statement | 14

The Compensation Risk Committee reviewed information regarding our management and non-management compensation programs and practices and addressed specific questions regarding each risk category. It reviewed information concerning our current pay practices, pay mix and benchmark information regarding performance metric prevalence as well as a summary of incentive plans currently in place at the Company. The Compensation Risk Committee determined that:

•	The risk level associated with our compensation programs is low and consistent with the general risk tolerance of the Company;

•	Neither program design nor the magnitude of individual awards encourage inappropriate risk taking;

•
Program design provides a natural hedge against inappropriate risk taking for three reasons: (1) no single metric provides an inordinate amount of reward for achievement; (2) a number of the individual compensation metrics in the program balance or offset each other; and (3) the effective balance of short-term and long-term incentive compensation; and

•
Controls are in place to monitor both results and behavior (e.g., regular financial monitoring, Business Conduct Policy certification, Company principles that define expected behaviors, clawbacks, etc.).

Based on this analysis, which was discussed in detail with the Compensation Committee at its December 2013 meeting, as well as the Compensation Committee’s understanding of our business and executive compensation program, it is the Compensation Committee’s opinion that the Company’s executive compensation program does not create risks that are reasonably likely to have a material adverse effect on the Company.
DIRECTOR COMPENSATION
The Company utilizes a combination of cash and stock-based incentive compensation to attract and retain qualified individuals to serve on the Board. The Company believes a meaningful portion of a director’s compensation should be provided in shares of Common Stock and/or stock options. Non-employee directors are expected to own, at a minimum, shares with a value equivalent to five times the annual cash retainer with five years allowed to achieve the required ownership level. At December 31, 2013, all directors met the share ownership requirement given their respective tenure with the Board.
Directors who are employed by the Company, currently only Mr. Sachdev, receive no compensation or fees for serving as a director or for attending Board or committee meetings. Directors who are not employed by the Company receive cash and stock compensation as described below.
The Governance Committee regularly reviews the compensation paid to directors and retains the services of Total Rewards Strategies, the same independent national compensation consulting firm used by the Compensation Committee to analyze executive compensation, to conduct a periodic director compensation analysis using the Comparator Group used for analysis of executive compensation as described under “Compensation Discussion and Analysis — Comparator Group” on page 37 of this proxy statement. In recommending director compensation levels, the Governance Committee also considers the significant amount of time directors expend in fulfilling their duties to the Company as well as the experience and skill level required by the Company of members of the Board. Any changes to compensation require approval by the entire Board. Executives of the Company do not have a substantive role in setting director compensation, but certain executives, including the President and CEO, the Senior Vice President, General Counsel and Secretary and the Vice President, Human Resources, at the request of the Governance Committee, assist in supporting the work of Total Rewards Strategies in developing compensation proposals for consideration by the Governance Committee.
The following table summarizes the components of our director compensation program.

COMPENSATION COMPONENT	AMOUNT
Annual Cash Retainer	$80,000 (1)
Board Meeting Fees	None Unless Meetings in Excess of 9 Per Year, then $2,000 Per Meeting
Committee Meeting Fees	None Unless Meetings in Excess of 9 Per Year, then $1,000 Per Meeting
Annual Stock Option Grant	Options Valued at $126,000 (2)
Annual RSU Grant	RSUs Valued at $84,000 (2)
Audit Committee Chairman Compensation	$20,000 Additional Annual Retainer
Other Committee Chairman Compensation	$10,000 Additional Annual Retainer
Board Chairman Compensation	$60,000 Additional Annual Retainer
New Director Initial Option Grant	Options Valued at $160,000 (3)

(1)	Annual retainer is split into two equal payments, each for six months of service.

Sigma-Aldrich 2014 Proxy Statement | 15

(2)
Each non-employee director is granted stock options valued at $126,000 and RSUs valued at $84,000 on or about January 1 of each year. On January 2, 2013, such values represented options to purchase 6,800 shares of Common Stock and 1,120 RSUs, respectively.

(3)	Newly elected directors are granted this amount of options on or about the date of his or her initial election/appointment to the Board.
With respect to all stock options awarded during 2013, the option exercise price per share is equal to the fair market value, or the closing price, of a share of Common Stock on the date the option is granted. The options vest in three equal annual installments, provided that such options will vest and become exercisable upon termination of service by reason of death, disability or retirement, subject to the terms and conditions of the 2003 LTIP. The options expire ten years from the date of grant.
The RSUs awarded during 2013 vest in three equal annual installments, provided that such RSUs will vest upon termination of service by reason of death, disability or retirement, subject to the terms and conditions of the 2003 LTIP.
The following table provides information relating to total compensation amounts paid to non-employee directors in 2013. Directors are also reimbursed for travel and related expenses incurred to attend meetings. Such amounts are not reflected in the table.
DIRECTOR COMPENSATION FOR 2013

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3) (4)	Total ($)
Rebecca M. Bergman	84,000	80,651	135,924	300,575
George M. Church	80,000	80,651	135,924	296,575
Michael L. Marberry	82,000	80,651	135,924	298,575
W. Lee McCollum	92,000	80,651	135,924	308,575
Avi M. Nash	92,000	80,651	135,924	308,575
Steven M. Paul	92,000	80,651	135,924	308,575
J. Pedro Reinhard	94,000	80,651	135,924	310,575
D. Dean Spatz	92,000	80,651	135,924	308,575
Barrett A. Toan	144,000	80,651	135,924	360,575

(1)
Represents payments for the annual retainer, additional chairman retainer and meeting attendance. For 2013, each non-employee director earned the following cash fees: Ms. Bergman - $80,000 annual retainer and $4,000 for Board meeting fees; Dr. Church - $80,000 annual retainer; Mr. Marberry - $80,000 annual retainer and $2,000 for Board meeting fees; Mr. McCollum - $80,000 annual retainer, $10,000 additional Audit Committee Chairman retainer (pro rated for the period of time for which he served as Chairman) and $2,000 for Board meeting fees; Mr. Nash - $80,000 annual retainer, $10,000 additional Audit Committee Chairman retainer (pro rated for the period of time for which he served as Chairman) and $2,000 for Board meeting fees; Dr. Paul - $80,000 annual retainer, $10,000 additional Science and Technology Committee Chairman retainer and $2,000 for Board meeting fees; Mr. Reinhard - $80,000 annual retainer, $10,000 additional Governance Committee Chairman retainer and $4,000 for Board meeting fees; Mr. Spatz - $80,000 annual retainer, $10,000 additional Compensation Committee Chairman retainer and $2,000 for Board meeting fees; and Mr. Toan - $80,000 annual retainer, $60,000 additional Chairman retainer and $4,000 for Board meeting fees.

(2)
Represents the aggregate grant date fair value of RSU awards computed in accordance with FASB ASC Topic 718. Assumptions used in the calculations of these amounts are included in Note 14: Common Stock to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. On January 2, 2013, each non-employee director received 1,120 RSUs under the 2003 LTIP with a grant date fair value of $80,651. Such RSUs vest in three equal annual installments beginning on January 2, 2014. As of December 31, 2013, each non-employee director had 1,120 RSUs outstanding.

(3)
Represents the aggregate grant date fair value of stock option awards, before reflecting assumed forfeitures, over the requisite service period, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculations of these amounts are included in Note 14: Common Stock to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. On January 2, 2013, each non-employee director received options to acquire 6,800 shares of Common Stock under the 2003 LTIP with a grant date fair value of $135,924. Such options vest in three equal annual installments beginning on January 2, 2014.

(4)
As of December 31, 2013, each director had the following number of stock options outstanding: Ms. Bergman - 66,800; Dr. Church - 56,800; Mr. Marberry - 14,680; Mr. McCollum - 86,800; Mr. Nash - 53,700; Dr. Paul - 76,800; Mr. Reinhard - 94,800; Mr. Spatz - 56,800; and Mr. Toan - 94,800.

SHAREHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS
Shareholders can communicate directly with the Board, any individual member of the Board or any of its committees by mailing correspondence to:
Board of Directors – Sigma-Aldrich Corporation
P.O. Box 775544
St. Louis, MO 63177 USA
All communications received will be opened for the sole purpose of determining whether the contents are a message to the

Sigma-Aldrich 2014 Proxy Statement | 16

directors. Any communications not in the nature of advertising or promotions of a product or service will be promptly forwarded to the appropriate party.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
AND PRINCIPAL BENEFICIAL OWNERS
DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth the beneficial ownership of Common Stock as of March 1, 2014 for each director and nominee for director, each Named Executive Officer and for all directors (including nominees) and executive officers of the Company as a group. The address of each person listed below is Sigma-Aldrich Corporation, 3050 Spruce Street, St. Louis, MO 63103.

Name of Beneficial Owner	Company Position	Common Stock (#) (1)	Stock Options Exercisable as of the Record Date or Within 60 Days Thereof (#)	Total Stock and Stock-Based Holdings (#)	Percent of Class (%)
Rebecca M. Bergman	Director	5,173	62,266	67,439	<1
Jan A. Bertsch	Executive Vice President and CFO	2,920	28,157	31,077	<1
George M. Church	Director	3,973	52,266	56,239	<1
Gilles A. Cottier	Executive Vice President and President, SAFC Commercial	22,528	100,440	122,968	<1
Michael L. Marberry	Director	373	10,146	10,519	<1
W. Lee McCollum	Director	12,373	82,266	94,639	<1
Eric M. Green	Executive Vice President and President, Research	8,623	55,655	64,278	<1
Avi M. Nash	Director	19,473	49,166	68,639	<1
Steven M. Paul	Director	7,573	72,266	79,839	<1
J. Pedro Reinhard	Director	27,820	82,266	110,086	<1
Rakesh Sachdev	President and CEO, Director	31,582	249,827	281,409	<1
D. Dean Spatz	Director	58,956	52,266	111,222	<1
Barrett A. Toan	Chairman	28,773	72,266	101,039	<1
Franklin D. Wicks	Executive Vice President and President, Applied	27,924	125,071	152,995	<1
Other Executive Officers as a Group (4 persons)	N/A	42,329	156,250	198,579	<1
All Directors and Executive Officers as a Group – (18 persons)	N/A	300,393	1,250,574	1,550,967	1.31

(1)
Includes shares held directly or in joint tenancy, shares held in trust, by broker, bank or nominee or other indirect means, including in the 401(k) Plan, and over which the individual or member of the group has sole voting or shared voting and/or investment power. Each individual or member of the group has sole voting and/or investment power with respect to the shares shown in the table above, except as follows: Barrett A. Toan shares voting and investment power with respect to 3,200 of the 28,773 shares listed above for Mr. Toan; Avi M. Nash shares voting and investment power with respect to 3,600 of the 19,473 shares listed above for Mr. Nash, which shares are held in a charitable trust of which Mr. Nash is co-trustee with his wife and as to which he disclaims beneficial ownership; D. Dean Spatz shares voting and investment power with respect to 8,400 of the 58,956 shares listed above for Mr. Spatz; and Franklin D. Wicks shares voting and investment power with respect to all of the shares listed above for Dr. Wicks.

PRINCIPAL BENEFICIAL OWNERS
The following table sets forth information for shareholders that, to the knowledge of the Company based on information provided in each such shareholder’s most recent SEC filings, beneficially owned more than five percent (5%) of the 118,790,025 shares of Common Stock outstanding as of March 1, 2014. Unless otherwise indicated, (1) the table below contains information as of March 1, 2014 and (2) the Company believes each of the entities listed below has sole voting and investing power with respect to all the shares of Common Stock indicated.

Sigma-Aldrich 2014 Proxy Statement | 17

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)	Percent of Class (%)
State Farm Mutual Automobile Insurance Company and related entities One State Farm Plaza Bloomington, IL 61710	14,136,936 (1)	11.90
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	9,223,002 (2)	7.76
The Bank of New York Mellon Corporation One Wall Street, 31st Floor New York, NY 10286	7,207,672 (3)	6.07
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	6,908,037 (4)	5.82
State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	6,381,843 (5)	5.37

(1)
As set forth in such company’s Schedule 13G/A, filed on February 13, 2014, State Farm Mutual Automobile Insurance Company reports shares owned by such entity and entities affiliated with such entity, including State Farm Life Insurance Company, State Farm Fire and Casualty Company, State Farm Investment Management Corp., State Farm Insurance Companies Employee Retirement Trust and State Farm Insurance Companies Savings and Thrift Plan for U.S. Employees. The filing indicates that such entities, along with State Farm International Life Insurance Company Ltd., State Farm Associates Funds Trust — State Farm Growth Fund, State Farm Associates Funds Trust — State Farm Balanced Fund and State Farm Mutual Fund Trust, may constitute a group but states that each person disclaims beneficial ownership as to all shares not specifically attributed to such entity in the filing and disclaims that it is part of a group. State Farm Mutual Automobile Insurance Company and related entities report (i) sole voting power over 14,033,160 shares, (ii) shared voting power over 103,776 shares, (iii) sole dispositive power over 14,033,160 shares and (iv) shared dispositive power over 103,776 shares; including for State Farm Mutual Automobile Insurance Company, sole voting power over 6,598,560 shares, shared voting power over 29,961 shares, sole dispositive power over 6,598,560 shares and shared dispositive power over 29,961 shares; for State Farm Life Insurance Company, sole voting power over 456,600 shares, shared voting power over 6,769 shares, sole dispositive power over 456,600 shares and shared dispositive power over 6,769 shares; for State Farm Fire and Casualty Company, sole voting power over 0 shares, shared voting power over 3,974 shares, sole dispositive power over 0 shares and shared dispositive power over 3,974 shares; for State Farm Investment Management Corp., sole voting power over 3,241,000 shares, shared voting power over 58,974 shares, sole dispositive power over 3,241,000 shares and shared dispositive power over 58,974 shares; for State Farm Insurance Companies Employee Retirement Trust, sole voting power over 1,328,400 shares, shared voting power over 4,098 shares, sole dispositive power over 1,328,400 shares and shared dispositive power over 4,098 shares; and for State Farm Insurance Companies Savings and Thrift Plan for U.S. Employees, sole voting power over 2,408,600 shares, shared voting power over 0 shares, sole dispositive power over 2,408,600 shares and shared dispositive power over 0 shares.

(2)
As set forth in such company’s Schedule 13G/A, filed on February 11, 2014, The Vanguard Group, Inc., reports (i) sole voting power over 202,413 shares, (ii) shared voting power over 0 shares, (iii) sole dispositive power over 9,040,389 shares and (iv) shared dispositive power over 182,613 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 153,913 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 77,200 shares as a result of its serving as investment manager of Australian investment offerings.

(3)
As set forth in such company’s Schedule 13G/A, filed on January 29, 2014, The Bank of New York Mellon Corporation, on behalf of itself and its subsidiaries The Bank of New York Mellon, BNY Mellon, National Association, BNY Mellon Trust of Delaware, The Dreyfus Corporation, Lockwood Advisors, Inc., Mellon Capital Management Corporation, Walter Scott & Partners Limited, MBSC Securities Corporation, Pershing LLC, B.N.Y. Holdings (Delaware) Corporation, MBC Investments Corporation, BNY Mellon Investment Management (Jersey) Ltd., BNY Mellon Investment Management (Europe) Ltd., BNY Mellon Investment Management Europe Holdings Ltd., BNY Mellon International Asset Management Group Limited, Pershing Group LLC, BNY Mellon International Asset Management (Holdings) Limited, and BNY Mellon International Asset Management (Holdings) No. 1 Limited, reports (i) sole voting power over 5,730,904 shares, (ii) shared voting power over 10,901 shares, (iii) sole dispositive power over 6,765,862 shares and (iv) shared dispositive power over 47,181 shares.

(4)
As set forth in such company’s Schedule 13G/A, filed on January 30, 2014, BlackRock, Inc., on behalf of its subsidiaries BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Deutschland AG, BlackRock Asset Management Ireland Limited, BlackRock Capital Management, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Management Ireland Limited, BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC, BlackRock Japan Co Ltd and BlackRock Life Limited, reports sole voting power over 5,806,204 shares and sole dispositive power over 6,908,037 shares.

(5)
As set forth in such company’s Schedule 13G, filed on February 4, 2014, State Street Corporation, on behalf of its subsidiaries State Street Global Advisors France S.A., State Street Bank and Trust Company, SSGA Funds Management, Inc, State Street Global Advisors Limited, State Street Global Advisors Ltd, State Street Global Advisors, Australia Limited, State Street Global Advisors Japan Co., Ltd. and State Street Global Advisors, Asia Limited, reports shared voting and dispositive power over these shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires that the Company’s executive officers and directors, and persons who beneficially own more than ten percent of the shares of Common Stock outstanding and entitled to vote, file initial reports of ownership and reports of changes in ownership with the SEC and any national securities exchange on which the Company’s securities

Sigma-Aldrich 2014 Proxy Statement | 18

are listed and furnish the Company with copies of all reports so filed. As a matter of practice, the Company assists its executive officers and directors by monitoring transactions and completing and filing Section 16 reports on their behalf. Based solely on a review of the copies of such reports in the Company’s possession and certain written representations furnished to the Company by reporting persons, the Company believes all reporting persons made all filings required by Section 16(a) of the Exchange Act on a timely basis during 2013 except that one Form 4 to report a stock option exercise by Karen J. Miller and one Form 4 to report tax withholding on the vesting of RSUs for each of Gilles A. Cottier and Franklin D. Wicks were inadvertently filed late due to administrative oversight.
EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2013 about Common Stock which may be issued under the Company’s equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a) (#)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b) ($) (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c) (#) (3)
Equity compensation plans approved by security holders	3,877,760	56.70	999,368
Equity compensation plans not approved by security holders	—	—	—
Total	3,877,760	N/A	999,368

(1)
Includes: (i) shares to be issued upon the exercise of outstanding stock options granted under the 2003 LTIP – 3,306,297; (ii) shares to be issued upon the vesting of outstanding RSUs under the 2003 LTIP – 123,776; (iii) shares to be issued upon the vesting of the target 2011-2013 Performance Share awards under the 2003 LTIP – 184,319; (iv) shares to be issued upon the vesting of the target 2012-2014 Performance Share awards under the 2003 LTIP – 194,012; and (v) shares to be issued upon the vesting of the target 2013-2015 Performance Share awards under the 2003 LTIP – 69,356.

(2)	This value does not take into account any of the RSUs or Performance Share awards discussed in Note 1 above.

(3)
Includes shares available for issuance under the 2003 LTIP. Of the 11,000,000 shares originally available for issuance under the 2003 LTIP (as increased by forfeitures under other predecessor equity compensation plans), all can be issued as full-value awards. The Company has no other equity compensation plan with shares available for issuance.

AGENDA ITEM II.
RATIFICATION OF APPOINTMENT OF KPMG LLP AS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014
The Audit Committee has appointed KPMG LLP as the independent registered public accounting firm to conduct the annual audit of the Company’s financial statements and internal controls over financial reporting for the fiscal year ending December 31, 2014 and the Board has further directed that management submit the appointment of the Company’s independent registered public accounting firm for ratification by the shareholders. Although action by the shareholders in this matter is not required by the By-laws or otherwise, the Board believes that it is appropriate to seek shareholder ratification of this appointment in light of the important role played by the independent registered public accounting firm in maintaining the integrity of the Company’s financial controls and reporting. If the shareholders fail to ratify the appointment of KPMG LLP, the Audit Committee will investigate the reasons for shareholder rejection and consider whether or not to retain KPMG LLP. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different firm at any time during the year if the Audit Committee determines such a change would be in the best interests of the Company and its shareholders.
Representatives of KPMG LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they wish to do so and are expected to be available to respond to appropriate questions.
THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014.

Sigma-Aldrich 2014 Proxy Statement | 19

REPORT OF AUDIT COMMITTEE
To the Board of Directors of Sigma-Aldrich Corporation:
We have reviewed and discussed with management the Company’s audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2013.
Management is responsible for the Company’s financial reporting process including its system of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s independent registered public accounting firm is responsible for auditing those financial statements and internal controls over financial reporting. We have monitored and reviewed the Company’s financial reporting process and in doing, we have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent registered public accounting firm included in its report on the Company’s financial statements and internal controls over financial reporting. Management has represented to us that the Company maintains appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations, and that the Company’s financial statements are presented in accordance with generally accepted accounting principles in the United States of America. The independent registered public accounting firm has represented to us that the audit of the Company’s financial statements has been carried out in accordance with the standards of the PCAOB and that the Company’s independent registered public accounting firm is in fact “independent.”
We received periodic reports on the evaluation of and provided oversight and advice to management in its documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. In connection with this oversight, we received periodic updates provided by management and the independent registered public accounting firm at each regularly scheduled Audit Committee meeting. At the conclusion of the process, management provided the Audit Committee with and the Audit Committee reviewed a report on the effectiveness of the Company’s internal control over financial reporting. We will continue to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in 2014.
We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the PCAOB in Rule 3200T.
We have received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and have discussed with the independent registered public accounting firm its independence.
We have also considered whether the provision of services by our independent registered public accounting firm not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company’s Quarterly Reports on Forms 10-Q in 2013 is compatible with maintaining the independence of our independent registered public accounting firm.
Based upon the reviews and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in its charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC.

AUDIT COMMITTEE

Avi M. Nash, Chairman Rebecca M. Bergman Michael L. Marberry W. Lee McCollum

Sigma-Aldrich 2014 Proxy Statement | 20

AUDIT FIRM FEE SUMMARY
During 2013 and 2012, the Company retained its independent registered public accounting firm, KPMG LLP, to provide the following services and for the amounts stated below:

Type of Fees	2013 ($)	2012 ($)
Audit Fees	2,810,000	2,920,000
Audit-Related Fees (1)	80,000	59,000
Tax Fees (2)	92,000	53,000
All Other Fees	—	—
Total	2,982,000	3,032,000

(1)	Relates to fees for audits of the Company’s employee benefit plans and other audit-related services.

(2)	Relates primarily to fees for tax compliance services.
Audit fees primarily represent the cost for the audit of the Company’s annual financial statements and internal controls, reviews of the Company’s interim financial information and statutory audits at certain non-U.S. locations.
In connection with the audit of the 2013 financial statements, the Company entered into an engagement agreement with KPMG LLP which set forth the terms by which KPMG LLP performed audit services for the Company. The Audit Committee pre-approves all fees paid to KPMG LLP prior to the commencement of services with one exception. Management has authority to expend up to $100,000 with KPMG LLP for audit services without prior Audit Committee approval, but such action is subject to ratification by the Audit Committee. All of the fees incurred in 2013 and 2012 were either pre-approved or later ratified by the Audit Committee. The Audit Committee has considered whether the provision of non-audit services by the Company’s independent registered public accounting firm is compatible with maintaining auditor independence.

AGENDA ITEM III.
APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board has approved the Common Stock Amendment to the Certificate of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue from 300,000,000 to 450,000,000 shares and has directed that the Common Stock Amendment be submitted to shareholders for approval at the Meeting.  The full text of the proposed amended Article Fourth of the Certificate of Incorporation, which includes the effects of both the Common Stock Amendment and the Preferred Stock Amendment described in Agenda Item IV below, is attached to this Proxy Statement as Appendix A. The approval of the Common Stock Amendment is not conditioned on the approval of the Preferred Stock Amendment.

As of the Record Date, there were [ ] shares of Common Stock issued and outstanding, [ ] shares of Common Stock authorized but unissued, [ ] shares of Common Stock issuable upon the exercise of outstanding stock-based awards and [ ] shares of Common Stock reserved for issuance under the 2003 LTIP.

The Board has determined that the Common Stock Amendment is desirable and in the shareholders’ best interest because it will enhance the Company’s flexibility to consider and respond to future business needs and opportunities as they arise from time to time. Although there is no present intention to issue any shares, the newly authorized shares of Common Stock would be issuable for any proper corporate purpose, including without limitation, stock splits, stock dividends, future acquisitions, investment opportunities, capital raising transactions of equity or convertible debt securities, issuance under current or future equity compensation plans or for other corporate purposes. There are no immediate plans, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of Common Stock which would be authorized by the Common Stock Amendment.

Since our shareholders have no preemptive rights, the Board would be able to issue the increased number of shares at any time without further authorization from the shareholders of the Company, except to the extent otherwise required by

Sigma-Aldrich 2014 Proxy Statement | 21

law or NASDAQ rules. The terms upon which any such securities may be issued will be determined by the Board.

The additional shares of Common Stock would have rights identical to shares of our currently outstanding Common Stock. Adoption of the Common Stock Amendment and any issuance of shares of such additional Common Stock would not affect the rights of existing shareholders except for effects incidental to increasing the number of shares of Common Stock outstanding. Incidental effects of the increase in the outstanding number of shares of Common Stock may include dilution of ownership and lower EPS and the voting rights of current holders of Common Stock.  We could also use the increased number of shares of Common Stock for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations and investments, although we have no immediate plans to do so. We cannot provide assurances that any such transactions will (i) be consummated on favorable terms or at all, (ii) enhance shareholder value or (iii) not adversely affect our business or the trading price of Common Stock.

The Common Stock Amendment has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt.  However, shareholders should be aware that, while not the current intention, approval of this proposal could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions the Board determines are not in the best interests of the Company or its shareholders. For example, without further shareholder approval, the Board could sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. At the present time, the Board has no intention to use these additional shares for anti-takeover purposes.

If shareholders do not approve the Common Stock Amendment there will be no immediate impact on the Company or the rights of existing shareholders.  However, failure to approve the Common Stock Amendment will limit our future options with respect to capital raising, stock splits, stock dividends, financing transactions and acquisitions and impact our competitive position.
THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

AGENDA ITEM IV.
APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO PROVIDE AUTHORITY TO ISSUE PREFERRED STOCK

The Board has approved the Preferred Stock Amendment to the Certificate of Incorporation to provide authority to issue up to 10,000,000 shares of Preferred Stock and has directed that the Preferred Stock Amendment be submitted to shareholders for approval at the Meeting.  The Board has approved the Preferred Stock Amendment in order to provide the Company with the same capital raising and financing flexibility found among the vast majority of its peers and the S&P 500. The full text of the proposed amended Article Fourth of the Certificate of Incorporation, which includes the effects of both the Common Stock Amendment described in Agenda Item III above and the Preferred Stock Amendment, is attached to this Proxy Statement as Appendix A. The approval of the Preferred Stock Amendment is not conditioned on the approval of the Common Stock Amendment.

Currently, we are not authorized to issue any shares of preferred stock.  Our shareholders are not entitled to preemptive rights with respect to the authorization of Preferred Stock pursuant to the Preferred Stock Amendment. The Board proposes and recommends authorizing 10,000,000 shares of Preferred Stock, and giving the Board the authority to establish, from time to time, classes or series of Preferred Stock and to fix the rights, preferences, privileges and restrictions granted to or imposed upon any series of Preferred Stock, including dividend rates and preferences, conversion provisions, voting rights, redemption provisions, liquidation rights and preferences, preemption rights, maturity dates and other matters. The Preferred Stock will not be used for any anti-takeover purpose, as further described below.

The Board has determined that the authorization of the Preferred Stock is desirable and in the shareholders’ best interest because it will provide the Company with the flexibility to consider and respond to future business needs and opportunities as they arise from time to time, including in connection with capital raising, financing and acquisition transactions or opportunities. While the Company does not have any current specific plans, arrangements or understandings, written or oral, to issue any of the Preferred Stock for any purpose, we are continually evaluating our financial position and analyzing the possible benefits of issuing additional debt securities, equity securities, convertible securities or a combination thereof in connection with, among other things: (1) repaying indebtedness; (2) furthering our capital management strategy, including

Sigma-Aldrich 2014 Proxy Statement | 22

our Common Stock dividend and share repurchase programs; (3) financing acquisitions; or (4) strengthening our balance sheet.  The availability of shares of Preferred Stock would give the Company flexibility to respond to future capital raising, financing and acquisition needs and opportunities without the delay and expense associated with holding a special meeting of shareholders to obtain further shareholder approval.  This flexibility is common among our peers; the vast majority of other companies included in the S&P 500 have the authority in their corporate charters to issue preferred stock with rights and preferences designated by the board of directors. The ability of the Company to respond on an expedited basis may be advantageous to the Company, depending on market conditions.

The authorization of the Preferred Stock will not have any immediate effect on the rights of existing shareholders. However, shares of Preferred Stock could be issued in the future with rights, preferences and privileges that may be superior to those of Common Stock. If the Preferred Stock Amendment is approved, except as may be required by law or NASDAQ rules, no further shareholder approval would be required prior to the issuance of share of Preferred Stock authorized by the Preferred Stock Amendment. For example, under NASDAQ rules, in certain circumstances shareholder approval is required for any potential issuance of 20% or more of our outstanding shares of Common Stock (including upon conversion of convertible Preferred Stock) or 20% or more of the voting power outstanding before such issuance. To the extent that shares of Preferred Stock are issued in the future, they may decrease the existing shareholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing shareholders. The effects of the issuance of Preferred Stock upon holders of our Common Stock may include, among other things: (1) a preference in the payment of dividends to holders of Preferred Stock, which may restrict our ability to declare dividends on our Common Stock; (2) dilution of voting power if holders of Preferred Stock are given voting rights; (3) dilution of equity interests and voting power if the Preferred Stock is convertible, and converted into, Common Stock; or (4) a preference in payments upon liquidation to holders of Preferred Stock, which may limit liquidation payments on our Common Stock. We could also use Preferred Stock for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations and investments, although we have no immediate plans to do so. We cannot provide assurances that any such transactions will (i) be consummated on favorable terms or at all, (ii) enhance shareholder value or (iii) not adversely affect our business or the trading price of Common Stock.

The Preferred Stock Amendment has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt.  The Board represents that, if the Preferred Stock Amendment is approved, it will not, without prior shareholder approval, approve the issuance or use of any of the Preferred Stock for any defensive or anti-takeover purpose or for the purpose of implementing any shareholder rights plan (i.e., poison pill). Within these limits, as well as others imposed by applicable law and NASDAQ rules, the Board may approve the issuance or use of Preferred Stock for capital raising, financing and acquisition needs or opportunities that has the effect of making an acquisition of the Company more difficult or costly, as could also be the case if the Board were to issue additional Common Stock.

If shareholders do not approve the Preferred Stock Amendment there will be no immediate impact on the Company or the rights of existing shareholders.  However, failure to approve the Preferred Stock Amendment will limit our future options with respect to capital raising, financing transactions and acquisitions and impact our competitive position.
THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO PROVIDE AUTHORITY TO ISSUE PREFERRED STOCK.

AGENDA ITEM V.
APPROVAL OF THE SIGMA-ALDRICH CORPORATION
2014 LONG-TERM INCENTIVE PLAN

On February 11, 2014, the Board adopted the 2014 LTIP and directed that it be submitted for shareholder approval. The 2003 LTIP is currently the only benefit plan that the Company uses to grant stock options, restricted stock, performance shares, stock appreciation rights, restricted stock units and other share-based awards to directors and employees. Upon approval of the 2014 LTIP by our shareholders, the 2014 LTIP will replace the 2003 LTIP and the Company will issue no further awards under the 2003 LTIP.
The Board adopted the 2014 LTIP in order to increase the number of shares authorized to fund awards under the Company’s long-term incentive compensation program and to further enhance the Company’s corporate governance structure with respect to compensation. The 2014 LTIP has features reflecting current best practices, including a prohibition on reload options and share recycling and a minimum three-year ratable vesting period for all equity awards. Long-term incentive

Sigma-Aldrich 2014 Proxy Statement | 23

awards are an important part of the Company’s overall compensation program. We believe that the 2014 LTIP is necessary in order to allow the Company to continue to utilize equity awards, both performance and time-based, to attract and retain key management and non-employee directors and incentivize such individuals to create long-term shareholder value.
The purposes of the 2014 LTIP are to (i) enable the Company and its affiliates to attract and retain individuals who will contribute to the Company’s long range success, (ii) motivate key personnel to produce a superior return to the shareholders of the Company by offering these individuals an opportunity to realize stock appreciation, facilitating stock ownership and rewarding such individuals for achieving a high level of corporate performance and (iii) promote the success of the Company’s business.
As of the Record Date, there were [ ] shares of Common Stock remaining available for awards under the 2003 LTIP and [ ] shares of Common Stock subject to outstanding awards under the 2003 LTIP. The closing market price of a share of Common Stock on the Record Date was $[ ].
KEY HIGHLIGHTS
We believe that our long-term incentive compensation program aligns the interests of employees, officers and directors with those of our shareholders to create long-term shareholder value. The 2014 LTIP will continue our ability to achieve this objective by providing us with the ability to continue granting various types of incentive awards, which we believe will help us continue to attract, retain and motivate employees, officers and directors.
Determination of Share Amounts. In determining the terms of the 2014 LTIP and the amount of shares to be reserved under the 2014 LTIP, the Board considered the factors above and a number of other factors, including the number of eligible employees, competitive market practice for eligible employees and the size, purpose and frequency of equity grants.
Historical Amounts of Equity Awards. The Company granted the following number of shares, calculated based on Institutional Shareholder Services (ISS) methodology, in each of the past three years: 1,495,101 shares in 2013; 1,018,939 shares in 2012; and 1,184,088 shares in 2011. ISS methodology weighs full-value shares granted (RSUs and performance shares) more heavily than stock options, using a 3:1 ratio, to determine the total number of shares granted each year. These amounts are not necessarily indicative of the shares that might be awarded over the next three years or more under the 2014 LTIP.
Historical Equity Award Burn Rate. The Company’s adjusted three-year average annual equity grant rate, or “burn rate,” for the 2011-2013 period, calculated based on ISS methodology, was 1.02%, which was well below ISS’s maximum burn rate guidance of 2.85% for our industry classification.
Current and Projected Overhang Percentage. As of the Record Date, the Company had [ ] shares of Common Stock subject to outstanding equity awards or available for future equity awards under the 2003 LTIP, which represented approximately [ ]% of fully diluted shares of Common Stock outstanding. The 7,000,000 new shares proposed to be included in the 2014 LTIP would increase the overhang percentage by an additional [ ]% to approximately [ ]%. The Company’s share repurchase program partially offsets the dilutive effect of share-based incentive compensation.
Anticipated Duration. If the Company continues making equity awards consistent with practices over the past three years as set forth above, we estimate that the shares available for future awards under the 2014 LTIP Plan will be sufficient for at least five years.
PRINCIPAL FEATURES OF THE 2014 LTIP
The full text of the 2014 LTIP is set forth in Appendix B hereto, and shareholders are urged to refer to it for a complete description. The summary of the principal features of the 2014 LTIP that follows is subject to and qualified entirely by reference to the full text of the 2014 LTIP set forth in Appendix B.
Administration.
The Compensation Committee will administer the 2014 LTIP and grant awards under the 2014 LTIP, except with respect to awards for non-employee directors, in which case the Board will administer the 2014 LTIP. Subject to the terms of the 2014 LTIP, the Compensation Committee’s charter, NASDAQ rules and applicable laws, the Compensation Committee has the authority to:

i.	interpret the 2014 LTIP and apply its provisions;

Sigma-Aldrich 2014 Proxy Statement | 24

ii.	promulgate, amend and rescind rules relating to the 2014 LTIP;

iii.	authorize any person to execute on behalf of the Company any instrument required to carry out the purposes of the 2014 LTIP;

iv.
delegate its authority to one or more officers of the Company with respect to awards that do not involve “covered employees” (within the meaning of Section 162(m) of the Code) or “directors” or “officers” (within the meaning of Section 16 of the Exchange Act);

v.	determine when awards are to be granted under the 2014 LTIP and the applicable grant date;

vi.	select participants;

vii.	determine the number of shares or the amount of cash to be made subject to each award;

viii.	determine whether each option is to be an incentive stock option or a nonqualified stock option;

ix.	determine the terms and conditions of the awards;

x.	determine the target number of performance shares to be granted pursuant to a performance share award, the performance measures, the performance periods and the number of performance shares earned;

xi.	designate an award as a performance compensation award and select the performance criteria;

xii.	amend any outstanding awards;

xiii.	determine whether and under what circumstances awards may be settled in cash, shares, other consideration or property or canceled, forfeited or suspended;

xiv.	determine the duration and purpose of leaves and absences which may be granted without constituting termination of service for purposes of the 2014 LTIP;

xv.	make decisions with respect to outstanding awards that may become necessary upon a change in control or an event that triggers anti-dilution adjustments;

xvi.	interpret, administer or reconcile any inconsistency in, correct any defect in and supply any omission in the 2014 LTIP and any instrument relating to or award granted under the 2014 LTIP; and

xvii.	exercise discretion and make all other determinations necessary or advisable for the administration of the 2014 LTIP.
If the Compensation Committee determines that the restrictions imposed by the 2014 LTIP preclude the achievement of the 2014 LTIP’s material purpose in jurisdictions outside the United States, the Compensation Committee may modify the restrictions for the 2014 LTIP as necessary or appropriate.
The Compensation Committee shall not have the right, without shareholder approval, to reduce the purchase price for an outstanding stock option or stock appreciation right, cancel an outstanding stock option or stock appreciation right for the purpose of replacing such stock option or stock appreciation right with a purchase price that is less than the original purchase price, extend the expiration date of a stock option or stock appreciation right or deliver stock, cash or other consideration in exchange for the cancellation of a stock option or stock appreciation right, the purchase price of which exceeds the fair market value of the shares underlying such stock option or stock appreciation right.
In addition, the Compensation Committee, or if no Compensation Committee has been appointed, the Board, may delegate administration of the 2014 LTIP to a committee or committees of one or more members of the Board, and the term Compensation Committee shall apply to any person or persons to whom such authority has been delegated. The Board may abolish, suspend or supersede the Compensation Committee at any time and revest in the Board the administration of the 2014 LTIP. The Compensation Committee may establish rules for the conduct of its business as it may determine to be advisable. Any authority granted to the Compensation Committee may also be exercised by the Board or another committee of the Board. In the event any action taken by the Board conflicts with action taken by the Compensation Committee, the Board action controls.

Sigma-Aldrich 2014 Proxy Statement | 25

Shares Available under the 2014 LTIP.
As of the Record Date, the 2003 LTIP was the Company’s only equity compensation plan with shares available for future award grants. Upon approval of the 2014 LTIP, the Company would issue no further awards under the 2003 LTIP. The 2014 LTIP has a term of ten years. Under the 2014 LTIP, we have the ability to grant awards for up to a total of 7 million shares. No more than 7 million shares may be granted as incentive stock options. Stock options and stock appreciation rights awarded shall reduce the number of shares available for awards by one share for every one share subject to such award. Awards of restricted stock, restricted stock units, performance shares and other awards settled in shares shall reduce the number of shares available for awards by two shares for every one share awarded. Shares issued under the 2014 LTIP may be authorized and unissued shares or treasury shares. Any shares that again become available for future grants shall be added back as one share if such shares were subject to stock options or stock appreciation rights and two shares if such shares were subject to restricted stock, restricted stock units, performance shares and other awards. The following shares may not again be made available for issuance as awards: shares not issued as a result of the net settlement of an outstanding stock appreciation right or stock option; shares used to pay the exercise price or withholding taxes related to an outstanding stock option or stock appreciation right; or shares repurchased on the open market with the proceeds of a stock option exercise price. The following will not be applied to the share limitations above: dividends or dividend equivalents paid in cash in connection with outstanding awards; any shares subject to an award under the 2014 LTIP which are not used because the award is forfeited, cancelled, terminated, expires or lapses for any reason; and shares and any awards that are granted through the settlement, assumption or substitution of outstanding awards previously granted, or through obligations to grant future awards, as a result of a merger, consolidation or acquisition of the employing company with or by us. If an award is settled in cash, the number of shares on which the award is based shall not count toward the above share limits.
Eligibility.
All full-time and part-time employees (including officers and directors who are employees) (approximately 9,000 people), non-employee directors (except with respect to grants of incentive stock options) (approximately nine people) and consultants and advisors (except with respect to grants of incentive stock options) (approximately ten people) of the Company and its affiliates will be eligible to participate in the 2014 LTIP at the discretion of the Compensation Committee. As defined in the 2014 LTIP, an affiliate is any corporation that is a subsidiary of the Company and, for purposes other than the grant of incentive stock options, any limited liability company, partnership, corporation, joint venture or any other entity in which the Company or any subsidiary owns an equity interest. The Compensation Committee has discretionary authority to grant awards under the 2014 LTIP. No awards have been approved by the Compensation Committee to be granted under the 2014 LTIP subject to shareholder approval at the Meeting.
General Terms.
Each award will be evidenced by an agreement, certificate or other instrument or document setting forth the terms and conditions of the award, which will include a term of not greater than ten years, except that the Compensation Committee may grant awards with a longer term to participants who are located outside the United States. All awards are non-transferable unless the Compensation Committee permits the recipient to transfer an award.
Types of Awards
General. The Compensation Committee has the discretion to award stock options, stock appreciation rights, restricted stock, performance shares, restricted stock units and other stock-based and cash-based awards.
Stock Options. Stock options will be either incentive stock options or non-qualified stock options. Incentive stock options may only be granted to employees. The purchase price of the option will be set forth in the award but may not be less than 100% of the fair market value of a share on the grant date. “Fair market value,” as defined, generally means the closing sales price of a share of Common Stock. The purchase price will be payable in full at the time of exercise, in cash or by certified or bank check. The purchase price may be paid, if the Compensation Committee so permits and upon such terms as the Compensation Committee shall approve, (a) through delivery or tender to the Company of shares held, either actually or by attestation, by the recipient, (b) through a net or cashless form of exercise or (c) through a combination of (a) and (b). Further, the Compensation Committee may, in its discretion, approve other methods or forms of payment of the purchase price and establish rules and procedures therefor. Unless otherwise provided in the award, the purchase price of the shares pursuant to an option that is paid by delivery (or attestation) of other shares acquired, directly or indirectly from the Company, shall be paid only by shares that have been held for more than six months (or a longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Recipients holding options shall have no dividend rights with respect to shares subject to such options. Each option vests in whole or in part on terms provided in the award. Unless otherwise provided in an award, an option shall not vest more rapidly than ratably over a period of three years from the grant

Sigma-Aldrich 2014 Proxy Statement | 26

date beginning on the first anniversary of the grant date. Vesting of an option may be accelerated on events as provided in the award. No option may be exercised for a fraction of a share.
Incentive Stock Options. A recipient may not hold incentive stock options with a fair market value (determined as of the date of grant) in excess of $100,000 in the year in which they are first exercisable if this limitation is necessary to qualify the option as an incentive stock option. If, upon the grant of an incentive stock option, the recipient possesses more than 10% of the total voting power of all of the stock of the Company and its subsidiaries, the option price for the incentive stock option will be at least 110% of the fair market value of the shares subject to the option on the grant date, and the option will expire five years after the grant date. Incentive stock options may only be granted to employees of the Company or its subsidiaries. The Company has no liability to any recipient or other person if an option designated as an incentive stock option fails to qualify as such.
Stock Appreciation Rights. Stock appreciation rights entitle the recipient, subject to the terms and conditions of the award, to all or a portion of the excess of the fair market value of a specified number of shares on the exercise date over a specified price, which will not be less than 100% of the fair market value of the shares on the grant date. Each stock appreciation right may be exercisable in whole or in part according to the terms and conditions set forth in the award. Except as otherwise provided in the award, upon exercise of a stock appreciation right, the recipient will receive cash, shares or a combination of cash and shares (as determined by the Compensation Committee if not otherwise specified in the award) as promptly as practicable after exercise. The award may limit the amount or percentage of the total appreciation on which payment may be made in the event of the exercise of a stock appreciation right. Recipients holding stock appreciation rights shall have no dividend rights with respect to shares subject to such stock appreciation rights. Each stock appreciation right vests in whole or in part on the terms set forth in the award. Unless otherwise provided in an award, stock appreciation rights shall not vest more rapidly than ratably over a period of three years from the grant date beginning on the first anniversary of the grant date. Vesting of a stock appreciation right may be accelerated on events as provided in the award. No stock appreciation right may be exercised for a fraction of a share.
Performance Shares. Performance shares will entitle the recipient to future payments based upon the achievement of performance targets (as described below) established in writing by the Compensation Committee. The award may establish that a portion of the maximum amount of an award will be paid for performance that exceeds the minimum target but falls below the maximum target and will provide for the timing of payment. The award may permit an acceleration of the performance period and an adjustment of performance targets and payments with respect to some or all of the performance shares awarded to a recipient upon the occurrence of certain events, which may include a fundamental change, the recipient’s death or disability, a change in accounting practices of the Company or its affiliates, a reclassification, stock dividend, stock split or stock combination or other event as provided in the 2014 LTIP. Unless otherwise provided in an award, performance shares shall vest no more rapidly than ratably over a period of three years from the grant date beginning on the first anniversary of the grant date. Recipients holding performance shares shall have no voting or dividend rights with respect to such performance shares other than as the Compensation Committee may provide.
A “fundamental change” generally means a dissolution or liquidation of the Company, a sale of substantially all of the Company’s assets (in one or a series of transactions), a merger or consolidation of the Company, regardless of whether the Company is the surviving entity, or a statutory share exchange.
Restricted Stock and Restricted Stock Units. Restricted stock may be granted in the form of shares registered in the name of the recipient but held by the Company until the restrictions have lapsed. Restricted stock units are units representing a value equal to the same number of shares. Restricted stock and restricted stock units may be subject to conditions and restrictions as the Compensation Committee may establish in the award, which may include continuous service requirements, a requirement that a recipient pay a purchase price for the award, the achievement of performance goals and lapse of applicable securities law restrictions. Subject to the restrictions set forth in an award, during any period in which restricted stock or restricted stock units are restricted and subject to forfeiture, (i) recipients holding restricted stock may exercise full voting rights with respect to such shares and shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are restricted and (ii) recipients holding restricted stock units shall have no dividend rights with respect to shares subject to such restricted stock units other than as the Compensation Committee may provide in an award and no voting rights with respect to such awards. Any dividends or dividend equivalents may be paid currently or may be credited to a recipient’s account and may be subject to such restrictions and conditions as the Compensation Committee may establish. If the Compensation Committee determines that restricted stock shall be held by the Company or in escrow rather than delivered to the recipient pending the release of the applicable restrictions, the Compensation Committee may require the recipient to execute and deliver to the Company an escrow agreement satisfactory to the Compensation Committee and a blank stock power with respect to the restricted stock covered by such agreement. Restricted stock is subject to the following restrictions until the expiration of the period of restriction and to other terms and conditions in the award: (i) if an escrow arrangement is used, the recipient shall not be entitled to delivery of a stock certificate representing the shares; (ii)

Sigma-Aldrich 2014 Proxy Statement | 27

the shares shall be subject to the restrictions on transferability set forth in the award; (iii) the shares shall be subject to forfeiture for the period and satisfaction of performance goals during the period as provided in an award; and (iv) to the extent shares are forfeited, any stock certificates shall be returned to the Company, and all rights of the recipient to the shares shall terminate. Restricted stock units shall be subject to (i) forfeiture until expiration of the period of restriction and the satisfaction of any performance goals as provided in an award, and to the extent restricted stock units are forfeited, all rights of the recipient to restricted stock units shall terminate and (ii) other terms as may be set forth in an award. The Compensation Committee has the authority to remove any or all of the restrictions on restricted stock and restricted stock units whenever it may determine that, by reason of changes in law or circumstances after the date of grant, such action is appropriate.
Other Awards. The Compensation Committee may also grant other stock-based and cash-based awards in its sole discretion, including, without limitation, those awards pursuant to which a cash bonus award may be made or pursuant to which shares may be acquired in the future, such as awards denominated in stock, stock units, securities convertible into stock and phantom securities. The Compensation Committee may, in its sole discretion, direct the Company to issue shares subject to restrictive legends and/or stop transfer instructions which are consistent with the terms and conditions of the award to which the shares relate. In addition, the Compensation Committee may, in its sole discretion, grant other awards subject to performance criteria.
Performance-Based Awards. If the Compensation Committee determines at the time an award is granted to a recipient that the recipient is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with the award, a covered employee within the meaning of Section 162(m) of the Code, the Compensation Committee may provide that performance-based provisions apply to the award. The Compensation Committee may provide, in its discretion, that an award granted to any other recipient is subject to performance-based provisions. Awards under the 2014 LTIP may be made subject to the achievement of performance criteria, which shall be performance goals established by the Compensation Committee relating to one or more business criteria. Performance criteria may be applied to the Company, an affiliate, a parent, subsidiary, division, business unit or corporate group or an individual or any combination thereof and may be measured in absolute levels or relative to another company or companies, a peer group, an index or indices or Company performance in a previous period. Performance may be measured over such period of time as determined by the Compensation Committee. Performance criteria that may be used to establish performance goals are:

• accounts receivable days sales outstanding
• adjusted diluted EPS
• adjusted gross profit
• adjusted operating profit
• base-business net sales
• cash flow
• cash flow EPS
• compound annual growth in EPS
• compound shareholder return
• costs
• days payables outstanding
• debt to equity ratio
• diversity
• dividends and payment of dividends
• earnings or EPS before income tax (profit before taxes)
• earnings or net income (before or after taxes)
• EBITDA

• economic value added
• EPS
• free cash flow
• gross profit
• gross profit growth
• gross sales
• index comparisons
• inventory
• inventory months on hand
• market share
• net earnings or net EPS (profit after tax)
• net sales or net sales growth
• operating income
• operating margin
• peer company comparisons
• pre-tax and pre-interest expense return on average invested capital, which may be expressed on a current value basis

• production levels or services levels (including, without limitation, lines shipped)
• productivity
• profit margin
• return on assets
• return on equity
• return on invested capital
• return on sales
• sales
• sales growth
• sales growth, marketing, operating or workplan goals
• stock price
• total or net operating asset turnover
• total or relative shareholder return
• total segment profit
• working capital as a percentage of sales
• working capital levels

Performance will be evaluated by excluding the effect of any extraordinary, unusual or non-recurring items that occur during the performance period. The performance goals for each recipient and the amount payable if those goals are met shall be established in writing for each period of performance by the Compensation Committee no later than 90 days after the start of the period of service to which the performance goals relate and while the outcome is substantially uncertain. The goals and the amount payable for each performance period if the goals are achieved will be set forth in the award. Following the conclusion or acceleration of each performance period, the Compensation Committee shall determine the extent to which (i) performance criteria have been attained, (ii) any other terms and conditions with respect to an award relating to such performance period have been satisfied and (iii) payment is due with respect to a performance-based award. The Compensation Committee may adjust downwards, but not upwards, the amount payable with respect to a performance-based award. The award may permit an acceleration of the performance period and an adjustment of performance targets and payments with respect to some or all of the performance-based awards upon the occurrence of certain events, which

Sigma-Aldrich 2014 Proxy Statement | 28

may include a fundamental change, death, disability, a change in accounting practices of the Company or its affiliates, a reclassification, stock dividend, stock split or stock combination or other event as provided under the 2014 LTIP. If the Compensation Committee determines that it is advisable to grant awards that will not meet the performance-based criteria, then the Compensation Committee may make such grants without satisfying the requirements of Code Section 162(m).
Termination of Employment
Each award shall set forth the extent to which the recipient shall have the right to exercise or retain an award following termination of the recipient’s service with the Company or its affiliates, including on death, disability or other termination of continuous service. The provisions shall be determined by the Compensation Committee, need not be uniform among awards and may reflect distinctions based on the reasons for termination.
“Continuous service” means that the participant’s service with the Company or an affiliate, whether as an employee, non-employee director, consultant or advisor, is not interrupted or terminated. The participant’s continuous service shall not be deemed to have terminated merely because of a change in the capacity in which the participant renders service to the Company or an affiliate as an employee, consultant, advisor or otherwise, or a change in the entity for which the participant renders such service, provided that there is no interruption or termination of the participant’s continuous service. If an award is subject to Section 409A of the Code, the foregoing shall apply to the extent consistent with Section 409A of the Code. The Compensation Committee or its delegate may determine whether continuous service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.
“Disability” means, except as otherwise provided in an award, that the participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. For purposes of determining the term of an incentive stock option, the term “disability” shall have the meaning ascribed to it under Section 22(e)(3) of the Code. Whether an individual has a disability shall be determined under procedures established by the Compensation Committee. Except where the Compensation Committee is determining disability for purposes of an incentive stock option under Section 22(e)(3) of the Code, the Compensation Committee may rely on any determination that a participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any affiliate in which a participant participates, if the definition of disability under the plan meets the requirements of a “disability” under the 2014 LTIP.
Change in Control
In the event of a change in control, unless otherwise provided in an award, each outstanding option and stock appreciation right shall become immediately exercisable with respect to all of the shares subject to such option or stock appreciation right, the period of restrictions shall expire and the award shall vest immediately with respect to all of the shares of restricted stock, restricted stock units and any other award, and all performance goals or other vesting criteria will be deemed achieved at one hundred percent target levels and all other terms and conditions will be deemed met as of the change in control date. In addition, an award shall be treated, to the extent determined by the Compensation Committee to be appropriate and permitted under Section 409A of the Code, in accordance with one of the following methods as determined by the Compensation Committee in its sole discretion: (i) upon at least ten days’ advance notice to the affected persons, cancel any outstanding awards and pay to the holders thereof, in cash or stock or any combination thereof, the value of such awards based on the price per share received or to be received by other shareholders of the Company; or (ii) provide for the assumption of or the issuance of substitute awards that will substantially preserve the terms of any affected awards previously granted under the 2014 LTIP, as determined by the Compensation Committee in its discretion. In the case of any option or stock appreciation right with an exercise price that equals or exceeds the price paid for a share in connection with the change in control, the Compensation Committee may cancel the option or stock appreciation right without the payment of consideration therefor. Except as otherwise provided in an award, a change in control (as defined in the 2014 LTIP), generally includes:

(i)
A change in a majority of the incumbent Board, defined as the directors who were serving as of the effective date of the 2014 LTIP and any individual who becomes a director subsequent to such date whose election or nomination for election was approved by a majority of such directors other than in connection with a proxy contest.

(ii)
The acquisition by any individual, entity or group of beneficial ownership of more than 25% of either the outstanding voting securities entitled to vote in the election of directors or the outstanding shares of Common Stock, provided that a change in control will not be deemed to have occurred as a result of any acquisition by the Company or a subsidiary or an employee benefit plan sponsored or maintained by the Company or a subsidiary.

Sigma-Aldrich 2014 Proxy Statement | 29

(iii)
The consummation by the Company of a reorganization, merger, share exchange or consolidation, unless following such event (i) all or substantially all of the individuals and entities who were beneficial owners, respectively, of the outstanding Common Stock and outstanding voting securities immediately prior to such event own more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities of the corporation resulting from such event (including a corporation that owns the Company through one or more subsidiaries as a result of such transaction), (ii) no individual, entity or group (excluding any employee benefit plan, or related trust, of the Company or any corporation resulting from the transaction) beneficially owns more than 25% of the then-outstanding shares of common stock or combined voting power entitled to vote generally in the election of directors or other governing body of the Company or the resulting corporation, except to the extent that such ownership existed prior to the transaction and (iii) at least a majority of the members of the board of directors of the corporation resulting from the transaction were members of the incumbent board at the time of the execution of the initial agreement or of the action of the board approving such event or transaction.

(iv)	The Company sells or otherwise disposes of all or substantially all of its assets (in one or a series of transactions).

(v)	The shareholders of the Company approve a plan to liquidate or dissolve the Company, and the Company commences such liquidation or dissolution of the Company.

An event described above will be a change in control only if it is also a change in control event under Section 409A of the Code, to the extent necessary to avoid adverse tax consequences under Section 409A of the Code.
Miscellaneous Provisions
No participant shall be granted (i) options to purchase shares and stock appreciation rights with respect to more than 600,000 shares in the aggregate, (ii) any other awards with respect to more than 600,000 shares in the aggregate (or, in the event such award denominated or expressed in terms of number of shares is paid in cash, the equivalent cash value) or (iii) any cash bonus award not denominated or expressed in terms of number of shares or units with a value that exceeds $5,000,000 in the aggregate, in each case, in any fiscal year of the Company under the 2014 LTIP.
No participant who is a non-employee director shall be granted (i) options to purchase shares and stock appreciation rights with respect to more than 30,000 shares in the aggregate or (ii) any other awards with respect to more than 20,000 shares in the aggregate (or, in the event such award denominated or expressed in terms of number of shares is paid in cash, the equivalent cash value), in each case, in any fiscal year of the Company under the 2014 LTIP.
Appropriate adjustments will automatically be made to give effect to adjustments in the number or type of shares outstanding caused by certain fundamental changes, including with respect to the following: the aggregate number and type of securities that may be issued, represented and available for awards; the limitations on the number and type of securities that may be issued to an individual participant; the number and type of securities and amount of cash subject to awards then outstanding; the option purchase price as to any outstanding options; the purchase price as to any outstanding stock appreciation rights; outstanding performance shares and performance-based awards and payments with respect to such awards; and comparable adjustments, if applicable, to any outstanding other award.
The Compensation Committee shall have the power to accelerate the time at which an award may first be exercised or the time during which an award or any part thereof will vest, notwithstanding the provisions in an award or the 2014 LTIP stating the time at which it may first be exercised or the time during which it will vest. The 2014 LTIP will be unfunded and will not require the segregation of any assets.
The Compensation Committee may specify in an award that the recipient’s rights, payments and benefits with respect to an award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to vesting conditions. Such events may include breach of non-competition, non-solicitation, confidentiality or other restrictive covenants in the award or otherwise applicable to the recipient, a termination of continuous service for cause or other conduct by the recipient detrimental to the business or reputation of the Company or its affiliates. Any award will be subject to such deductions and clawback as may be required to be made pursuant to any applicable law, government regulation or stock exchange listing requirement, or any policy adopted by the Company. Except as provided in an award, during the term of an award and for a period ending 12 months after exercise in the case of an option or stock appreciation right or 12 months after vesting in the case of restricted stock, restricted stock units, or any other award, if a recipient is a partner, principal, employee, agent, advisor or consultant of, or acts in any other capacity to, a competitor, then any award granted to the recipient shall be void and of no force or effect, and if an option or stock appreciation right or any part thereof has been exercised or if the period of restriction has expired and restricted stock, restricted stock units or any other award or any part

Sigma-Aldrich 2014 Proxy Statement | 30

thereof has vested within the preceding 12 months, the recipient shall owe the Company the fair market value of the shares subject to the award, less any exercise price paid, and any cash amount paid under the award, and the recipient shall pay such amount to the Company at the time the recipient so acts with respect to a competitor.
Amendment, Modification and Termination
Subject to the terms of the 2014 LTIP, the Board may at any time amend, modify or suspend the 2014 LTIP, and the Compensation Committee may at any time alter or amend any or all awards under the 2014 LTIP to the extent permitted by law. Any alterations or amendments may be made unilaterally by the Compensation Committee, subject to the provisions of the 2014 LTIP, unless such amendments are deemed by the Compensation Committee to be materially adverse to the participants and are not required as a matter of law. Amendments are subject to approval of the shareholders of the Company only as required by law, or if the amendment increases the total number of shares available under the 2014 LTIP, except as adjusted for specified changes in capitalization. No termination, suspension or modification of the 2014 LTIP may materially and adversely affect any right acquired by any recipient under an award granted before the date of termination, suspension or modification, unless otherwise provided in an award or other document or notification or required as a matter of law. Any adjustment for changes in capitalization are conclusively presumed not to adversely affect any right of a recipient or other person under an award. The Board may amend the 2014 LTIP in any respect the Board deems necessary or advisable to provide the maximum benefits under provisions of the Code relating to incentive stock options or the provisions of Section 409A of the Code or to bring the 2014 LTIP or awards into compliance therewith.
Withholding
The Company shall withhold an amount sufficient to cover any required withholding taxes with respect to income arising from an award. The Company shall have the right to require the payment of any taxes before issuing any shares pursuant to an award. In lieu of all or any part of a cash payment from a person receiving shares under the 2014 LTIP, the Compensation Committee may permit a person to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the full FICA and federal, state and local income tax with respect to income arising from payment of the award, through reduction of the number of shares delivered to such person or a delivery or tender to the Company of shares held by such person, in each case valued in the same manner as used in computing the withholding taxes under law. No shares shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law. The Company shall take such other action and require such other cooperation for purposes of complying with applicable tax laws under various jurisdictions as deemed appropriate and necessary, and the Compensation Committee may include such additional provisions and requirements in any award for purposes of satisfying tax laws of various jurisdictions, including outside of the United States.
CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2014 LTIP. This summary is based upon the provisions of the Code, and regulations promulgated thereunder, as in effect on the date of this proxy statement. Changes in the law may modify this discussion, and in some cases, the changes may be retroactive. Further, this summary is not intended to be a complete discussion of all the federal income tax consequences associated with the 2014 LTIP. Accordingly, for precise advice as to any specific transaction or set of circumstances, participants should consult with their own tax and legal advisors. Participants should also consult with their own tax and legal advisors regarding the application of any state, local and foreign taxes and any federal gift, estate and inheritance taxes.
Incentive Stock Options. Some options may constitute “incentive stock options” within the meaning of Section 422 of the Code. If the Company grants an incentive stock option, the recipient will not be required to recognize income upon the grant of the incentive stock option, and the Company will not be allowed to take a deduction.
Similarly, when the recipient exercises any incentive stock options, provided the recipient has not ceased to be an employee for more than three months before the date of exercise, the recipient will not be required to recognize income, and the Company will not be allowed to take a deduction. For purposes of the alternative minimum tax, however, the amount by which the aggregate fair market value of Common Stock acquired on exercise of an incentive stock option exceeds the exercise price of that option generally will be an adjustment included in the recipient’s alternative minimum taxable income for the year in which the incentive stock option is exercised. The Code imposes an alternative minimum tax on a taxpayer whose alternative minimum taxable income, as defined in Section 55(b)(2) of the Code, exceeds the taxpayer’s adjusted gross income.

Sigma-Aldrich 2014 Proxy Statement | 31

Additional tax consequences will depend upon how long recipients hold the shares of Common Stock received after exercising the incentive stock options. If a recipient holds the shares for more than two years from the date of grant and one year from the date of exercise of the option, upon disposition of the shares, the recipient will not recognize any ordinary income, and the Company will not be allowed to take a deduction. However, the difference between the amount the recipient realizes upon disposition of the shares and the basis (i.e., the amount the recipient paid upon exercise of the incentive stock option) in those shares will be taxed as a long-term capital gain or loss.
If the recipient disposes of shares acquired upon exercise of an incentive stock option which he or she has held for less than two years from the date of grant or one year from the date of exercise, the recipient generally will recognize ordinary income in the year of the disposition. To calculate the amount of ordinary income that must be recognized upon such a disposition, make the following determinations and calculations:

•	determine which is smaller: the amount realized on disposition of the shares or the fair market value of the shares on the date of exercise; and

•	next, subtract the basis in those shares from the smaller amount. This is the amount of ordinary income that the recipient must recognize.
To the extent that the recipient recognizes ordinary income, the Company is allowed to take a deduction. In addition, the recipient must recognize as short-term or long-term capital gain, depending on whether the holding period for the shares exceeds one year, any amount that the recipient realizes upon disposition of those shares which exceeds the fair market value of those shares on the date the recipient exercised the option. The recipient will recognize a short-term or long-term capital loss, depending on whether the holding period for the shares exceeds one year, to the extent the basis in the shares exceeds the amount realized upon disposition of those shares.
As noted above, the excess of the fair market value of the shares at the time the recipient exercises his or her incentive stock option over the exercise price for the shares is a tax adjustment item for the purposes of the alternative minimum tax.
Non-Qualified Stock Options. If the recipient receives a non-qualified stock option, the recipient will not recognize income at the time of the grant of the stock option; however, the recipient will recognize ordinary income upon the exercise of the non-qualified stock option. The amount of ordinary income recognized equals the difference between (a) the fair market value of the stock on the date of exercise and (b) the exercise price. The Company will be entitled to a deduction in the same amount. The ordinary income the recipient recognizes will be subject to applicable tax withholding by the Company. When the recipient sells these shares, any difference between the sales price and the basis (i.e., the exercise price plus the ordinary income recognized by the recipient) will be treated as a capital gain or loss.
Restricted Stock. Unless a timely Section 83(b) election is made as described in the following paragraph, a recipient generally will not recognize taxable income upon the grant of restricted stock because the restricted stock generally will be nontransferable and subject to a substantial risk of forfeiture. A recipient will recognize ordinary income when the restrictions that impose a substantial risk of forfeiture of the shares of Common Stock or the transfer restrictions lapse. The amount recognized will be equal to the difference between the fair market value of the shares at this time and the original purchase price paid for the shares, if any. The ordinary income recognized by a recipient with respect to restricted stock awarded under the 2014 LTIP will be subject to applicable tax withholding by the Company. If a timely Section 83(b) election has not been made, any dividends received with respect to Common Stock subject to such restrictions will be treated as additional compensation income and not as dividend income.
A recipient may elect, pursuant to Section 83(b) of the Code, to recognize as ordinary income the fair market value of the restricted stock upon grant, notwithstanding that the restricted stock would otherwise not be includable in gross income at that time. If the election is made within 30 days of the date of grant, then the recipient would include in gross income an amount equal to the difference between the fair market value of the restricted stock on the date of grant and the purchase price paid for the restricted stock, if any. Any change in the value of the shares after the date of grant will be taxed as a capital gain or capital loss only if and when the shares are disposed of by the recipient. If the Section 83(b) election is made, the recipient’s capital gains holding period begins on the date of grant.
The Section 83(b) election is irrevocable. If a Section 83(b) election is made and the recipient then forfeits the restricted stock, the recipient may not deduct as a loss the amount previously included in gross income.
A recipient’s tax basis in shares of restricted stock received pursuant to the 2014 LTIP will be equal to the sum of the amount (if any) the recipient paid for the Common Stock and the amount of ordinary income recognized by the recipient as a result of making a Section 83(b) election or upon the lapse of the restrictions. Unless a Section 83(b) election is made, the recipient’s

Sigma-Aldrich 2014 Proxy Statement | 32

holding period for the shares for purposes of determining gain or loss on a subsequent sale will begin on the date the restrictions lapse.
In general, the Company will be entitled to a deduction at the same time and in an amount equal to the ordinary income recognized by a recipient with respect to shares of restricted stock awarded pursuant to the 2014 LTIP.
If, subsequent to the lapse of the restrictions on the shares, the recipient sells the shares, the difference, if any, between the amount realized from the sale and the tax basis of the shares to the recipient will be taxed as a capital gain or capital loss.
Stock Appreciation Rights / Performance Shares / Restricted Stock Units. A recipient generally will not recognize taxable income upon the grant of stock appreciation rights, performance shares or restricted stock units. Instead, a recipient will recognize as ordinary income, and the Company will have as a corresponding deduction, any cash delivered and the fair market value of any Common Stock delivered in payment of an amount due under the stock appreciation right, performance share or restricted stock unit award. The ordinary income the recipient recognizes will be subject to applicable tax withholding by the Company.
Upon selling any Common Stock received by a recipient in payment of an amount due under a stock appreciation right, performance share or restricted stock unit award, the recipient generally will recognize a capital gain or loss in an amount equal to the difference between the sale price of the Common Stock and the recipient’s tax basis in the Common Stock (i.e., the ordinary income recognized by the recipient).
Other Stock-Based and Cash-Based Awards. The tax consequences associated with any other stock-based or cash-based award granted under the 2014 LTIP will vary depending on the specific terms of the award, including whether the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the recipient under the award, any applicable holding period and the recipient’s tax basis.
Section 162(m) of the Code. Pursuant to Section 162(m) of the Code, the Company may not deduct compensation of more than $1,000,000 that is paid in a taxable year to an individual who, on the last day of the taxable year, is our CEO or among one of our three other highest compensated officers for that year (other than our CFO). The deduction limit, however, does not apply to certain types of compensation, including qualified performance-based compensation. The Compensation Committee may structure certain performance-based awards utilizing the performance criteria set forth in the 2014 LTIP so that payments under such awards may be treated as qualified performance-based compensation.
Section 409A of the Code. Pursuant to Section 409A of the Code, significant restrictions have been imposed on the ability to defer the taxation of compensation, including, without limitation, the deferral of income pursuant to some of the arrangements described herein (e.g., performance shares). Violation of Section 409A of the Code triggers immediate inclusion in income and application of income and additional taxes.
Section 280G of the Code and Section 4999 of the Code. Under Section 280G of the Code and Section 4999 of the Code, the Company is prohibited from deducting any “excess parachute payment” to an individual, and the individual must pay a 20% excise tax on any “excess parachute payment.” An individual’s “parachute payments” which exceed his or her average annual compensation will generally be treated as “excess parachute payments” if the present value of such payments equals or exceeds three times the individual’s average annual compensation. A payment generally may be considered a “parachute payment” if it is contingent on a change in control of the Company.
Non-United States Taxpayers. If the recipient is subject to the tax laws of any country other than the United States, the recipient should consult his or her own tax and legal advisors to determine the tax and legal consequences of any award received under the 2014 LTIP.
NEW PLAN BENEFITS
Except as discussed under “Director Compensation,” the selection of individuals who will receive awards under the 2014 LTIP, if the plan is approved by the shareholders, and the amount of any such awards, is discretionary and determined from time to time by the Compensation Committee and the Board and is therefore not presently determinable.
As discussed in “Director Compensation,” each non-employee director currently receives an annual stock option grant valued at $126,000 that vests ratably over three years and an annual RSU grant valued at $84,000 that vests ratably over three years. In addition, each new director receives a grant of stock options valued at $160,000, which options would vest

Sigma-Aldrich 2014 Proxy Statement | 33

ratably over three years. The Director Compensation for 2013 table on page 16 sets forth compensation received by non-employee directors during 2013.
Accordingly, our directors and Named Executive Officers have an interest in this proposal as they would be eligible to receive equity awards under the 2014 LTIP.
THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE SIGMA-ALDRICH CORPORATION 2014 LONG-TERM INCENTIVE PLAN.

COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE SUMMARY
Our executive compensation program is based on our pay-for-performance philosophy and designed to ensure that our compensation plans work to maximize long-term shareholder value by appropriately incentivizing and retaining our executive team to meet and exceed both our long-term strategic and annual operating plans.
2013 PERFORMANCE HIGHLIGHTS
Key 2013 financial results were as follows:

•
Net income was $491 million compared to $460 million in 2012. Changes in foreign currency exchange rates as compared to the prior year reduced otherwise reportable net income by $7 million. Excluding the impact of changes in foreign currency exchange rates, net income would have increased by 8% when compared to 2012.

•	Diluted EPS was $4.06, compared to $3.77 in 2012. Excluding the impact of changes in foreign currency exchange rates, diluted adjusted EPS would have increased by 9% in 2013 when compared to 2012.

•
Free cash flow was $541 million, an increase of $88 million or 19% compared to 2012. Free cash flow was calculated as net cash provided by operating activities of $641 million less capital expenditures of $100 million.

•
Sales were $2,704 million, an increase of $81 million or 3% compared to 2012. Excluding the impact of changes in foreign currency exchange rates, which decreased sales by 1%, sales increased organically by 4% compared to 2012.

For a discussion of the Company’s use of non-GAAP financial measures, see page 20 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures.”

For both a longer-term and annual performance perspective, the Company’s TSR compared to our Comparator Group and the S&P 500 over the prior seven-, five-, three- and one-year periods ended on December 31, 2013 was as follows:

•	156% for seven years, compared to 95% for our Comparator Group and 52% for the S&P 500;

•	136% for five years, compared to 210% for our Comparator Group and 128% for the S&P 500;

•	46% for three years, compared to 51% for our Comparator Group and 57% for the S&P 500; and

•	29% for one year, compared to 36% for our Comparator Group and 32% for the S&P 500.
The Company achieved record sales and profits in 2013. The Company achieved 2013 annual performance goals near target levels resulting in near target annual cash bonus payouts as more fully explained under “Compensation Analysis —Annual Cash Bonus” beginning on page 40 of this proxy statement. The Company achieved long-term performance goals related to the 2011 - 2013 performance share awards below target levels resulting in a payout of the 2011 awards between the threshold and target levels as more fully explained under “Compensation Analysis — Performance Shares” beginning on page 44 of this proxy statement.
2013 COMPENSATION PLAN HIGHLIGHTS
The design of our executive compensation program for 2013 was generally consistent with the design of our 2012 program. However, we made several enhancements in 2013 to further drive our pay-for-performance philosophy, combined with our ongoing use of many best practices, to align executive compensation with shareholder value creation. The following table highlights these enhancements.

Sigma-Aldrich 2014 Proxy Statement | 34

PRACTICES CONSISTENT WITH 2012 PROGRAM	CHANGES MADE FOR 2013

• Pay-for-performance philosophy
• Pay positioning philosophy relative to consistent Comparator Group and mix of base salary and annual and long-term incentive compensation
• Balanced metrics for performance shares, including relative TSR to align with shareholders
• Change-in-control agreements with best practice features (e.g., double-trigger severance, less than three times base salary and target bonus, no tax gross-up, no enhanced welfare or retirement benefits)
• Compensation risk assessment
• Financial Restatement Policy extends clawback provision to any financial restatement, regardless of wrongdoing; clawback provisions included in all equity awards
• Use of tally sheets
• Share ownership requirement for management and directors
• Limited perquisites

• Adjusted EPS used to fund individual portion of annual bonus plan for business units rather than business unit profitability; awards adjusted based on individual performance
• Provided mix of stock options, time-based restricted stock units and performance shares to all management participants rather than split of stock options and performance shares for senior executives and performance shares for all other recipients
• Changed performance share metric from return on equity to return on invested capital, set annually • Eliminated future company contributions to SERP and replaced with Restoration Plan to provide executives retirement benefits equivalent to those provided to other employees
• Eliminated future company contributions to qualified defined benefit pension plan (RSVP) to minimize future volatility in Company expense
• Enhanced 401(k) Plan to provide competitive employee retirement benefits

On September 3, 2013, the Company amended the employment agreement for Mr. Sachdev, President and CEO of the Company, to, among other things, extend the term for five years effective as of January 1, 2014. In connection with that extension, the Compensation Committee made special one-time performance-based equity grants (as described in detail on page 46 of this proxy statement) to Mr. Sachdev based on the Compensation Committee’s belief that Mr. Sachdev’s contributions to the Company were a significant factor in the increase in shareholder value over the past several years and that retaining his services supports our shareholders’ long-term interests. The Compensation Committee made these grants after evaluation of data provided by the Compensation Consultant analyzing Mr. Sachdev’s overall compensation, including retirement benefits, as compared to his peers in the Comparator Group. At the same time, the Compensation Committee set Mr. Sachdev’s base salary at $990,000 for 2014 and annual long-term incentive target opportunity at $3,600,000 in order to recognize his exemplary performance and to bring his compensation more in line with the market compared to his peers in the Comparator Group. Subsequently, based on overall 2013 performance, the Compensation Committee increased Mr. Sachdev’s 2014 base salary to $1,000,000.
ELEMENTS OF COMPENSATION
The elements of compensation for the Named Executive Officers are intended to attract and retain a high caliber of executive talent, align incentives with shareholder interests and support our pay-for-performance philosophy. The following table summarizes each of the three main elements of our executive compensation program.

Pay Element	Business Purpose	Key Features	2013 Actions
Base Salary	Attract and retain high quality executives needed to lead our complex global business
Median of Comparator Group used as reference point

Other factors considered in determining base salary for individual executives:
• responsibilities
• individual performance
• internal pay equity
• compensation history
• executive’s potential
Salaries adjusted to reflect individual performance and added responsibilities as well as the competitive marketplace

Sigma-Aldrich 2014 Proxy Statement | 35

Pay Element	Business Purpose	Key Features	2013 Actions
Annual Bonus	Motivate and reward achievement of annual financial and individual performance targets set in conjunction with annual business planning process Attract and retain key executives
Cash award paid after year end

Median of Comparator Group used as reference point for target opportunity

Other factors considered in determining target opportunity for individual executive:
• responsibilities
• individual performance
• internal pay equity

In comparison to 2012, threshold, target and maximum performance goals for operating income, free cash flow and adjusted EPS have increased

Used adjusted EPS rather than business unit profitability to fund individual element of annual bonus; awards still adjusted based on individual performance

Long-Term Incentive (Stock Options, Time-Based Restricted Stock Units (RSUs) and Performance Shares)
Motivate and reward executive achievement of long-term financial targets in support of long-term strategic plan

Attract and retain key executives

Incentivize executives to create long-term shareholder value by offering opportunities to benefit from stock appreciation through stock ownership

Align executives’ interests with those of shareholders

Combination of stock options, RSUs and performance shares provides balance between share price appreciation, retention and long-term operating results using three-year performance and vesting periods

Median of Comparator Group used as reference point for target opportunity

Other factors considered in determining target opportunity for individual executive:
• responsibilities
• individual performance
• internal pay equity
• executive’s potential
• retention risk

Re-allocated long-term incentive opportunity among vehicles by maintaining stock options (50% of value), adding RSUs (25% of value) for purposes of retention and maintaining performance shares (25% of value) to provide more balanced long-term incentive program

For performance shares, replaced return on equity metric with return on invested capital set each year of three-year performance period, maintained sales growth and relative TSR to focus on growth and shareholder value creation

Our executive compensation program has evolved in a manner consistent with the Compensation Committee’s view of current best practices. The 2003 LTIP does not allow repricing or replacing underwater stock options or stock appreciation rights without shareholder approval, which we have never sought. Further, our proposed 2014 LTIP has enhanced governance features reflecting current best practices, including a prohibition on reload options and share recycling and a minimum three-year ratable vesting period for all equity awards. In February 2014, the Compensation Committee updated our share ownership policy to increase the CEO’s holding requirements from three times base salary to six times base salary. The updated share ownership policy requires all individuals subject to such policy, including the Named Executive Officers, to retain all shares received from the Company as compensation until the applicable shareholding requirement is met. See “Share Ownership Policy” beginning on page 48 of this proxy statement for a more detailed description of the share ownership policy. We do not provide our executives excessive perquisites and we do not provide any tax gross-ups on the limited perquisites we do offer. Our CIC agreements do not provide for payments of more than three times base salary plus targeted bonus and do not provide for severance payments without involuntary job loss or substantial diminution of duties (i.e., double-trigger). Our CIC agreements do not provide gross-ups or modified gross-ups on CIC severance payments or extended welfare and retirement benefits. We do not guarantee annual or multi-year incentive awards and do not pay dividends on unvested performance shares or RSUs. Consistent with the pay-for-performance philosophy, annual cash bonus and long-term incentive payments can exceed target levels only if overall Company financial targets are exceeded and will fall below target levels or be eliminated if overall financial goals are not achieved. We believe our executive compensation program appropriately utilizes many best practices in our overall pay-for-performance philosophy and is aligned with the interests of our shareholders.
ROLE OF COMPENSATION COMMITTEE
The Compensation Committee has responsibility for establishing and monitoring adherence to the Company’s compensation philosophies and objectives. The Compensation Committee is charged with monitoring the total compensation paid to each of the Named Executive Officers to ensure that compensation is fair, reasonable and competitive. The Compensation Committee makes all compensation decisions for our executive officers and reviews the performance of our President and CEO. A description of the Compensation Committee’s role in setting executive compensation is included on page 13 under “Directors Meetings and Committees — Compensation Committee” and in its Charter which is published on the Company’s website, www.sigmaaldrich.com, under “Investor Relations – Corporate Governance.” Information on the Company’s website is not incorporated by reference herein.

Sigma-Aldrich 2014 Proxy Statement | 36

ROLE OF INDEPENDENT CONSULTANT TO THE COMPENSATION COMMITTEE
The Compensation Committee retains the services of Total Rewards Strategies as its Compensation Consultant to collect benchmark data and analyze the executive compensation and related data of the Comparator Group. Based on the independence factors set forth in the NASDAQ listing standards, the Compensation Committee determined that the Compensation Consultant’s engagement did not raise any conflict of interest. The Compensation Consultant provides the Compensation Committee with information on compensation trends and practices as well as alternatives for the Compensation Committee’s consideration when making compensation decisions. The Compensation Consultant also provides opinions on compensation recommendations the Compensation Committee receives from management. The Compensation Consultant was present at all of the Compensation Committee’s meetings in 2013. In addition to executive compensation consulting services, the Compensation Consultant also provided director compensation consulting services to the Governance Committee, which is responsible for setting director pay. The Compensation Consultant did not provide any other services to the Company.
ROLE OF MANAGEMENT IN COMPENSATION DECISIONS
Management provides recommendations to the Compensation Committee through the CEO and the Vice President of Human Resources regarding compensation strategy, plan design and implementation. Management uses Comparator Group data provided by the Compensation Consultant in making these recommendations. The CEO annually reviews the performance of our executive officers and presents individual compensation recommendations for these officers to the Compensation Committee for approval. The Compensation Committee exercises its discretion in accepting, modifying or disregarding these recommendations.
EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES
We seek to maintain an executive compensation program designed to attract, retain, motivate and reward executives capable of achieving and exceeding challenging business objectives in the complex and competitive global chemical, life science and high technology industries in which we operate. The objectives approved by the Board are those thought to best deliver sustainable long-term shareholder value through profitable growth of the Company. In establishing and overseeing our pay-for-performance philosophy, the Compensation Committee established short- and long-term financial and operating performance goals for 2013 consistent with our strategic plans. The Compensation Committee believes compensation paid to executives should be closely aligned with these performance goals, and that a significant portion of compensation should be directly related to factors that influence shareholder value, thereby aligning compensation with our shareholders’ interest.
COMMITTEE CONSIDERATION OF THE COMPANY’S 2013 SHAREHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION
At our 2013 annual meeting of shareholders, consistent with the 2012 executive compensation advisory vote results, over 98% of voted shares approved, on an advisory basis, the compensation of the Named Executive Officers, thus ratifying our pay-for-performance philosophy and balanced compensation approach. No specific component of our 2013 executive compensation program was altered based upon this high passage rate. However, the Compensation Committee will continue to monitor shareholder feedback each year as it reviews and establishes future executive compensation plans and determines awards for the Named Executive Officers.
COMPARATOR GROUP
We use the Comparator Group as a reference for our executive compensation program. The Compensation Committee believes the Comparator Group is representative of the labor market from which we recruit executive talent. Factors used to select Comparator Group companies include industry segment, sales, profitability, market capitalization and number of employees. The Compensation Committee reviews the make-up of the Comparator Group annually. In February 2012, the Compensation Committee approved the Comparator Group for 2012. The same Comparator Group was retained for 2013. Shown below is the Comparator Group for 2013:

Agilent Technologies, Inc.	Bio Rad Laboratories, Inc.	Life Technologies Corporation	Qiagen
Air Products & Chemicals	Charles River Laboratories	Lonza	Techne Corporation
Inc.	Int’l, Inc.	Mettler-Toledo International	Thermo Fisher Scientific
Airgas, Inc.	Covance Inc.	Inc.	Inc.
Albemarle Corporation	Ecolab Inc.	Pall Corporation	VWR International
Ashland Inc.	Int’l Flavors & Fragrances Inc.	PerkinElmer, Inc.	Waters Corporation

Sigma-Aldrich 2014 Proxy Statement | 37

When considering the appropriateness of the Comparator Group, the Compensation Committee compared the financial results for the Company against those of the Comparator Group. As shown in the table below based on data as of December 31, 2012 among the Comparator Group, the Company placed between the 25th and 50th percentiles for sales and number of employees, but in the top quartile for net income and market capitalization. Given these comparisons, it is the Compensation Committee’s opinion that our use of the median compensation levels of the Comparator Group as reference points continued to be reasonable and appropriate in determining compensation for the Named Executive Officers.

2012 FISCAL YEAR RESULTS FOR COMPARATOR GROUP ($ IN MILLIONS)
Comparator Group	Sales	Net Income	Market Capitalization (12/31/12)	Number of Employees
25th Percentile	2,104	110	3,397	6,875
50th Percentile	2,783	268	5,858	10,395
75th Percentile	5,274	439	7,918	15,000
Sigma-Aldrich Corporation	2,623	460	8,862	9,000
Among other analyses presented, the Compensation Consultant provides the 50th percentile, or median, of the Comparator Group for each element of total compensation (base salary, annual cash bonus and long-term incentive compensation) as well as total overall compensation. The Compensation Committee uses the median as a reference point when determining compensation targets for each element of pay as well as total compensation. Actual target pay for an individual may be more or less than median based on the Compensation Committee’s evaluation of the individual’s responsibilities, potential, performance and compensation history and internal pay equity.
ELEMENTS OF COMPENSATION
Elements of our executive compensation program and benefits package include:

•	base salary;

•	performance-based annual cash bonus opportunity;

•	performance-based long-term incentive compensation comprised of a combination of stock options and performance shares granted annually;

•	time-based long-term incentive compensation in the form of RSUs granted annually;

•	from time to time, one-time equity grants may be used to attract new executives or reward or retain current management;

•	a comprehensive clawback policy covering both the annual cash bonus and long-term incentive awards that calls for recoupment in the event of financial restatement, regardless of culpability;

•
employee benefits, such as life, health and disability insurance benefits, a tax-qualified retirement savings plan (401(k)), a non-qualified 401(k) restoration plan, a frozen tax-qualified defined benefit pension plan and a frozen SERP;

•	a non-qualified, employee-funded deferred compensation plan;

•	limited perquisites consisting of an automobile allowance and executive physical;

•	a CIC agreement that provides a severance payment of no more than three times base salary plus target bonus upon termination after a CIC but no tax gross-up; and

•	a share ownership policy that requires all executives to hold Company stock with a market value equal to a certain multiple of their base salary.
COMPENSATION ANALYSIS
At least annually, the Compensation Committee is provided with a total compensation analysis (i.e., tally sheet) for each of our senior executives, including the Named Executive Officers, which provides the annual value of each element of compensation and benefits as well as the combined annual value of all compensation. The Compensation Committee uses these analyses as a reference point in monitoring the effectiveness of our executive compensation program, including whether the program reflects Company operating performance and is correlated to changes in TSR.

Sigma-Aldrich 2014 Proxy Statement | 38

Each element of compensation is intended to achieve a specific purpose and to contribute to a total compensation package designed to be competitive, and have an appropriate mix of performance-based pay. There is no pre-determined policy or target for allocating compensation among the various elements. The Compensation Committee reviews information provided by the Compensation Consultant regarding market practices and the practices of the Comparator Group and considers the Company’s historical pay practices to determine the appropriate level and mix of compensation. In allocating compensation among the various elements of our program, we believe the compensation of our most senior executives, including the Named Executive Officers who have the greatest ability to influence Company performance, should be predominately performance-based. The following table shows the portion of each Named Executive Officer’s compensation for 2013 allocated to each of the three main elements of compensation – base salary, annual cash bonus and long-term incentive awards – as well as the total performance-based compensation assuming a full year of participation and 100% achievement of all performance-based targets. The effects of Mr. Sachdev’s special performance-based equity grants, as described on page 46 of this proxy statement, and Mr. Green’s special retention equity grant, as described on page 44 of this proxy statement, on the compensation mix are included in the “Including Special Equity Grants” columns.

2013 TARGET COMPENSATION MIX as Percent of Total Compensation (%)
	Excluding Special Equity Grants				Including Special Equity Grants (1)
	Base	Bonus	Long-Term Incentives	Total Performance-Based	Base	Bonus	Long-Term Incentives	Total Performance-Based
Rakesh Sachdev	17	17	66	67	9	9	82	84
Jan A. Bertsch	29	19	52	59	29	19	52	59
Gilles A. Cottier	26	17	57	60	26	17	57	60
Eric M. Green	29	19	52	58	26	17	57	52
Franklin D. Wicks	28	18	54	59	28	18	54	59
(1) Mr. Sachdev and Mr. Green are the only Named Executive Officers that received one-time special equity grants in 2013.
The Compensation Committee reviews historic target and realized compensation for the Named Executive Officers in comparison to realized compensation for executives in the Comparator Group, considering the financial and stock performance of the Company and the Comparator Group. Total compensation delivered is considered in relation to actual Company performance with respect to sales, net income and TSR over a five-year period. Relative Company performance and total realized compensation are compared to that of the Comparator Group.
The Compensation Committee also analyzes our equity compensation practices in comparison to those of the Comparator Group considering market capitalization, net income and number of outstanding shares to ensure that our equity grants are appropriate relative to the Comparator Group and our financial performance. It also reviews the form of equity compensation relative to the Comparator Group and adjusts the form of equity grants in consideration of both market practice and the Company’s philosophy to align our program with the creation of long-term shareholder value.
Base Salary
We provide executives with a base salary intended to attract and retain the quality executives needed to lead our complex, global businesses. In setting the base salaries of the Named Executive Officers, the median of the Comparator Group is used as a reference point, although responsibilities, individual performance, internal pay equity, compensation history and potential of the executive are also considered. The Compensation Committee reviews the base salaries of the Named Executive Officers annually and may make adjustments as appropriate.
The Compensation Committee increased the salary for Mr. Green as of January 1, 2013 in recognition of his significantly expanded role and for each of the other Named Executive Officers, effective as of March 24, 2013, as part of its annual compensation review process and in recognition of the contributions of each of the Named Executive Officers to the Company during the prior year. The increased salary for Mr. Sachdev is also reflective of salaries of the Comparator Group for CEOs. The following table provides annualized base salary information for each of the Named Executive Officers for 2013 and 2012.

Sigma-Aldrich 2014 Proxy Statement | 39

ANNUALIZED BASE SALARIES ($)
	2013	2012
Rakesh Sachdev	900,000	800,000
Jan A. Bertsch	470,000	450,000
Gilles A. Cottier	390,000	375,000
Eric M. Green (1)	350,000	NA
Franklin D. Wicks	441,500	425,000

(1)	Mr. Green was not a Named Executive Officer in 2012.
Annual Cash Bonus
Our annual cash bonus is awarded pursuant to the Bonus Plan and is designed to provide incentives to achieve annual financial and operational performance targets set in conjunction with the annual business planning process. Shareholders re-approved the Bonus Plan in 2010 to maintain tax deductibility under Section 162(m) of the Code, and to add a Bonus Plan repayment requirement, often called a “clawback” provision, which requires covered executives to repay bonus awards in certain situations where financial results are subsequently restated. The Compensation Committee determines target Bonus Plan awards for each executive annually after considering as a reference point the target awards provided to comparable executive positions in the Comparator Group. The Compensation Committee also considers the executive’s responsibilities and performance as well as internal pay equity.
The table below reflects the threshold, target and maximum Bonus Plan opportunity as a percentage of base salary for each of the Named Executive Officers as established by the Compensation Committee. Bonus targets as a percentage of base salary were unchanged from 2012 except for Mr. Green whose bonus target was set commensurate with his significantly expanded role as Executive Vice President of the Company and President of the Research business unit.

2013 BONUS PLAN OPPORTUNITY AS A PERCENTAGE OF BASE SALARY (%)
	Threshold Performance	Target Performance	Maximum Performance
Rakesh Sachdev	50.0	100.0	200.0
Jan A. Bertsch	32.5	65.0	130.0
Gilles A. Cottier	32.5	65.0	130.0
Eric M. Green	32.5	65.0	130.0
Franklin D. Wicks	32.5	65.0	130.0
Performance targets for the Bonus Plan are linked directly to the annual business plans for the overall Company and, where applicable, business units. For our CEO and corporate function heads, 80% of the payout is based on total Company results with respect to adjusted operating income, free cash flow and organic sales growth, with 20% based on adjusted EPS results, subject to adjustments for individual performance, which we refer to as the “individual element” of the bonus. For our executives leading business units, 50% of the payout is based on total Company results with respect to adjusted operating income and free cash flow, 30% is based on business unit organic sales growth and the 20% individual element is funded based on adjusted EPS results and allocated based on achievement of certain business unit financial metrics and individual performance. Given the nature of our business, the Compensation Committee believes this allocation provides an appropriate balance among Company, business unit and individual accountability.
Bonus Plan performance metric definitions are shown below:

•
Adjusted operating income is a key accounting measure and broad-based performance metric. The Compensation Committee uses this metric to ensure business decisions are made in the best interests of our shareholders. The calculation excludes from reported operating income the impacts of restructuring and impairment charges, acquisition costs, significant, unusual or one-time expenses or gains and any material acquisitions made during the year. All Named Executive Officers have adjusted operating income as a performance measure in their Bonus Plan award.

•
Free cash flow measures the Company’s ability to use its assets to generate cash. The Compensation Committee believes free cash flow is important as it allows the Company to invest in its future and to pay dividends. We define free cash flow as net cash provided by operating activities less capital expenditures. All Named Executive Officers have free cash flow as a performance measure in their Bonus Plan award.

Sigma-Aldrich 2014 Proxy Statement | 40

•
Organic sales growth demonstrates the Company’s ability to grow the existing business, without consideration of current year acquisitions or divestiture activity, and is a comparison of year-over-year sales. We define organic sales growth as sales, adjusted for currency fluctuations and excluding material acquisitions and divestitures made during the year. For 2013, the organic sales growth goal for Mr. Sachdev and Ms. Bertsch was based on overall Company results. For business unit executives, the organic sales growth goal was based on their specific business units as follows: for Dr. Wicks – Applied; for Mr. Green – Research; and for Mr. Cottier – SAFC Commercial.

•
Adjusted EPS is used to determine the overall funding for the individual element based on the Company’s attainment of specified threshold, target and maximum adjusted EPS targets. We define adjusted EPS as earnings per share adjusted for the impacts of restructuring and impairment charges, acquisition costs, significant, unusual or one-time expenses or gains and any material acquisitions made during the year. Upon achieving at least the threshold level of adjusted EPS, the CEO recommends to the Compensation Committee an allocation of available funds to the corporate functions based on the attainment of each function’s specific goals. Using these metrics, the Compensation Committee determines individual performance and payouts for Mr. Sachdev and Ms. Bertsch. Achievement of certain business unit financial metrics is used to allocate available funds to the business units for Dr. Wicks and Messrs. Cottier and Green and individual performance is used to determine the payout for each executive. The Compensation Committee believes it is appropriate to encourage focus on particular goals specific to each business unit and individual. Individual objectives impact this portion of the cash bonus only if the established adjusted EPS and business unit financial metrics are achieved and then, only negatively in the Compensation Committee’s discretion (i.e., depending on the executive’s performance against his or her individual objectives, the Compensation Committee can decrease this portion of the cash bonus).

The individual objectives for each of the Named Executive Officers were as follows:

•	Mr. Sachdev: Successfully transition the Company’s organization to a customer-focused business model and exceed Company’s overall financial goals established for the Bonus Plan and the 2003 LTIP.

•	Ms. Bertsch: Provide leadership for the finance organization and strategic financial leadership to enable attainment of the Company’s overall financial goals.

•	Mr. Cottier: Lead SAFC Commercial business unit to deliver on key projects, and achieve targeted sales growth and certain SAFC Commercial financial metrics.

•	Mr. Green: Lead Research business unit and achieve sales growth targets for strategic initiatives and certain Research financial metrics.

•	Dr. Wicks: Lead Applied business unit and achieve sales growth targets for strategic initiatives and certain Applied financial metrics.
The Compensation Committee determines performance against such individual objectives and determines the need for any negative adjustments to the bonus award, based upon recommendations from the CEO except in the case of the CEO’s performance. The Compensation Committee evaluates Mr. Sachdev’s performance based on a comparison of overall Company results against Company goals.
In summary, for Mr. Sachdev and Ms. Bertsch, the performance metrics and relative weighting of such metrics as a percentage of the total cash bonus were as follows:

Metric Type	Specific Metric	Weighting (% of Total Cash Bonus)
Total Company Metrics	Adjusted Operating Income	40
	Free Cash Flow	10
	Organic Sales Growth	30
Adjusted EPS/Individual Objectives	Adjusted EPS	20
Total		100

Sigma-Aldrich 2014 Proxy Statement | 41

For each of Dr. Wicks and Messrs. Cottier and Green, the performance metrics and relative weighting of such metrics as a percentage of the total cash bonus were as follows:

Metric Type	Specific Metric	Weighting (% of Total Cash Bonus)
Total Company Metrics	Adjusted Operating Income	40
	Free Cash Flow	10
Business Unit/Individual Objectives	Business Unit Organic Sales Growth	30
	Funded based on Company Adjusted EPS and allocated to business units based on achievement of certain business unit financial metrics	20
Total		100
Each of the performance metrics established for the Named Executive Officers represent significant drivers of financial performance for the Company. In the Compensation Committee’s opinion, achieving these goals represents a significant, yet appropriate, challenge for the executives and their organizations. The performance metrics are weighted to reflect the Compensation Committee’s determination of the importance of each and the vaIue their achievement can bring to our shareholders.
For our corporate-level executives, with respect to adjusted operating income, free cash flow and organic sales growth, the Compensation Committee established targets the accomplishment of which is intended to provide for a 100% payout for that particular metric. Targets at the corporate level for adjusted operating income, free cash flow and organic sales growth metrics in 2013 were $710 million, $430 million and 4%, respectively. In 2013, overall Company results for adjusted operating income, free cash flow and organic sales growth were $680 million, $541 million and 3.5%, respectively, resulting in a payout of 63%, 200% and 88%, respectively, for each of these metrics for Mr. Sachdev and Ms. Bertsch. Adjusted EPS was above target resulting in an above target payout for the individual element for Mr. Sachdev and Ms. Bertsch. As noted above, the Compensation Committee may apply negative discretion to reduce the individual element of the awards based on individual performance. For 2013, the Compensation Committee elected not to apply negative discretion with respect to the individual element for our corporate-level executives as it felt the performance of each executive against his or her individual objectives met or exceeded expectations.
In addition to the corporate-level targets and results shown above for adjusted operating income and free cash flow and, for purposes of the individual element, adjusted EPS, which are also applicable for Dr. Wicks and Messrs. Cottier and Green, the Compensation Committee established targets specific to Applied, Research and SAFC Commercial for the 30% business unit organic sales growth portion of the bonus. The Applied and SAFC Commercial business unit organic sales growth results were between threshold and target, resulting in payouts below target for Dr. Wicks and Mr. Cottier for this portion of the bonus. The Research business unit organic sales growth result was at target, resulting in a payout at target for Mr. Green for this portion of the bonus. As noted above for the corporate-level executives, adjusted EPS was above target resulting in an above target funding for the individual element, subject to the CEO’s recommendations based on achievement of business unit financial metrics. As a result of each business unit’s performance against these financial metrics, the CEO recommended payouts for Dr. Wicks and Messrs. Cottier and Green. The Compensation Committee elected not to apply negative discretion with respect to the CEO’s recommendations regarding the individual element for Dr. Wicks and Messrs. Cottier and Green as it felt the performance of each executive against his individual objectives met or exceeded expectations.
We consider the Company target for adjusted EPS and the following business unit targets to be confidential: business unit organic sales growth, sales growth targets for strategic initiatives and certain business unit financial metrics. Achievement of each of these targets requires superior performance by the Named Executive Officers and their corresponding business units. More specifically, it has been and will continue to be the practice of the Compensation Committee and the CEO to set all of these targets at levels that will require each Named Executive Officer to expend considerable time and energy and apply exceptional skill and ingenuity to achieve the same. Furthermore, because the Compensation Committee and CEO expect superior performance on a consistent basis, the Named Executive Officers and the business units they lead are expected to achieve all of the targets set for them, including the annual business unit organic sales growth, strategic initiative sales growth targets and certain business unit financial metrics described herein.

Sigma-Aldrich 2014 Proxy Statement | 42

Bonus Plan payments based on the metrics and results described above are shown for each Named Executive Officer in the table below.

2013 BONUS PLAN AWARDS
	As Percentage of Target (%)	Actual Award ($)
Rakesh Sachdev	98.2	883,800
Jan A. Bertsch	98.2	300,001
Gilles A. Cottier	86.8	220,038
Eric M. Green	95.2	216,580
Franklin D. Wicks	100.3	287,836
The Bonus Plan payments are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2013, 2012 and 2011 on page 50 of this proxy statement.
Long-Term Incentive
We use long-term incentive awards to attract and retain key management, including the Named Executive Officers. All long-term incentive awards are granted under the 2003 LTIP. Shareholders re-approved the 2003 LTIP performance criteria in 2011 to preserve certain tax deductibility under Section 162(m) of the Code. The Compensation Committee has oversight of the 2003 LTIP and believes it provides an appropriate incentive for our executives to create shareholder value by offering participants an opportunity to benefit from stock appreciation through stock ownership. As discussed in “Agenda Item V - Approval of the Sigma-Aldrich Corporation 2014 Long-Term Incentive Plan,” the Board is recommending shareholders approve the 2014 LTIP to replace our existing 2013 LTIP.
In determining the long-term incentive opportunity for each Named Executive Officer, the Compensation Committee considers the median value of long-term incentive compensation for each role for the Comparator Group. The Compensation Committee also considers overall share utilization in comparison to the Comparator Group, taking into account both the overall number of shares used (as a percentage of shares outstanding) as well as the value of shares used relative to the Comparator Group. The Compensation Committee then determines the long-term incentive compensation opportunity for each Named Executive Officer using as a reference point the median target awards provided to comparable executive positions in the Comparator Group. The Compensation Committee also considers the executive’s responsibilities, potential and individual performance as well as internal pay equity. In 2013, the Compensation Committee again increased the long-term incentive compensation opportunity for (i) Mr. Sachdev to better align to the Comparator Group and to account for the substantial contribution he has made to the success of the Company since taking on the CEO role in 2010 and (ii) Dr. Wicks, Ms. Bertsch and Messrs. Cottier and Green to better align with the Comparator Group, taking into account the responsibility of each executive in the enhanced organizational structure put in place in January 2013. The table below shows the accounting value of the annualized long-term incentive opportunity for each Named Executive Officer for 2012 and 2013, and excludes Ms. Bertsch’s new hire grants in 2012 and Mr. Sachdev’s and Mr. Green’s special equity grants in 2013.

LONG TERM INCENTIVE OPPORTUNITY ESTIMATED GRANT VALUE ($ in thousands) (excluding new hire and special equity grants)
	2013	2012
Rakesh Sachdev	3,373	2,968
Jan A. Bertsch	869	824
Gilles A. Cottier	869	818
Eric M. Green (1)	613	NA
Franklin D. Wicks	869	818
(1) Mr. Green was not a Named Executive Officer in 2012.
The Compensation Committee believes that the mix of equity compensation among stock options, RSUs and performance shares aligns the interests of executives with those of shareholders through stock appreciation, while also addressing the need for a retention element. The mix is also intended to account for the volatility of our stock price, whose value may be

Sigma-Aldrich 2014 Proxy Statement | 43

driven by general forces in the market and other factors beyond our control.
Stock Options
On February 11, 2013, the Compensation Committee granted the Named Executive Officers stock options with a ten-year term that vest in three equal increments on each of the first three grant date anniversaries. The number of options granted was determined by dividing 50% of the target long-term incentive opportunity by an estimated Black-Scholes value of an option to purchase a share of Common Stock near the grant date. For purposes of this calculation, the Compensation Committee selected an option life and volatility period of seven years.
The Compensation Committee has a policy whereby the exercise price of an option is set at 100% of the fair market value of the Common Stock on the close of trading on the first day of the designated “trading window” which follows a public release of earnings. By setting the option price within the trading window period, the Compensation Committee believes it will enhance transparency and reduce the potential for stock price volatility to unduly affect compensation. The grant date fair value of options which equals the expense related to the 2013 option grants to the Named Executive Officers, excluding assumed forfeitures, is listed in the “Option Awards” column of the Summary Compensation Table for 2013, 2012 and 2011 on page 50 of this proxy statement and the “Grant Date Fair Value of Stock and Option Awards” column of the Grants of Plan-Based Awards for 2013 table on page 52 of this proxy statement, and the grants of options are listed in the final three columns of the Grants of Plan-Based Awards for 2013 table on page 52 of this proxy statement.
Time-Based Restricted Stock Units (RSUs)
As part of the annual equity grant, on February 11, 2013, the Compensation Committee granted the Named Executive Officers RSUs that vest upon the completion of a three-year service period beginning January 1, 2013 and ending December 31, 2016. The number of RSUs granted was determined by dividing 25% of the target long-term incentive opportunity by an approximation of the grant date value of a share of Common Stock near the grant date.
The value of the grants is dependent upon continued service with the Company as well as stock price appreciation and thus enhances both retention and shareholder value creation. The number and value of RSU grants are listed in the Grants of Plan-Based Awards for 2013 table on page 52 of this proxy statement in the columns titled “All Other Stock Awards: Number of Shares of Stock or Units” and “Grant Date Fair Value of Stock and Option Awards.”
Special Time-Based RSU Retention Grant
On January 4, 2013, the Compensation Committee granted Mr. Green a special time-based RSU grant for the purpose of retention given his significantly expanded role as Executive Vice President of the Company and President of the Company’s Research business unit and to recognize his performance. The grant vests in its entirety on the third grant date anniversary. The number and value of this grant is included in the Grants of Plan-Based Awards for 2013 table on page 52 of this proxy statement in the columns titled “All Other Stock Awards: Number of Shares of Stock or Units” and “Grant Date Fair Value of Stock and Option Awards.”
Performance Shares
The Compensation Committee grants awards of performance shares under the 2003 LTIP to motivate our executives to achieve our financial targets over a three-year period. A new three-year performance period is launched each year, and performance periods including 2013 began in 2011, 2012 and 2013. The Compensation Committee established financial performance measures and targets for each three-year performance period. For the performance period beginning in 2011, the measures and targets were (1) average annual sales growth of 10% and (2) average ROE of 20%, with each metric weighted 50%. For the performance period beginning in 2012, the average annual sales growth target was set at 7% and weighted 40%, the ROE target was set at 20% and weighted 40% and relative TSR was added as a metric with the target set at the median of the Comparator Group and weighted 20%. For the performance period beginning in 2013, the average annual sales growth target was set at 7% and weighted 40%. In addition, ROE was replaced by ROIC, weighted 40%, with the target set each year to create more focus on working capital management and capital investment decisions and to support the Company’s acquisition growth strategy. The ROIC target for 2013 was set at 20%. Relative TSR was maintained as a metric with the target set at the median of the Comparator Group and weighted 20%.
For each metric, threshold, target and maximum performance goals are established, achievement of which results in payouts of 50%, 100% or 200% of target with proportional adjustment between these points. No payout occurs for performance below the threshold level.

Sigma-Aldrich 2014 Proxy Statement | 44

Performance share metrics are defined below:

•	Average annual sales growth is defined as the three-year average of year-over-year percentage changes in net sales (currency adjusted) inclusive of acquisitions and divestitures.

•
ROE is defined as the three-year average of each year’s reported net income divided by average total shareholders’ equity. There are no adjustments to net income or shareholders’ equity for this calculation.

•
Relative TSR compares the results of investing in Common Stock versus the stock of other companies in the Comparator Group considering both the appreciation or depreciation in share price as well as the value of dividends distributed during the three-year time period. Share price is calculated at the beginning and end of the period using the average closing price for each business day during the month of December (the December immediately prior to the grant date and the December immediately prior to the vest date). Relative TSR was added in 2012 to better align compensation with long-term shareholder value creation. Relative TSR representing the threshold, target and maximum payout for that portion of the award attributable to relative TSR is as follows for both the 2012-2014 and 2013-2015 performance share awards:

	Performance (Percentile of Comparator Group)	Payout (%)
Threshold	33rd	50
Target	50th	100
Maximum	90th	200

•
ROIC is defined as after tax operating income divided by the sum of total book equity and net debt. Operating income excludes acquisition related amortization, restructuring costs and acquisition transaction costs. Net debt is defined as total debt less cash.

The average annual sales growth and ROE or ROIC measures are expected to provide a balance between growth and asset efficiency measures consistent with our strategic goals while the relative TSR measure aligns executive compensation with shareholders in a manner that adjusts for equity market dynamics. The Compensation Committee believes this combination of metrics provides a balanced approach to executive compensation. Performance share vesting is calculated without management or Compensation Committee discretion. Any award earned will be delivered 100% in shares of Common Stock, subject to applicable tax withholding. The expense related to the 2013 performance share grants (at target value) to the Named Executive Officers is listed in the “Stock Awards” column of the Summary Compensation Table for 2013, 2012 and 2011 on page 50 of this proxy statement.
In February 2013, the Compensation Committee, in consideration of the median of the Comparator Group, as well as responsibilities, individual performance, internal pay equity, potential and retention risk, granted performance shares to the Named Executive Officers for the three-year performance period beginning January 1, 2013 and ending December 31, 2015. The number and expense related to the 2013 performance share grants (at target value) are listed in the Grants of Plan-Based Awards for 2013 table on page 52 of this proxy statement in the columns titled “Estimated Future Payouts Under Equity Incentive Plan Awards” and “Grant Date Fair Value of Stock and Option Awards.”
The most recent payout of performance shares, based on Company average annual sales growth and ROE performance for the three-year period from January 1, 2011 to December 31, 2013, occurred in February 2014 at 76% of target as shown below.

PERFORMANCE SHARE PAYOUT (FOR THE 2011 - 2013 PERFORMANCE PERIOD)
		PERFORMANCE LEVELS	RESULTS
Measure	Weight (%)	Target (100% of grant) (%)	Results (%)	Shares Awarded as Percent of Target (%)
Sales Growth	50.0	10.0	6.2	62.0
Return on Equity	50.0	20.0	19.6	90.0
Total	100.0			76.0
The Company achieved sales growth of 6.2% for the three-year period, resulting in a 62% payout for that component. The Company achieved ROE of 19.6%, resulting in a 90% payout for that component. The combined achievement for both components resulted in a payout of 76% (50% times 62% plus 50% times 90%) of the target performance shares granted

Sigma-Aldrich 2014 Proxy Statement | 45

to participants. The Compensation Committee believes that attainment of the goals is a significant challenge and does not apply discretion in determining the award.
EMPLOYMENT AGREEMENT
On February 14, 2011, the Company entered into the Employment Agreement with Mr. Sachdev, effective January 1, 2011 for a term extending through January 1, 2014, pursuant to which Mr. Sachdev served as President and CEO of the Company. The Employment Agreement provided a base salary of not less than $700,000, an annual bonus target of 100% of annual base salary and a long-term incentive opportunity target of 300% of annual base salary. Under the Employment Agreement, the Compensation Committee reviewed and set Mr. Sachdev’s base salary, annual bonus target and long-term incentive opportunity target for 2012 and 2013.
On September 3, 2013, the Company amended and restated the Mr. Sachdev’s Employment Agreement to, among other things, extend the term for five years effective as of January 1, 2014. In connection with that extension, the Compensation Committee made special one-time performance-based equity grants to Mr. Sachdev under the 2003 LTIP based on the Compensation Committee’s belief that Mr. Sachdev’s contributions to the Company were a significant factor in the increase in shareholder value over the past several years and that retaining his services supports our shareholders’ long-term interests. The special grant consisted of 130,000 stock options valued at approximately $2,860,000 and 30,290 performance shares valued at approximately $2,379,582. The Compensation Committee used a mix of stock options and performance shares to strike a balance between incentivizing future shareholder return and performance-based retention. The stock options vest in three equal annual installments beginning on the first anniversary of the grant date. The performance shares vest in the form of Common Stock in two equal installments on the third and fifth anniversaries of the grant date, with the payment of any award subject to the achievement of a cumulative free cash flow goal of $900,000,000 during the performance period. The award agreements define cumulative free cash flow as net cash provided by operating activities less capital expenditures, excluding any cash used in significant restructuring activities. The Compensation Committee made these grants after evaluation of data provided by the Compensation Consultant analyzing Mr. Sachdev’s overall compensation, including retirement benefits, as compared to his peers in the Comparator Group.
As part of amending and restating Mr. Sachdev’s Employment Agreement, the Compensation Committee set Mr. Sachdev’s 2014 base salary at $990,000 and annual long-term incentive target opportunity at $3,600,000 in order to recognize his exemplary performance and to move his compensation closer to the median total compensation of his peers in the Comparator Group. Subsequently, based on overall 2013 performance, the Compensation Committee increased Mr. Sachdev’s 2014 base salary to $1,000,000.
See “Employment Agreements — Employment Agreement with Mr. Sachdev” beginning on page 59 of this proxy statement for additional details on the Employment Agreement and the Amended and Restated Employment Agreement.
FINANCIAL RESTATEMENT POLICY
The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires stock exchanges to adopt rules requiring listed companies to develop and implement a policy for recovery (i.e., clawback) of incentive-based compensation from executive officers in the event of the restatement of previously published financial statements resulting from a material accounting error, material non-compliance with financial reporting requirements or violations of U.S. securities laws.
In advance of the issuance of final rules, in 2011 the Compensation Committee adopted a financial restatement policy that requires the clawback of any overpayment whenever there is a restatement of previously filed financial statements with the SEC, whether or not there was any wrongdoing. The policy has the following key attributes:

•
Applies to all executive officers of the Company subject to Section 16 of the Exchange Act irrespective of responsibility as well as any management level employee the Compensation Committee deems responsible for a restatement;

•	Makes incentive compensation granted or paid out during the period of up to three years prior to the restatement subject to clawback;

•	Includes as covered incentive compensation Bonus Plan payments and 2003 LTIP awards (performance shares, RSUs and stock options) as well as any other awarded incentive-based compensation;

•	Recoups the difference in the amount actually paid and the amount that should have been paid if the financial statements had been correctly reported initially; and

•
Recovers the clawback amount through cash payment, salary withholding over a 12-month period, reduction of future incentive compensation, voiding unvested share or option grants or recovering deferred compensation.

Sigma-Aldrich 2014 Proxy Statement | 46

Once the SEC approves final rules, the Compensation Committee intends to amend the policy as necessary to ensure compliance with such regulations.
COMPANY SPONSORED BENEFIT PLANS
We provide the Named Executive Officers with essentially the same company-sponsored health, welfare and retirement benefits as all other employees, including life, health and disability insurance benefits, a qualified savings plan, a non-qualified 401(k) restoration plan and a deferred compensation plan. Following is a brief description of the differences for the Named Executive Officers from those standard plans.
Welfare Benefits
Because of salary limits on our basic disability insurance benefit, certain highly compensated employees, including the Named Executive Officers, receive a Company-paid supplemental long-term disability benefit that provides base salary income replacement of 67% to a disabled participant to a maximum monthly benefit of $21,000 when combined with the basic benefit. The Named Executive Officers also have increased coverage under our travel accident insurance plan, pursuant to an industry standard policy.
Retirement Plans
In order to minimize volatility in Company expense, future company contributions to our U.S. tax-qualified pension plan, the RSVP, were discontinued as of December 31, 2012 and our 401(k) Plan was enhanced as of January 1, 2013. Base salary and annual cash bonus awards, but not long-term value delivered in shares or perquisites, are treated as eligible pay under the terms of these plans.
Supplemental Executive Retirement Plan
The SERP provided certain executives, including the Named Executive Officers, with additional retirement savings to supplement those that would otherwise be available but for limits imposed by the Code, including a limitation on eligible compensation in a qualified savings plan of $255,000 for 2013. The Compensation Committee, after a review of retirement benefits of the Comparator Group supplied by the Compensation Consultant, discontinued Company contributions to the SERP after the 2013 Company contribution and approved very limited grandfathering for 2014 (which will not impact the Named Executive Officers).
We maintain a bookkeeping account for participants reflecting annual credits. Participants in the SERP, including the Named Executive Officers, choose the investment options used to determine the earnings credited to their account from a list of mutual funds that generally coincide with the investment options within the Deferral Plan. Details of the SERP, including contributions and earnings for the Named Executive Officers, are listed in the Nonqualified Deferred Compensation for 2013 table on page 58 of this proxy statement.
Non-Qualified 401(k) Restoration Plan
Effective as of January 1, 2013, in order to provide retirement benefits for employees whose benefits are limited by the Code, we created the Restoration Plan for all US employees whose pay exceeds the qualified plan limits. A detailed description of the terms of the SERP and the Restoration Plan and the benefits provided to the Named Executive Officers can be found beginning on page 56 of this proxy statement under “Retirement Plan” and page 57 of this proxy statement under “Nonqualified Deferred Compensation.” The Company enhanced the 401(k) Plan also effective as of January 1, 2013 and created the Restoration Plan to provide overall retirement benefits at approximately the same level as were provided previously under the RSVP and the SERP but allocated to employees on an equivalent basis.
Non-Qualified Deferred Compensation Plan
We provide certain employees, including the Named Executive Officers, the opportunity to defer the payment of up to 50% of base salary and/or up to 100% of Bonus Plan awards. This program enables eligible employees to supplement their retirement income or short-term savings and defer current pre-tax income on which they may earn a tax-deferred market rate of return. Details of the Deferral Plan are described on page 57 of this proxy statement. The Company provides a match on the deferred amount only to the extent that the match was not earned in the 401(k) Plan due to the deferral of amounts under the Deferral Plan.

Sigma-Aldrich 2014 Proxy Statement | 47

Limited Perquisites
We provide an automobile allowance to certain executives, including the Named Executive Officers. The annual benefit for these vehicles in 2013 was $18,000 for each Named Executive Officer. Late in 2012 we began to provide executive physicals, and during 2013, four of the Named Executive Officers used this benefit. In line with our pay-for-performance philosophy, we do not provide financial planning or other common executive perquisites. The value of the limited perquisites we do provide is included in the “All Other Compensation” column of the Summary Compensation Table on page 50 of this proxy statement.
CIC Agreements
As described under “Employment Agreements — CIC Agreements with Named Executive Officers” beginning on page 60 of this proxy statement, we have entered into CIC agreements with each Named Executive Officer and certain other executives. The CIC agreements contain severance provisions subject to a double-trigger provision that requires both a CIC of the Company and separation from service within two years of the CIC. No changes were made to the CIC agreements in 2013. In line with best practices, our CIC agreements:

•	do not provide severance benefits without involuntary job loss or substantial diminution of duties;

•	do not provide severance benefits in excess of three times base salary and annual cash target bonus;

•	do not provide for tax gross-ups; and

•	do not provide extended welfare or retirement benefits.
The Compensation Committee regularly reviews the CIC agreements as well as the list of executives eligible for such an agreement. We believe these agreements serve the best interests of the Company and our shareholders by allowing our executives to exercise sound business judgment without fear of significant economic loss in the event they lose their jobs as a result of a CIC. The Compensation Committee believes from its experience and as advised by its Compensation Consultant that such arrangements are competitive, reasonable and necessary to attract and retain key executives. These agreements do not materially affect the Compensation Committee’s annual compensation determinations, as the terms of such agreements are triggered only by a Compensation Committee decision to reduce base salary after a CIC.
Acceleration of Vesting of Equity-Based Awards
Under the 2003 LTIP, all grants of stock options, performance shares and RSUs vest upon a CIC of the Company. In the event of a CIC, the Compensation Committee believes it is appropriate to accelerate the vesting of outstanding equity grants in order to attract and retain key executives, and to provide sufficient inducement to management to support a CIC when the Board determines it is in the best interest of shareholders.
A summary of the definition of CIC under the CIC agreement is set forth under “Employment Agreements — CIC Agreements with Named Executive Officers” beginning on page 60 of this proxy statement.
In addition, acceleration generally occurs in the event of retirement (defined as age 65 or at least age 55 with seven years of service), death, disability or involuntary termination without cause. The accelerated vesting triggers and rules pertaining thereto are described more fully under “Post-Employment Payments” beginning on page 61 of this proxy statement.
SHARE OWNERSHIP POLICY
To ensure strong linkage between the interests of our management team and those of our shareholders, we have a management share ownership policy. Under this policy, members of our global management team, including the Named Executive Officers, are required to hold shares of Common Stock with a market value equal to an established multiple of their annual base salary. Shares directly or beneficially owned, the value of vested 401(k) Plan balances invested in Common Stock, unvested RSUs and vested in-the-money stock options can be used to satisfy holding requirements. Performance shares granted but not awarded and unvested stock options do not count toward satisfying the holding requirement. Holding requirements include:

•	CEO – six times base salary (increased from three times base salary in February 2014);

•	Business unit presidents, General Counsel and CFO – two times base salary;

•	Other corporate officers and regional business officers – one times base salary;

•	Vice presidents – one half of base salary; and

•	Other members of the management team – 10% of base salary (decreased from one fourth of base salary in February 2014).

Sigma-Aldrich 2014 Proxy Statement | 48

All management members subject to the policy are required to achieve their investment level within five years of being hired or promoted to a level requiring a higher ownership requirement. The policy requires all management members subject to the policy, including the Named Executive Officers, to retain all shares received from the Company as compensation on an after-tax basis until the applicable shareholding requirement is met. As of the Record Date, each Named Executive Officer met his/her current share ownership obligation given his/her respective tenure with the Company or in his/her current role.
PROHIBITION OF SHORT SELLING, HEDGING AND PLEDGING
Pursuant to the Company’s Securities Trading Policy, both employees and directors are prohibited from short selling shares of Common Stock or any other Company securities. Short selling means selling stock or other securities not owned by the seller at the time of the sale. Short sales are typically undertaken when the seller expects the price of the security being sold to decline in the future. The Securities Trading Policy also prohibits employees and directors from trading in derivatives of Company securities, including market options (e.g., “puts” and “calls” for Common Stock), and engaging in hedging or monetization transactions, including through the use of prepaid variable forwards, equity swaps, collars and exchange funds. Directors and executive officers may not pledge their shares of Common Stock or hold their shares of Common Stock in a margin account.
DEDUCTIBILITY OF EXECUTIVE COMPENSATION
As part of its role, the Compensation Committee annually reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, which provides that we may not deduct certain compensation in excess of $1 million that is paid to certain key executives unless such compensation is performance-based. Our policy is generally to structure compensation with the goal that all executive compensation may be tax deductible. In certain cases, the Compensation Committee may determine the amount of tax deductions lost is insignificant when compared to the potential opportunity for creating and improving shareholder value. The Compensation Committee therefore retains flexibility to pay appropriate compensation, even if it may result in the non-deductibility of certain compensation.
CONCLUSION
We believe that our executive compensation program and related policies, especially pay-for-performance, and their administration are appropriate and effectively align the interests of management with our shareholders. The elements of compensation are designed to work together in a balanced manner to attract, retain and motivate executives to achieve financial and operational results consistent with our strategic plan.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K.

COMPENSATION COMMITTEE

D. Dean Spatz, Chairman Michael L. Marberry Avi M. Nash Steven M. Paul J. Pedro Reinhard

Sigma-Aldrich 2014 Proxy Statement | 49

INFORMATION CONCERNING EXECUTIVE COMPENSATION
The following table presents details of compensation information previously discussed in the Compensation Discussion and Analysis for the Named Executive Officers.

SUMMARY COMPENSATION TABLE FOR 2013, 2012 AND 2011
Name and Principal Position (1)	Year	Salary ($)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (6)	All Other Compensation ($) (7)	Total ($)
Rakesh Sachdev President and CEO	2013	876,923	—	3,998,342	4,614,368	883,800	—	143,372	10,516,805
	2012	792,308	—	1,521,520	1,446,120	656,800	10,856	101,718	4,529,322
	2011	700,000	63,800	994,486	1,116,896	886,200	9,397	106,774	3,877,553
Jan A. Bertsch Executive Vice President and CFO	2013	465,385	—	417,198	451,918	300,001	—	77,444	1,711,946
	2012	372,115	40,000	1,246,321	1,161,120	200,119	8,254	93,619	3,121,548

Gilles A. Cottier Executive Vice President and President, SAFC Commercial	2013	386,538	—	417,198	451,918	220,038	—	61,816	1,537,508
	2012	372,385	—	419,110	398,610	119,925	36,670	48,684	1,395,384
	2011	338,615	—	669,676	372,298	310,088	31,781	46,587	1,769,045
Eric M. Green Executive Vice President and President, Research	2013	350,000	—	446,591	318,949	216,580	—	60,225	1,392,345

Franklin D. Wicks Executive Vice President and President, Applied	2013	437,692	—	417,198	451,918	287,836	—	74,120	1,668,764
	2012	422,769	—	419,110	398,610	228,736	81,431	52,400	1,603,056
	2011	393,231	—	700,401	372,298	281,338	80,626	50,202	1,878,096

(1)
For 2013, $5,239,583 of Mr. Sachdev’s total compensation was due to a special performance-based equity grant in relation to his new employment agreement. Ms. Bertsch was hired effective March 5, 2012. Mr. Green was not a Named Executive Officer in 2012 or 2011.

(2)
For 2011, Mr. Sachdev was granted a discretionary bonus in recognition of his strong leadership of the Company after his promotion to the role of CEO following the unexpected passing of the previous President and CEO. For 2012, based on her performance, the Compensation Committee granted Ms. Bertsch an additional award in the amount of $40,000 to make up for the proration of her annual cash bonus award under the Bonus Plan.

(3)
The amounts in this column reflect the aggregate grant date fair value of performance share awards and RSUs granted under the 2003 LTIP, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculations of these amounts are included in Note 14: Common Stock to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. The amounts listed in the “Stock Awards” column for each of the Named Executive Officers for 2012 and 2011 are different from the amounts listed in that column for the same years in the Summary Compensation Table for 2012, 2011 and 2010 included in the Company’s Definitive Proxy Statement on Schedule 14A dated March 22, 2013 for the 2013 Annual Meeting. The difference is due to a decrease in the grant date fair value of RSUs and performance share awards in 2012 and 2011. Prior to 2013, the Company had included the value of dividends in calculating the grant date fair value of RSUs and performance share awards when it does not accrue or pay dividends on unvested RSUs and performance share awards. The following table provides the values attributable to performance share awards and RSUs included in this column:

Named Executive Officer	Year	Performance Shares ($) (a)	RSUs ($) (b)	Total Stock Awards ($)
Rakesh Sachdev	2013	3,188,962	809,380	3,998,342
	2012	1,521,520	—	1,521,520
	2011	994,486	—	994,486
Jan A. Bertsch	2013	208,599	208,599	417,198
	2012	418,201	828,120	1,246,321
Gilles A. Cottier	2013	208,599	208,599	417,198
	2012	419,110	—	419,110
	2011	331,701	337,975	669,676
Eric M. Green	2013	147,160	299,431	446,591
Franklin D. Wicks	2013	208,599	208,599	417,198
	2012	419,110	—	419,110
	2011	331,701	368,700	700,401

Sigma-Aldrich 2014 Proxy Statement | 50

(a)
The amounts attributable to performance share awards reflect the target award for the applicable performance period. The aggregate grant date fair value of the performance share awards at maximum payout for the applicable performance period would be as follows for 2013, 2012 and 2011, respectively: Mr. Sachdev - $3,998,342, $3,043,040 and $1,491,729; Ms. Bertsch - $417,198 and $836,402; Mr. Cottier - $417,198, $838,220 and $497,552; Mr. Green - $294,320; Dr. Wicks - $417,198, $838,220 and $497,552. The performance share awards are subject to Company performance over consecutive three-year performance periods and will be paid, when earned, entirely in Common Stock. For Mr. Sachdev, $2,379,583 of his 2013 performance share awards are attributable to a special performance-based equity grant and subject to performance criteria based on the Company’s “cumulative free cash flow” during the period beginning July 1, 2013 and ending June 30, 2016.

(b)
The RSUs are time based. RSUs granted in 2013 vest on January 1, 2016 for each of Mr. Sachdev, Ms. Bertsch, Mr. Cottier and Dr. Wicks. Of Mr. Green’s 2013 RSUs, 2,000 vest on January 1, 2016 and 2,100 vest on January 4, 2016. Ms. Bertsch’s 2012 RSUs cliff vest 50% each on the second and third grant date anniversary. Mr. Cottier’s and Dr. Wick’s 2011 RSU grants vested February 1, 2013.

(4)
The amounts in this column reflect the aggregate grant date fair value of stock options granted in 2013, 2012 and 2011 under the 2003 LTIP computed in accordance with FASB ASC Topic 718. Assumptions used in the calculations of these amounts are included in Note 14: Common Stock to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

(5)
The amounts in this column reflect annual incentive compensation awards under the Bonus Plan earned in 2013, 2012 and 2011, respectively, and paid in March 2014, March 2013 and February 2012, respectively.

(6)
The amounts in this column represent the change in the present value of accrued benefits under the RSVP. For additional information on the RSVP, see “Retirement Plan” on page 56 of this proxy statement. There are no above-market or preferential investment earnings on nonqualified deferred compensation arrangements for any of the Named Executive Officers or any other employees.

(7)The amounts in this column include the dollar value of Company-paid life insurance premiums and Company contributions to the 401(k) Plan, both of which are generally applicable to all employees, Company contributions to the SERP, the Restoration Plan and the Deferral Plan and the dollar value of any relocation compensation and an annual automobile allowance. The amounts for 2013 are as follows:

All Other Compensation
Name	Life Insurance ($)	401(k) Plan($)	SERP ($)	Restoration Plan (a)	Deferral Plan ($)(b)	Automobile Allowance ($)	Relocation ($) (c)	Total ($)
Rakesh Sachdev	1,140	20,655	48,000	55,577	—	18,000	—	143,372
Jan A. Bertsch	795	20,655	27,000	9,491	—	18,000	1,503	77,444
Gilles A. Cottier	661	20,655	22,500	—	—	18,000	—	61,816
Eric M. Green	570	20,655	21,000	—	—	18,000	—	60,225
Franklin D. Wicks	749	17,727	25,500	9,453	2,691	18,000	—	74,120

(a)	Company contributions to the Restoration Plan were reduced by amounts the Company contributed to the SERP.

(b)
In 2013, the Company contributed $1,390 to the Deferral Plan account of Dr. Wicks to make up for the loss of 2012 Company contributions under the 401(k) Plan. The loss of Company contributions under the 401(k) Plan was due to the amount of compensation being otherwise deferred by Dr. Wicks under the Deferral Plan. Likewise in 2014, the Company contributed $1,301 to make up for the loss of 2013 Company contributions under the 401(k) Plan. In order to align compensation reporting with the year earned going forward, Company contributions for both 2012 and 2013 are included here.

(c)	Ms. Bertsch was eligible for relocation benefits under the terms of our standard executive relocation program.

The following table sets forth the grants of plan-based awards to the Named Executive Officers during 2013, including Bonus Plan awards and stock options, RSUs and performance share awards for the 2013-2015 performance period granted under the 2003 LTIP. The aggregate grant date fair value of stock option, RSU and performance share awards are disclosed on a grant-by-grant basis in the table below. Other than Mr. Sachdev’s special grant of performance shares in September 2013 and Mr. Green’s retention grant of RSUs in January 2013, the performance share awards and RSUs reported in the table below were granted in February 2013, vest at the end of 2015 and are payable in February 2016. For additional information regarding the special equity grants for Messrs. Sachdev and Green, see pages 46 and 44, respectively, of this proxy statement. For additional information on the 2003 LTIP and the Bonus Plan, see “Compensation Analysis — Long-Term Incentive” on page 43 and “Compensation Analysis — Annual Cash Bonus” on page 40 of this proxy statement.

Sigma-Aldrich 2014 Proxy Statement | 51

GRANTS OF PLAN-BASED AWARDS FOR 2013
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh) (5)	Grant Date Fair Value of Stock And Option Awards ($) (6)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Thresh-old (#)	Target (#)	Maxi-mum (#)
Rakesh Sachdev	Bonus Plan	—	450,000	900,000	1,800,000	—	—	—	—	—	—	—
	Stock Options	2/11/13	—	—	—	—	—	—	—	89,190	76.34	1,754,368
	Perf. Shares	2/11/13	—	—	—	5,500	11,000	22,000	—	—	—	809,380
	RSUs	2/11/13	—	—	—	—	—	—	11,000	—	—	809,380
	Stock Options	9/3/13	—	—	—	—	—	—	—	130,000	82.54	2,860,000
	Perf. Shares	9/3/13	—	—	—	—	30,290	—	—	—	—	2,379,582
Jan A. Bertsch	Bonus Plan	—	152,750	305,500	611,000	—	—	—	—	—	—	—
	Stock Options	2/11/13	—	—	—	—	—	—	—	22,975	76.34	451,918
	Perf. Shares	2/11/13	—	—	—	1,418	2,835	5,670	—	—	—	208,599
	RSUs	2/11/13	—	—	—	—	—	—	2,835	—	—	208,599
Gilles A. Cottier	Bonus Plan	—	126,750	253,500	507,000	—	—	—	—	—	—	—
	Stock Options	2/11/13	—	—	—	—	—	—	—	22,975	76.34	451,918
	Perf. Shares	2/11/13	—	—	—	1,418	2,835	5,670	—	—	—	208,599
	RSUs	2/11/13	—	—	—	—	—	—	2,835	—	—	208,599
Eric M. Green	Bonus Plan	—	113,750	227,500	455,000	—	—	—	—	—	—	—
	RSUs	1/4/13	—	—	—	—	—	—	2,100	—	—	152,271
	Stock Options	2/11/13	—	—	—	—	—	—	—	16,215	76.34	318,949
	Perf. Shares	2/11/13	—	—	—	1,000	2,000	4,000	—	—	—	147,160
	RSUs	2/11/13	—	—	—	—	—	—	2,000	—	—	147,160
Franklin D. Wicks	Bonus Plan	—	143,488	286,975	573,950	—	—	—	—	—	—	—
	Stock Options	2/11/13	—	—	—	—	—	—	—	22,975	76.34	451,918
	Perf. Shares	2/11/13	—	—	—	1,418	2,835	5,670	—	—	—	208,599
	RSUs	2/11/13	—	—	—	—	—	—	2,835	—	—	208,599

(1)
Amounts shown represent the threshold, target and maximum payouts under the Bonus Plan for 2013. The threshold payout is 50% and the maximum payout is 200% of the target amount. The actual payouts for 2013 can be found under “Compensation Analysis — Annual Cash Bonus” on page 40 of this proxy statement and in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2013, 2012 and 2011 on page 50 of this proxy statement.

(2)
With the exception of Mr. Sachdev’s special performance share award on September 3, 2013, amounts shown in the “Target” column are the number of performance share awards granted in 2013 under the 2003 LTIP to be paid in February 2016 for the 2013-2015 performance period. The threshold payout is 50% and the maximum payout is 200% of the target amount. For additional information on the 2003 LTIP and the performance share awards, see “Compensation Analysis — Long-Term Incentive” on page 43 of this proxy statement. The performance shares granted to Mr. Sachdev on September 3, 2013 under the 2003 LTIP were made in connection with the extension of Mr. Sachdev’s Employment Agreement through 2018 and vest in two equal installments on the third and fifth anniversaries of the grant date, subject to achievement of pre-established cumulative cash flow goals, or immediately upon a CIC or upon termination of employment by reason of death or disability. CIC is defined generally in the same manner as “CIC” in the CIC agreements with the Named Executive Officers. For additional information on the definition of CIC or the CIC agreements with the Named Executive Officers, see “Company Sponsored Benefit Plans — CIC Agreements” on page 48 and “Employment Agreements — CIC Agreements with Named Executive Officers” on page 60 of this proxy statement.

(3)
The RSU award for Mr. Green on January 4, 2013 coincided with his promotion to Executive Vice President and President, Research and was for the purpose of retention and to recognize his performance. The RSUs cliff vest on the third anniversary of the grant date. All RSUs granted on February 11, 2013 vest on December 31, 2015 based on continued service. All RSUs are granted under the 2003 LTIP.

(4)	All stock options, including the special grant for Mr. Sachdev dated September 3, 2013, are granted under the 2003 LTIP and vest at the rate of

Sigma-Aldrich 2014 Proxy Statement | 52

33.3% per year, immediately upon a CIC or upon termination of employment by reason of death, disability or retirement. Stock options expire ten years from the date of grant. The grant for Mr. Sachdev dated September 3, 2013 was made in connection with the extension of Mr. Sachdev’s Employment Agreement, as noted under “Compensation Discussion and Analysis — Employment Agreement” on page 46 of this proxy statement.

(5)	Exercise price is the closing market price per share of Common Stock on the grant date.

(6)
With respect to stock option awards, the amounts in this column reflect the aggregate grant date fair value of stock options granted in 2013 under the 2003 LTIP computed in accordance with FASB ASC Topic 718 using the Black-Scholes value at the date of grant. The Black-Scholes values are as follows: 2/11/2013 - $19.67 and 9/3/2013 - $22.00. With respect to performance share awards, the amounts in this column reflect the aggregate grant date fair value of performance share awards granted in 2013 under the 2003 LTIP computed in accordance with FASB ASC Topic 718 based on the target amount (100%). The Company measures the total fair value of performance share awards on the grant date using the Company’s stock price at the time of the grant less the present value of the expected dividend stream during the vesting period. These grant date fair values are as follows: 2/11/2013 - $73.58 and 9/3/2013 - $79.64 and $77.48. With respect to RSUs, the amounts in this column reflect the aggregate grant date fair value of RSUs granted in 2013 under the 2003 LTIP computed in accordance with FASB ASC Topic 718. The Company measures the total fair value of RSUs on the grant date using the Company’s stock price at the time of the grant less the present value of the expected dividend stream during the vesting period. These grant date fair values are as follows: 1/4/2013 - $72.51 and 2/11/2013 - $73.58.

The following table presents the number of vested and unexercised stock options, the number of unvested and unexercised stock options, the number and market value of unvested RSUs and the number and payout value of outstanding and unearned performance share awards held by each of the Named Executive Officers at December 31, 2013.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Name	Grant Date, Service Period or Performance Period	OPTION AWARDS (1)				STOCK AWARDS (1)
						Time-Based RSUs		Performance Shares
		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Rakesh Sachdev	11/17/08	38,550	—	39.58	11/17/2018	—	—	—	—
	2/17/09	30,564	—	37.56	2/17/2019	—	—	—	—
	2/16/10	32,143	—	48.61	2/16/2020	—	—	—	—
	2/14/11	44,560	22,280	62.49	2/14/2021	—	—	—	—
	2/14/12	26,000	52,000	70.32	2/14/2022	—	—	—	—
	2/11/13	—	89,190	76.34	2/11/2023	—	—	—	—
	9/3/13	—	130,000	82.54	9/3/2023	—	—	—	—
	1/1/12-12/31/14	—	—	—	—	—	—	22,000	2,068,220
	1/1/13-12/31/15	—	—	—	—	11,000	1,034,110	—	—
	1/1/13-12/31/15	—	—	—	—	—	—	11,000	1,034,110
	7/1/13-6/30/16 (4)	—	—	—	—	—	—	15,145	1,423,781
	7/1/13-6/30/16 (5)	—	—	—	—	—	—	15,145	1,423,781
Jan A. Bertsch	3/5/12	20,499	41,001	71.62	3/5/2022	—	—	—	—
	2/11/13	—	22,975	76.34	2/11/2023	—	—	—	—
	3/5/12-3/5/14	—	—	—	—	6,000	564,060	—	—
	3/5/12-3/5/15	—	—	—	—	6,000	564,060	—	—
	1/1/12-12/31/14	—	—	—	—	—	—	6,060	569,701
	1/1/13-12/31/15	—	—	—	—	2,835	266,518	—	—
	1/1/13-12/31/15	—	—	—	—	—	—	2,835	266,518

Sigma-Aldrich 2014 Proxy Statement | 53

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Name	Grant Date, Service Period or Performance Period	OPTION AWARDS (1)				STOCK AWARDS (1)
						Time-Based RSUs		Performance Shares
		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Gilles A. Cottier	2/16/07	17,600	—	41.62	2/16/2017	—	—	—	—
	2/15/08	16,550	—	52.76	2/15/2018	—	—	—	—
	8/11/08	1,940	—	61.71	8/11/2018	—	—	—	—
	2/17/09	18,400	—	37.56	2/17/2019	—	—	—	—
	2/16/10	24,000	—	48.61	2/16/2020	—	—	—	—
	2/14/11	14,853	7,427	62.49	2/14/2021	—	—	—	—
	2/14/12	7,166	14,334	70.32	2/14/2022	—	—	—	—
	2/11/13	—	22,975	76.34	2/11/2023	—	—	—	—
	1/1/12-12/31/14	—	—	—	—	—	—	6,060	569,701
	1/1/13-12/31/15	—	—	—	—	2,835	266,518	—	—
	1/1/13-12/31/15	—	—	—	—	—	—	2,835	266,518
Eric M. Green	7/8/05	3,400	—	28.83	7/8/2015	—	—	—	—
	5/1/06	2,500	—	34.03	5/1/2016	—	—	—	—
	2/16/07	7,500	—	41.62	2/16/2017	—	—	—	—
	2/15/08	8,400	—	52.76	2/15/2018	—	—	—	—
	2/17/09	5,000	—	37.56	2/17/2019	—	—	—	—
	2/16/10	8,500	—	48.61	2/16/2020	—	—	—	—
	2/14/11	6,366	3,184	62.49	2/14/2021	—	—	—	—
	2/14/12	2,700	5,400	70.32	2/14/2022	—	—	—	—
	2/11/13	—	16,215	76.34	2/11/2023	—	—	—	—
	8/8/11-8/8/14	—	—	—	—	2,000	188,020	—	—
	1/1/12-12/31/14	—	—	—	—	—	—	2,270	213,403
	1/1/13-12/31/15	—	—	—	—	2,000	188,020	—	—
	1/1/13-12/31/15	—	—	—	—	—	—	2,000	188,020
	1/4/13-1/4/16	—	—	—	—	2,100	197,421	—	—
Franklin D. Wicks	2/16/07	20,000	—	41.62	2/16/2017	—	—	—	—
	2/15/08	18,400	—	52.76	2/15/2018	—	—	—	—
	2/17/09	18,400	—	37.56	2/17/2019	—	—	—	—
	2/16/10	24,000	—	48.61	2/16/2020	—	—	—	—
	2/14/11	14,853	7,427	62.49	2/14/2021	—	—	—	—
	2/14/12	7,166	14,334	70.32	2/14/2022	—	—	—	—
	2/11/13	—	22,975	76.34	2/11/2023	—	—	—	—
	1/1/12-12/31/14	—	—	—	—	—	—	6,060	569,701
	1/1/13-12/31/15	—	—	—	—	2,835	266,518	—	—
	1/1/13-12/31/15	—	—	—	—	—	—	2,835	266,518

(1)
Stock options, RSUs and performance shares become exercisable or vested in accordance with the equity award vesting summary set forth below, subject to performance conditions (in the case of performance shares) and accelerated vesting in certain circumstances described under “Company Sponsored Benefit Plans — Acceleration of Vesting of Equity-Based Awards” on page 48 of this proxy statement.

(2)
This column reflects the payout value of the unvested outstanding time-based RSUs. The RSUs cliff vest three years from the grant date based on continuous service. The payout value is calculated based on a share price of $94.01 per share, the closing price of a share of Common Stock on December 31, 2013, the last trading day of 2013.

(3)
This column reflects the payout value of the unvested outstanding performance share awards based on achievement of a 100% payout level for the 2012-2014 and 2013-2015 performance periods, respectively, listed in descending order for each Named Executive Officer. Subject to attainment of the performance targets, the performance shares vest on the last day of the performance period. The payout value is calculated based on a share price of $94.01 per share, the closing price of a share of Common Stock on December 31, 2013, the last trading day of 2013.

(4)	This award has a grant date of September 3, 2013 and fully vests, subject to performance conditions, on September 3, 2016.

Sigma-Aldrich 2014 Proxy Statement | 54

(5)	This award has a grant date of September 3, 2013 and fully vests, subject to performance conditions, on September 3, 2018.

EQUITY AWARD VESTING SUMMARY
STOCK OPTIONS	Grant Date	One-Third vests on each of:
	2/14/2011	Feb. 14, 2012, Feb. 14, 2013 and Feb. 14, 2014
	2/14/2012	Feb. 14, 2013, Feb. 14, 2014 and Feb. 14, 2015
	3/5/2012	Mar. 5, 2013, Mar. 5, 2014 and Mar. 5, 2015
	2/11/2013	Feb. 11, 2014, Feb. 11, 2015 and Feb. 11, 2016
	9/3/2013	Sept. 3, 2014, Sept. 3, 2015 and Sept. 3, 2016
RSUs	Service Period	Fully vests on:
	8/8/11-8/8/14	Aug. 8, 2014
	3/5/12-3/5/14	Mar. 5, 2014
	3/5/12-3/5/15	Mar. 5, 2015
	1/1/13-12/31/15	Dec. 31, 2015
	1/4/13-1/4/16	Jan. 4, 2016
PERFORMANCE SHARES	Performance Period	Eligible for vesting on:
	1/1/12 - 12/31/14	Dec. 31, 2014
	1/1/13 - 12/31/15	Dec. 31, 2015
	7/1/16 - 6/30/16	Sept. 3, 2016
	7/1/16 - 6/30/16	Sept. 3, 2018

The following table presents stock options exercised by, and stock awards vested for, the Named Executive Officers during 2013. The stock awards are performance shares for all Named Executive Officers and RSUs for Mr. Cottier and Dr. Wicks granted under the 2003 LTIP and, with respect to the performance shares, reflect a payout of 76% of target. Such performance shares were subject to Company performance over the 2011-2013 performance period.

OPTION EXERCISES AND STOCK VESTED FOR 2013
Name	OPTION AWARDS		STOCK AWARDS
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Rakesh Sachdev	4,543	183,023	12,281	1,154,537
Jan A. Bertsch	—	—	—	—
Gilles A. Cottier	59,310	2,816,421	9,596	814,285
Eric M. Green	5,400	292,704	1,755	164,988
Franklin D. Wicks	20,000	876,416	10,096	853,305

(1)
This column is calculated by multiplying the number of shares acquired by the difference between the actual sale price on the date of exercise and the exercise price of the stock options. The Named Executive Officers exercised the following stock options in 2013:

Name	Date of Exercise	Number of Shares Acquired on Exercise (#)	Option Exercise Price ($/Sh)	Sold or Retained	Sale or Closing Price on Date of Exercise ($/Sh)	Value Realized on Exercise ($)
Rakesh Sachdev	5/16/2013	4,543	37.56-48.61	Retained	82.85	183,023
Gilles A. Cottier	1/9/2013	15,000	28.66	Sold	76.50-76.69	718,305
	4/30/2013	13,010	34.03-61.71	Retained	78.69	526,499
	4/30/2013	20,000	28.83	Sold	78.50-78.65	993,706
	5/22/2013	5,319	34.03	Sold	85.00-85.16	271,263
	5/28/2013	5,981	34.03	Sold	85.00-85.92	306,648
Eric M. Green	5/15/2013	3,500	28.66-28.83	Retained	82.94	189,568
	5/15/2013	1,900	28.66-28.83	Sold	83.02	103,136
Franklin D. Wicks	5/1/2013	20,000	34.03	Sold	77.67-78.12	876,416

(2)
This column is calculated by multiplying the number of shares acquired by the closing price of a share of Common Stock on the vesting date. The Named Executive Officers had the following stock awards vest in 2013:

Sigma-Aldrich 2014 Proxy Statement | 55

Name	Type of Award	Vesting Date	Number of Shares Acquired on Vesting (#)	Closing Price on Vesting Date ($/Sh)	Value Realized on Vesting ($)
Rakesh Sachdev	Perf. Shares	12/31/2013	12,281	94.01	1,154,537
Gilles A. Cottier	RSUs	2/1/2013	5,500	78.04	429,220
	Perf. Shares	12/31/2013	4,096	94.01	385,065
Eric M. Green	Perf. Shares	12/31/2013	1,755	94.01	164,988
Franklin D. Wicks	RSUs	2/1/2013	6,000	78.04	468,240
	Perf. Shares	12/31/2013	4,096	94.01	385,065

RETIREMENT PLAN
The RSVP is a tax-qualified, non-contributory cash balance pension plan that provided all eligible employees, including the Named Executive Officers, with a retirement benefit based upon a formula. The RSVP was converted to a cash balance plan in 1995, at which time participants received a special credit allowance to make up the difference, if any, between the cash balance account and the present value of the grandfathered benefit under the prior pension formula. The RSVP provided an annual contribution to each participant’s account, based on a percentage of eligible pay, depending on length of service, up to the annual compensation limit, plus interest on the account balance. Eligible pay included base salary, commissions, bonuses, overtime pay, cash distributions from the 2003 LTIP and any elective deferrals under the Deferral Plan, but not in excess of the maximum compensation limit defined by Section 401(a)(17) of the Code. As of January 1, 2013, the Company discontinued future pay-related credits to the RSVP. Interest credits will continue until the account balance is withdrawn. The interest rate used to determine the annual interest credit is a rate equivalent to one-year treasury yields, with a minimum interest credit rate of 4.25%.
Normal retirement eligibility is the attainment of age 65 with at least five years of credited service. A maximum of 35 years of service was creditable under the RSVP. Participants are eligible for early retirement on or after both attaining age 55 and completing seven years of credited service. Benefits are reduced 0.5% for each full month that commencement of retirement benefits precedes the normal retirement date for those participants eligible for the grandfathered benefit calculation. Other early retirees receive their account balance at their retirement date. Dr. Wicks was eligible for early retirement at December 31, 2013.
Plan benefits are fully vested after three years of completed service. All of the Named Executive Officers except Ms. Bertsch were fully vested at December 31, 2013. Vested participants are entitled to their account balance upon termination of employment. The difference between the present value of the accrued benefit at the retirement age of 65 and the account balance for each of the Named Executive Officers is provided in the tables under “Potential Payments Upon Termination or CIC” beginning on page 63 of this proxy statement.
The normal form of benefit is a life annuity for unmarried participants and a qualified joint and survivor annuity for married participants. Optional forms of payment include joint and survivor options, a ten-year certain life option and a lump sum.
The following table presents the number of years of credited service each Named Executive Officer has under the RSVP and the present value of accumulated benefits earned by each as of the December 31, 2013 measurement date. The assumptions used to determine the present value of accrued benefits are consistent with those described in Note 16: Pension and Post-Retirement Benefit Plans to the Company’s audited financial statements for 2013 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, with the exception that the Named Executive Officer is assumed to retire at age 65.

PENSION BENEFITS FOR 2013
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Rakesh Sachdev	RSVP	5	34,837	—
Jan A. Bertsch	RSVP	1	8,004	—
Gilles A. Cottier (1)	RSVP	9	158,701	—
Eric M. Green	RSVP	20	187,901	—
Franklin D. Wicks	RSVP	31	794,797	—

(1)	Mr. Cottier has 27 years of service with the Company but has been a participant of the RSVP for just 9 years.

Sigma-Aldrich 2014 Proxy Statement | 56

NONQUALIFIED DEFERRED COMPENSATION
Deferral Plan
The Deferral Plan provides eligible employees in the U.S. the opportunity to defer compensation until retirement or some other specific date. The Deferral Plan is available to employees in the U.S. selected by the Company, in its discretion, to participate in the plan, provided that all chosen employees must be members of a select group of management or highly compensated employees. Employees who elect to participate in the Deferral Plan may defer up to 50% of their annual base salary and up to 100% of their annual incentive award under the Bonus Plan.
An account maintained for each participant is credited with the participant’s deferrals and any income or loss from the investment proxies chosen by the participants. The investment proxies are generally from the same funds available in the 401(k) Plan, except that the Deferral Plan does not include the Common Stock fund and the Managed Income Portfolio. Participants in the Deferral Plan also have a fixed rate option which guarantees a specific rate of return (5.0% for 2013). Participants have the option to have deferred amounts paid at retirement age, defined as age 55, and/or up to five designated times prior to retirement. If a participant terminates employment after attaining age 55, the employee is deemed to have retired and distributions are available, at the election of the participant, in a lump sum or up to fifteen annual installments. In service distributions prior to retirement are available via a lump sum or up to five annual installments. If a participant terminates employment prior to attaining age 55 for any reason, including death or disability, an amount equal to the balance in the participant’s deferred compensation account is paid in a lump sum. Assets funding our obligations to the participants are set aside in a trust for the exclusive purpose of paying benefits to participants and their beneficiaries. These obligations are not secured in the event of our insolvency. Each of the Named Executive Officers participates in the Deferral Plan.
The table below shows the investment fund alternatives available in the Deferral Plan and their rate of return for the year ended December 31, 2013.

Name of Fund	Rate of Return (%)	Name of Fund	Rate of Return (%)
American Beacon Large Cap Value Institutional	34.93	Fidelity Freedom 2040	21.25
American Funds Fundamental Investors R5	31.87	Fidelity Freedom 2045	21.84
Columbia Alcorn International Z	22.33	Fidelity Freedom 2050	22.08
Fidelity Balanced K	20.64	Fidelity Freedom 2055	22.78
Fidelity Contrafund K	34.30	Fidelity Freedom Income	4.60
Fidelity Diversified International K	25.34	Fidelity Low Priced Stock K	34.45
Fidelity Freedom 2000	4.56	Fidelity Retirement Money Market	0.01
Fidelity Freedom 2005	8.15	Fidelity Small Cap Stock	29.79
Fidelity Freedom 2010	11.20	Fixed Rate Option	5.00
Fidelity Freedom 2015	11.96	Goldman Sachs Mid Cap Value Institutional	32.97
Fidelity Freedom 2020	13.35	Munder Mid Cap Core Growth Y	33.71
Fidelity Freedom 2025	16.65	PIMCO Total Return Institutional	(1.92)
Fidelity Freedom 2030	18.21	Spartan 500 Index	32.35
Fidelity Freedom 2035	20.86
Supplemental Retirement Plans
The SERP, which was frozen except for ongoing investment earnings after the 2013 credits were made, covers each of the Named Executive Officers. We maintain a bookkeeping account reflecting annual credits of 6% of annual base salary, or more at the discretion of the Compensation Committee, with respect to all participants. All participants in the SERP, including the Named Executive Officers, choose the investment proxies to be used to determine the earnings to be credited to their account from a list of mutual funds that coincides with the investment options within the Deferral Plan. Investment changes can be made at any time with the exception of the fixed rate option which has an annual transfer period at which time amounts can be moved into or out of that fund.
After five years of participation in the SERP, participants vest in 50% of the credits, including investment earnings (or losses) and, thereafter, vest at the rate of 10% annually until fully vested after 10 years. In the event of a participant’s termination by the Company (other than for cause) or by the participant for “good reason” within two years after a CIC that occurs while the participant is employed with the Company, or a termination on account of death, disability or retirement, the participant will fully vest immediately in any credits and earnings (or losses) as of the date of termination. For all other terminations, the participant will forfeit any unvested credits and earnings (or losses).

Sigma-Aldrich 2014 Proxy Statement | 57

No additional credits were authorized to the SERP accounts of the other Named Executive Officers after the January 2013 contribution.
In order to provide retirement benefits for employees whose benefits are limited by the Code, we offer all US employees whose pay exceeds the qualified plan limits participation in the non-qualified Restoration Plan. We maintain a bookkeeping reflecting annual credits equal to 8.1% of eligible pay above the qualified plan limits. Eligible pay includes base salary, commissions and bonuses in excess of the compensation limit defined by Section 401(a)(17) of the Code. The 8.1% Company credit is equivalent to the 3.6% Company match and 4.5% additional Company contribution provided on pay below the qualified plan limits ($255,000 in 2013) under the qualified 401(k) Plan. Like the qualified 401(k) Plan, after three years of service, participants vest 100% in the Company match portion, while the additional Company contribution portion vest immediately. All participants, including the Named Executive Officers, choose the investment proxies to be used to determine the earnings to be credited to their account from a list of mutual funds that coincides with the investment options included in the Deferral Plan.
The following table presents certain information regarding contributions, earnings and balances under the Deferral Plan, the SERP and the Restoration Plan.

NONQUALIFIED DEFERRED COMPENSATION FOR 2013
Name	Plan Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($)	Aggregate Balance At Last FYE ($) (3)	Aggregate Withdrawals/ Distributions ($)
Rakesh Sachdev	Deferral Plan	438,105	—	124,965	1,676,647	—
	SERP	—	48,000	14,748	309,973	—
	Restoration Plan	—	55,577	—	55,577
Jan A. Bertsch	Deferral Plan	93,077	—	2,246	95,323	—
	SERP	—	27,000	2,395	50,451	—
	Restoration Plan	—	9,491	—	9,491
Gilles A. Cottier	Deferral Plan	156,597	—	192,230	1,526,397	—
	SERP	—	22,500	32,279	276,350	—
	Restoration Plan	—	—	—	—
Eric M. Green	Deferral Plan	52,500	—	15,037	100,954	—
	SERP	—	21,000	29,120	146,164	—
	Restoration Plan	—	—	—	—
Franklin D. Wicks	Deferral Plan	442,207	2,691	141,127	3,120,036	—
	SERP	—	25,500	16,923	355,533	—
	Restoration Plan	—	9,453	—	9,453

(1)
All contributions to the Deferral Plan by the Named Executive Officers in 2013 are included in the “Salary,” “Non-Equity Incentive Plan Compensation” or “All Other Compensation” columns of the Summary Compensation Table for 2013, 2012 and 2011 on page 50 of this proxy statement. Contributions included in the “Salary” column for 2013 are as follows: Mr. Sachdev – $175,385; Ms. Bertsch – $93,077; Mr. Cottier – $96,634; Mr. Green – $52,500 and Dr. Wicks – $218,846. Contributions included in the “Non-Equity Incentive Plan” column for 2012, but paid in March of 2013, are as follows: Mr. Sachdev – $262,720; Ms. Bertsch – $0; Mr. Cottier – $59,963; Mr. Green – $0 and Dr. Wicks – $223,361.

(2)	All contributions by the Company in 2013 are included in the “All Other Compensation” column of the Summary Compensation Table for 2013, 2012 and 2011 on page 50 of this proxy statement.

(3)
With respect to the Deferral Plan, this column includes amounts for each of the Named Executive Officers for 2012 and 2011 which are included in the “Salary,” “Non-Equity Incentive Plan Compensation” or “All Other Compensation” columns of the Summary Compensation Table for 2013, 2012 and 2011 on page 50 of this proxy statement. Amounts included for 2012 and 2011, respectively, are as follows: Mr. Sachdev – $473,326; $326,676; Ms. Bertsch – $0; N/A; Mr. Cottier – $248,140; $231,129; Mr. Green – N/A and Dr. Wicks – $490,385; $475,982. With respect to the SERP, this column includes the following amounts for each of the Named Executive Officers which are included in the “All Other Compensation” column of the Summary Compensation Table for 2012 and 2011, respectively: Mr. Sachdev – $73,120; $78,784; Ms. Bertsch – $20,250; N/A; Mr. Cottier – $20,460; $18,600; Mr. Green – N/A and Dr. Wicks – $23,760; $21,600.

Sigma-Aldrich 2014 Proxy Statement | 58

EMPLOYMENT AGREEMENTS
Employment Agreement with Mr. Sachdev
On February 14, 2011, the Company entered into the Employment Agreement with Mr. Sachdev, effective January 1, 2011 for a term extending through January 1, 2014. Under the Employment Agreement, Mr. Sachdev served as President and CEO of the Company. The Employment Agreement provided the following:

•	a base salary of not less than $700,000;

•	eligibility for annual performance bonuses under the Bonus Plan, with a target of 100% of his annual base salary;

•	participation in all retirement, disability, pension, savings, health, medical and dental insurances and other fringe benefits available to executives;

•
participation in the 2003 LTIP, with annual equity grants targeted to achieve a value equal to 300% of his annual base salary, in the form of stock options, performance shares or other forms of equity, as determined by the Board, and, depending on performance, actual performance share payout may range from zero up to 150% of target; and

•	cash compensation, bonus and long-term incentive opportunity for 2012 and 2013 reviewed and set annually, but without reduction from 2011 levels.
The Employment Agreement further provided that if the Company terminated Mr. Sachdev’s employment for “cause” (as defined in the Employment Agreement) or Mr. Sachdev voluntarily terminated his employment without “good reason” (as defined in the Employment Agreement) before the end of the employment period, Mr. Sachdev would have received his base salary through the date of termination but would not be entitled to any severance compensation or to any further base salary, bonus or benefits unless otherwise specified in a benefit program. If the Company involuntarily terminated Mr. Sachdev’s employment without “cause” or Mr. Sachdev terminated his employment for “good reason” before the end of the employment period, Mr. Sachdev would have received his base salary through the date of termination and, provided that he executed a release of claims, he would have received severance pay equal to 2.99 times his annual base salary. Such severance payments would have been made in equal installments over a 36-month period payable on the dates on which the base salary would have otherwise been paid if his employment had continued. Mr. Sachdev would not be entitled to such severance pay if he became entitled to any termination payments or other severance payments under the CIC agreement previously entered into between the Company and Mr. Sachdev. In the event Mr. Sachdev was determined to be a specified employee in accordance with Code Section 409A, any such severance payments would have begun on the first payroll date that was more than six months following the date of separation from service, but only to the extent that such payments did not satisfy an exception to Code Section 409A.
In the event of Mr. Sachdev’s death, the Company’s obligations under the Employment Agreement would have terminated on the last day of the month in which he died or in the event of his disability, on the date he first became entitled to receive disability benefits under the 2003 LTIP. The Company would have paid to Mr. Sachdev or his estate all accrued and unpaid base salary and a pro rata annual bonus for the year of termination based on actual performance for that fiscal year.

Pursuant to the Employment Agreement, Mr. Sachdev agreed to protect the Company’s confidential information and not to compete against the Company during his employment with the Company and for a two-year period following termination of employment.
The Employment Agreement with Mr. Sachdev was amended and restated on September 3, 2013 for a five-year period effective as of January 1, 2014. Under the Amended and Restated Employment Agreement, Mr. Sachdev will continue to serve as President and CEO of the Company. The Amended and Restated Employment Agreement provides the following:

•	a base salary of not less than $990,000;

•	eligibility for annual performance bonuses under the Bonus Plan, with a target of 100% of his annual base salary;

•	participation in all retirement, disability, pension, savings, health, medical and dental insurances and other fringe benefits available to executives;

•
participation in the 2003 LTIP, with annual equity grants targeted to achieve a value equal to $3,600,000, in the form of stock options, performance shares, RSUs or other forms of equity, as determined by the Compensation Committee, and, depending on performance, actual performance share payout may range from zero up to 200% of target; and

•
cash compensation, bonus and long-term incentive opportunity for 2015 - 2018 to be reviewed and set annually, with base salary not to be reduced below $990,000 per year, and bonus and long-term incentive opportunities not to be reduced.

Sigma-Aldrich 2014 Proxy Statement | 59

The Amended and Restated Employment Agreement further provides that if the Company terminates Mr. Sachdev’s employment for “cause” (as defined in the Amended and Restated Employment Agreement) or Mr. Sachdev voluntarily terminates his employment without “good reason” (as defined in the Amended and Restated Employment Agreement) before the end of the employment period, Mr. Sachdev would receive his base salary through the date of termination but will not be entitled to any severance compensation or to any further base salary, bonus or benefits unless otherwise specified in a benefit program. If the Company involuntarily terminates Mr. Sachdev’s employment without “cause” or Mr. Sachdev terminates his employment for “good reason” before the end of the employment period, Mr. Sachdev would receive his base salary through the date of termination and, provided that he executes a release of claims, he would receive severance pay equal to 2.99 times his annual base salary. Such severance payments would be made in equal installments over a 36 month period payable on the dates on which the base salary would have otherwise been paid if his employment had continued. Mr. Sachdev shall not be entitled to such severance pay if he becomes entitled to any termination payments or other severance payments under the CIC agreement previously entered into between the Company and Mr. Sachdev. In the event that Mr. Sachdev is determined to be a specified employee in accordance with Code Section 409A, any such severance payments shall begin on the first payroll date that is more than six (6) months following the date of separation from service, but only to the extent that such payments do not satisfy an exception to Code Section 409A.

In the event of Mr. Sachdev’s death, the Company’s obligations under the Amended and Restated Employment Agreement will terminate on the last day of the month in which he dies or in the event of his disability, on the date he first becomes entitled to receive disability benefits under the Company’s long-term disability plan. The Company will pay to Mr. Sachdev or his estate all accrued and unpaid base salary and a pro rata annual bonus for the year of termination based on actual performance for that fiscal year.

In the event Mr. Sachdev voluntarily retires from the Company after he attains age 65, he would receive his base salary through the date of termination but will not be entitled to any severance compensation, additional base salary or benefits unless otherwise specified in a benefit program maintained by the Company. Upon such retirement, Mr. Sachdev would become fully vested in any unvested equity awards and eligible to receive a pro rata annual bonus for the year of termination based on actual performance for that fiscal year.

Pursuant to the Amended and Restated Employment Agreement, Mr. Sachdev agrees to protect the Company’s confidential information and not to compete against the Company during his employment with the Company and for a two-year period following termination of employment.
CIC Agreements with Named Executive Officers
The Company has CIC agreements in place with each Named Executive Officer.
Under the agreement, a CIC is generally defined as:

•	Individuals who constitute the incumbent board (as defined in the agreement) cease for any reason to constitute at least a majority of the Board.

•
More than 25% of (a) the Outstanding Company Voting Securities or (b) the Outstanding Company Common Stock is directly or indirectly acquired or beneficially owned (as defined in Exchange Act Rule 13d-3) by any individual, entity or group, except that the following shall not constitute changes in control:

◦	any acquisition or beneficial ownership by the Company or its subsidiary; or

◦	any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its subsidiaries.

•	Consummation of a Business Combination, unless in each case following such Business Combination:

◦
all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company through one or more subsidiaries);

◦
no individual, entity or group (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, more than 25% of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation entitled

Sigma-Aldrich 2014 Proxy Statement | 60

to vote generally in the election of directors or other governing body of the entity resulting from such Business Combination, except to the extent that such individual, entity or group owned more than 25% of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the Business Combination; and

◦
at least a majority of the members of the board of directors or other governing body of the entity resulting from such Business Combination were members of the incumbent board (as defined in the agreement), or of the action of the Board, approving such Business Combination.

•	The Company shall sell or otherwise dispose of all or substantially all of the assets of the Company (in one transaction or a series of transactions).

•	The shareholders of the Company shall approve a plan to liquidate or dissolve the Company, and the Company shall commence such liquidation or dissolution.
In the event of a CIC, the executive vests in outstanding stock awards and incentive programs. The executive is entitled to receive a lump sum equal to the pro-rata portion of his or her target bonus payable under the terms of the Bonus Plan for his or her services and performance to the date of the CIC, provided, that, any such compensation that is nonqualified deferred compensation shall be vested in a pro-rata amount of the target bonus and payable under the terms of the awards and plans. In addition, if a CIC occurs and the executive’s employment with the Company is terminated by the Company without cause or by the executive for good reason, in each case within the six-month period prior to, or within the two-year period following the CIC, the executive shall receive a termination payment equal to 1, 2, or 2.99 multiplied by the executive’s base salary plus target bonus. The 2.99 multiple applies to each Named Executive Officer. CIC payments shall be reduced by any lump sum severance payments otherwise due under Company severance programs. In addition, the Company will maintain director and officer insurance for the benefit of the executive, to the maximum extent and for the maximum duration provided under applicable by-laws and insurance policies to the extent permitted by law, and the Company will indemnify the executive for all of the expenses incurred or damages paid or payable with respect to a bona fide claim against the executive where such claim is based on actions or failures to act by the executive in his or her capacity as an employee of the Company, to the maximum extent and for the maximum duration provided under applicable by-laws and insurance policies to the extent permitted by applicable law.
In connection with the termination payments described above, the executive agrees to protect the Company’s confidential information which was acquired in connection with or as a result of the executive’s services for the Company and not to compete against the Company during his employment with the Company and for a two-year period following termination of employment.
Granting of any CIC agreement requires advance approval of the Compensation Committee. The initial term of each CIC agreement is one year, and thereafter shall continue in effect for successive periods of one year unless either the Company or the executive gives written notice of intent to terminate the agreement at least six months prior to the expiration of the then current term. The agreements do not provide for any excise tax gross-up and require that a breach by an executive of the non-disclosure or non-compete provisions would relieve the Company of its obligation to make, and require the executive to repay, certain termination payments.
POST-EMPLOYMENT PAYMENTS
POST-EMPLOYMENT PAYMENTS - STOCK OPTION AWARDS
Except as otherwise described below, if a participant’s employment terminates for any reason, the participant’s right to exercise any options that have been held less than 12 months from the date of grant, which we refer to as the “non- exercise period,” terminates. Under no circumstances can stock options be exercised beyond the expiration date. The following provisions apply upon termination of employment after the lapse of the non-exercise period (or as otherwise specified below):
Termination Without Cause or Retirement
The participant may exercise the vested, unexercised portion of stock options at any time for 12 months after the date of termination in the case of termination of employment by us without cause. In the event of retirement, a participant may exercise the unexercised portion of stock options granted before January 1, 2006 at any time during the 12 months following the date of retirement, or for options granted on or after January 1, 2006 at any time for five years after the date of retirement. In the case of termination without cause, the participant may exercise an option to the extent that he or she could have exercised the option if the participant had remained employed during the 12-month period. In the case of retirement, all options held by the participant vest immediately in full and may be exercised in whole or in part at any time during the applicable 12-month or five-year periods, whether or not the non-exercise period has lapsed, but prior to the expiration of the option term.

Sigma-Aldrich 2014 Proxy Statement | 61

•
“Cause” means the failure by a participant to perform his or her duties with us as a result of incompetence or willful neglect or the willful engaging in conduct which is injurious to us or an affiliate, monetarily or otherwise, as determined by the Compensation Committee in its sole discretion, including, without limitation, the existence of a conflict of interest or the commission of a crime, as determined in good faith by the Compensation Committee.

•	“Retirement” means the voluntary termination of employment after either attainment of age 65 or a retirement age specified in the RSVP, which is the attainment of age 55 with seven years of service.
If the participant dies within the 12-month period in the case of termination of the participant’s employment by us without cause, or within the 12-month or five-year period in the case of termination because of retirement of the participant, the option may be exercised at any time during the 12 months after the date of the death of the participant by his or her successor, in the case of termination without cause, to the extent he or she could have exercised the option if the participant had remained employed during the 12-month period, without regard to the requirement of exercise within 12 months after termination of employment; or in the case of retirement, to the extent of any or all of the options held by the participant, whether or not the non-exercise period has elapsed with respect to the options, without regard to the requirement of exercise within five years after termination of employment, but prior to the expiration of the option term.
Any unexercised portion will terminate immediately if and when the participant becomes an employee, agent or principal of one of our competitors, or of any affiliate, without our consent.
Termination Due to Death or Disability
If employment is terminated because of death or disability while in our employ, options granted before January 1, 2006 may be exercised by the participant or by his or her personal representative at any time during the 12-month period after the date of death or disability, whether or not the non-exercise period has elapsed. The exercise period is extended to five years for options issued after January 1, 2006 under the 2003 LTIP, unless otherwise provided by the Compensation Committee or an applicable agreement; each stock option agreement continues to limit the exercise period to the 12-month period after the date of death or disability. However, in no event may a participant exercise an option after its specified term expires.
“Disability” means that the participant is permanently and totally disabled as provided in Section 422(c)(6) of the Code, which ascribes disability to a person when he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. All determinations as to the date and extent of disability of any participant will be made by the Compensation Committee upon the basis of such evidence as it deems necessary or desirable to review.
If a participant dies within the exercise period following disability, the option may be exercised at any time during the period of 12 months after the date of death or before the expiration of the option term, whichever comes first, by a legal representative of the participant.
Termination for Cause or Voluntary Termination
If an employee is terminated by us for cause or voluntarily terminates employment with us for any reason other than retirement, any unexercised portion of any stock option granted to the employee will terminate with his or her termination of employment.
POST-EMPLOYMENT PAYMENTS - PERFORMANCE SHARE AWARDS
If a participant’s employment with us terminates during a performance period because of retirement or involuntary termination without cause, the participant will be entitled to receive a number of performance shares at the end of the performance period based upon the extent to which achievement of performance targets was satisfied at the end of the period (as determined at the end of the performance period) and prorated for the portion of the performance period during which the participant was employed by us. If a participant’s employment with us or any affiliate terminates during a performance period because of death or disability, the participant will be entitled to receive a number of performance shares, or payment thereof, in the month following such separation from service as though achievement of 100 percent of performance targets was satisfied at the end of such period and prorated for the portion of performance period during which the participant was employed by us or any affiliate. Except as provided above, if a participant’s employment terminates with us during a performance period for any other reason, then the participant will not be entitled to any payment with respect to that performance period.
POST-EMPLOYMENT PAYMENTS - RSU AWARDS
For time-based RSUs issued as part of annual grants, if a participant’s employment with us terminates because of involuntary termination without cause, death, disability or retirement, a pro-rata portion of all the outstanding RSUs shall vest, and the shares underlying such RSUs will be issued at the original time specified in the award agreement. For RSUs issued as

Sigma-Aldrich 2014 Proxy Statement | 62

special one-time grants, if a participant’s employment with us terminates because of involuntary termination without cause, death or disability, a pro-rata portion of all of the outstanding RSUs shall vest, and the shares underlying such RSUs will be automatically issued and delivered on the date of such termination of employment. In both instances, the prorated amount is based on the number of months in the vesting period during which the participant was employed by the Company. Except as provided above or following a CIC, if a participant’s employment terminates during a vesting period for any other reason, the RSUs shall not vest and shall become forfeited for no value and without any issuance of shares.
POTENTIAL PAYMENTS UPON TERMINATION OR CIC
The following tables reflect the amount of compensation payable to each Named Executive Officer upon death, disability, retirement, voluntary termination, involuntary termination without and with cause and termination following a CIC. Compensation payable to each Named Executive Officer upon resignation for good reason following a CIC would result in the same benefits as an involuntary termination following a CIC. The amounts shown assume that such termination was effective as of December 31, 2013 and performance share payouts were at the target level. The actual amounts to be paid can only be determined at the time of such executive’s separation from the Company. Footnotes follow the last table on page 64.

Rakesh Sachdev	Accelerated Equity ($) (1)	Severance ($) (2)	Retirement Benefits ($) (3)	SERP ($) (4)	Health ($) (5)	Total Payments ($)
Death	9,917,016	—	—	154,987	—	10,072,003
Disability	9,917,016	—	—	154,987	—	10,072,003
Retirement	—	—	—	—	—	—
Termination-Voluntary	—	—	—	—	—	—
Termination-Involuntary Without Cause or Resignation With Good Reason	7,725,089	2,691,000	—	154,987	—	10,571,076
Termination-Involuntary With Cause	—	—	—	—	—	—
Termination Following Change-in-Control	11,985,236	5,382,000	—	154,987	—	17,522,223

Jan A. Bertsch	Accelerated Equity ($) (1)	Severance ($) (2)	Retirement Benefits ($) (3)	SERP ($) (4)	Health ($) (5)	Total Payments ($)
Death	2,743,218	—	—	50,451	—	2,793,669
Disability	2,743,218	—	—	50,451	—	2,793,669
Retirement	—	—	—	—	—	—
Termination-Voluntary	—	—	—	—	—	—
Termination-Involuntary Without Cause	1,878,244	—	—	50,451	—	1,928,695
Termination-Involuntary With Cause	—	—	—	—	—	—
Termination Following Change-in-Control	3,554,838	2,318,745	—	50,451	—	5,924,034

Sigma-Aldrich 2014 Proxy Statement | 63

Gilles A. Cottier	Accelerated Equity ($) (1)	Severance ($) (2)	Retirement Benefits ($) (3)	SERP ($) (4)	Health ($) (5)	Total Payments ($)
Death	1,537,119	—	—	27,635	—	1,564,754
Disability	1,537,119	—	—	27,635	—	1,564,754
Retirement	1,537,119	—	—	27,635	—	1,564,754
Termination-Voluntary	—	—	—	27,635	—	27,635
Termination-Involuntary Without Cause	1,537,119	—	—	27,635	—	1,564,754
Termination-Involuntary With Cause	—	—	—	—	—	—
Termination Following Change-in-Control	2,082,377	1,924,065	—	27,635	—	4,034,077

Eric M. Green	Accelerated Equity ($) (1)	Severance ($) (2)	Retirement Benefits ($) (3)	SERP ($) (4)	Health ($) (5)	Total Payments ($)
Death	999,687	—	—	29,233	—	1,028,920
Disability	999,687	—	—	29,233	10,673	1,039,593
Retirement	—	—	—	—	10,673	10,673
Termination-Voluntary	—	—	—	—	—	—
Termination-Involuntary Without Cause	649,205	—	—	29,233	—	678,438
Termination-Involuntary With Cause	—	—	—	—	—	—
Termination Following Change-in-Control	1,489,688	1,726,725	—	29,233	—	3,245,646

Franklin D. Wicks	Accelerated Equity ($) (1)	Severance ($) (2)	Retirement Benefits ($) (3)	SERP ($) (4)	Health ($) (5)	Total Payments ($)
Death	1,537,119	—	—	35,553	—	1,572,672
Disability	1,537,119	—	—	35,553	33,992	1,606,664
Retirement	1,537,119	—	—	35,553	33,992	1,606,664
Termination-Voluntary	—	—	—	35,553	—	35,553
Termination-Involuntary Without Cause	1,537,119	—	—	35,553	—	1,572,672
Termination-Involuntary With Cause	—	—	—	—	—	—
Termination Following Change-in-Control	2,082,377	2,178,140	—	35,553	—	4,296,070

(1)
Accelerated equity is the value of unexercised stock options, unvested RSUs and unvested performance share awards that would become exercisable or vest upon termination. Such awards are shown in the Outstanding Equity Awards at Fiscal Year-End table beginning on page 53 of this proxy statement. The value for options was calculated using $94.01, the closing price per share of Common Stock on December 31, 2013, the last trading day of 2013, less the option exercise price per share for the total number of options accelerated. The value for RSU and performance share awards was also based on $94.01 for the total number of RSUs and performance share awards accelerated. With respect to Mr. Sachdev’s September 2013 special stock option award, all options will become 100% vested and exercisable, and Mr. Sachdev may exercise the unexcercised portion of such options at any time for five years after the date of retirement or termination, in the case of retirement, termination of employment by the Company without cause or resignation by Mr. Sachdev with good reason. In the event of termination due to death or disability, Mr. Sachdev’s September 2013 special stock option award will vest in full and may be exercised at any time during the three year period after the date of death or disability, or the five year period after the date of death or disability if Mr. Sachdev is retirement eligible as of such date. With respect to Mr. Sachdev’s September 2013 special performance share award, if Mr. Sachdev’s employment terminates during the performance period because of death or disability, Mr. Sachdev’s award will immediately vest as though all performance targets were satisfied at the end of such performance period, payable in the month following termination. In the event of termination by the Company without cause or resignation by Mr. Sachdev with good reason during the performance period, Mr. Sachdev’s September 2013 special performance share award will immediately vest as though the time-based vesting requirement was fully satisfied, with the actual payout subject to achievement of pro-rated performance conditions.

(2)
Mr. Sachdev is entitled to receive a payment equivalent to 2.99 years of his annual base salary if terminated involuntarily without cause or upon resignation with good reason. The other Named Executive Officers do not have severance agreements.

(3)
Participants in the RSVP are entitled to the vested account balance upon termination of employment. The amounts shown in this column represent the excess of the vested account balance over the present value of accumulated benefits shown in the Pension Benefits for 2013 table on page 56 of this proxy statement, which for 2013 was zero for each Named Executive Officer. Participants in the Restoration Plan may receive Company

Sigma-Aldrich 2014 Proxy Statement | 64

match contributions that vest after three years of service and/or additional Company contributions that are immediately vested. For 2013, the unvested portion was zero for each Named Executive Officer.

(4)
The SERP vests 50% after five completed years of participation plus an additional 10% for each completed year of participation thereafter. The amount shown is the unvested portion of the account that vests upon termination for the reasons shown.

(5)
The amounts in this column reflect accumulated post-retirement benefit obligation, as of December 31, 2013, pursuant to our retiree medical plan estimated using the methodology of FASB ASC Topic 715, Compensation – Retirement Benefits. These benefits are generally available to U.S. employees hired prior to July 1, 2000. Of the Named Executive Officers, only Mr. Green and Dr. Wicks are eligible to receive these benefits. Mr. Cottier was not a U.S. employee as of July 1, 2000, and Mr. Sachdev and Ms. Bertsch were hired after July 1, 2000.

AGENDA ITEM VI.
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
As required by Section 14A of the Exchange Act, we are asking our shareholders to provide advisory approval of the compensation of the Named Executive Officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC. At our 2011, 2012 and 2013 annual meetings, our shareholders overwhelmingly supported a resolution approving the compensation of the Named Executive Officers. In addition, at our meeting held in 2011, our shareholders voted in favor of holding future advisory votes to approve Named Executive Officer compensation annually. Our Board determined, as a result of such vote on the frequency of the advisory vote to approve Named Executive Officer compensation, that we will hold an advisory vote to approve Named Executive Officer compensation every year.
This vote is advisory and not binding on the Company, the Board and the Compensation Committee. However, the Board and the Compensation Committee are interested in the opinions expressed by our shareholders on this proposal and will consider the outcome of the vote when making future compensation decisions for the Named Executive Officers. We encourage shareholders to review the Compensation Discussion and Analysis, beginning on page 34, for details regarding our executive compensation program.
As previously noted in the Compensation Discussion and Analysis, our executive compensation program is based on our pay-for-performance philosophy and designed to ensure our compensation plans work to create long-term shareholder value by appropriately incentivizing our executive team to meet and exceed both our long-term strategic and annual operating plans. The relationship of actual pay delivered and Company performance is key.
Key 2013 financial results were as follows:

•
Net income was $491 million compared to $460 million in 2012. Changes in foreign currency exchange rates as compared to the prior year reduced otherwise reportable net income by $7 million. Excluding the impact of changes in foreign currency exchange rates, net income would have increased by 8% when compared to 2012.

•	Diluted EPS was $4.06, compared to $3.77 in 2012. Excluding the impact of changes in foreign currency exchange rates, diluted adjusted EPS would have increased by 9% in 2013 when compared to 2012.

•
Free cash flow was $541 million, an increase of $88 million or 19% compared to 2012. Free cash flow was calculated as net cash provided by operating activities of $641 million less capital expenditures of $100 million.

•
Sales were $2,704 million, an increase of $81 million or 3% compared to 2012. Excluding the impact of changes in foreign currency exchange rates, which decreased sales by 1%, sales increased organically by 4% compared to 2012.

For a discussion of the Company’s use of non-GAAP financial measures, see page 20 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures.”

For both a longer-term and annual performance perspective, the Company’s TSR compared to our Comparator Group and the S&P 500 over the prior seven-, five-, three- and one-year periods ended on December 31, 2013 was as follows:

•	156% for seven years, compared to 95% for our Comparator Group and 52% for the S&P 500;

•	136% for five years, compared to 210% for our Comparator Group and 128% for the S&P 500;

•	46% for three years, compared to 51% for our Comparator Group and 57% for the S&P 500; and

•	29% for one year, compared to 36% for our Comparator Group and 32% for the S&P 500.

Sigma-Aldrich 2014 Proxy Statement | 65

The Company achieved record sales and profits in 2013. The Company achieved 2013 annual performance goals near target levels resulting in near target annual cash bonus payouts as more fully explained under “Compensation Analysis — Annual Cash Bonus” beginning on page 40 of this proxy statement. The Company achieved long-term performance goals related to the 2011 - 2013 performance share awards below target levels resulting in a payout of the 2011 awards between the threshold and target levels as more fully explained under “Compensation Analysis — Performance Shares” beginning on page 44 of this proxy statement.
We believe that our executive compensation program is designed appropriately and is working to ensure management’s interests are aligned with our shareholders’ interests by supporting the delivery of both our annual operating and long- term strategic plans and including equity as a significant component of compensation. Compensation unrelated to performance is limited to base salary and RSUs, which represent one-fourth of each Named Executive Officer’s annual long-term incentive award. The Company considers stock options to be performance-based as does the IRS. Our CIC agreements with the Named Executive Officers do not provide payments without involuntary job loss or substantial diminution of duties (i.e., double-trigger). We do not provide tax gross-ups on CIC severance payments or extended welfare or retirement benefits. We do not provide guaranteed incentive awards and our perquisites are very limited and in line with our pay-for-performance philosophy. In 2011, we added a clawback provision to all future employee equity awards and extended our existing clawback policy to cover any financial restatement, regardless of wrongdoing. In 2012, we added relative TSR as a performance metric for performance share awards to better align pay to long-term shareholder value creation.
Accordingly, we ask shareholders to vote FOR the following resolution at the Meeting:
“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the accompanying footnotes and narrative discussion.”
The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of the Named Executive Officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.
THE BOARD RECOMMENDS A VOTE FOR ADOPTION OF THE RESOLUTION APPROVING THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

RELATED PARTY DISCLOSURE
In order to identify and address any concerns regarding related party transactions and their disclosures, the Company utilizes an annual directors’ and officers’ questionnaire, a business conduct policy with annual reaffirmation, periodic conflicts of interest training and a process to identify potential related parties among the Company’s customers and suppliers.
DIRECTORS AND OFFICERS QUESTIONNAIRES
Annual directors’ and officers’ questionnaires are distributed at the beginning of each year in order to identify related party transactions, among other things. Pursuant to the questionnaire, directors and executive officers are asked to identify and describe any transaction, or series of similar transactions, since the beginning of the prior fiscal year, or any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a participant, in which the dollar amount involved exceeded $120,000 and the individual, any member of the individual’s immediate family, any entity which is owned or controlled by the foregoing persons or any entity in which the foregoing persons have a substantial ownership interest or control had, or will have, a direct or indirect material interest. Responses provided to the questionnaire by directors and executive officers are reviewed by the Company’s management to determine any necessary course of action.
BUSINESS CONDUCT POLICY
Guidelines regarding conflicts of interest are outlined in the Business Conduct Policy for all employees, including the Named Executive Officers and directors. The Business Conduct Policy is available on the Company’s website, www.sigmaaldrich.com, under “Investor Relations – Corporate Governance.” A review of any reported exceptions to the Business Conduct Policy is performed by Internal Audit annually.

Sigma-Aldrich 2014 Proxy Statement | 66

Upon hire, each employee is asked to read the Business Conduct Policy and sign an acknowledgment regarding compliance therewith. Management, as well as employees in positions having authority to commit or expend Company assets or in possession of material, nonpublic information about the Company, are asked to complete and sign an annual Business Conduct Policy compliance questionnaire, which reaffirms their commitment to the Business Conduct Policy and provides an opportunity to communicate possible violations thereof. In addition, an annual notice is sent to all employees directing them to reread and reacquaint themselves with the Business Conduct Policy.
Pursuant to the Business Conduct Policy, employees and directors have a responsibility to always act in the Company’s best interest. Employees and directors should never be influenced by personal considerations or relationships when making decisions that impact the Company. Potential conflicts of interest can arise if an employee or a director, or any member of their immediate family:

•	acts as an employee, director, agent or consultant to any entity that is a competitor, customer or supplier of the Company;

•	has greater than a 5% financial interest in any business with which the Company currently does business or competes;

•	acquires any real property, leaseholds, patents or other property or rights in which the Company has an interest or is likely to have an interest;

•	influences or directs Company business to a friend or relative;

•	accepts other than nominal gifts from a customer, supplier or other business associate of the Company; or

•
accepts any loans or payments from a customer or supplier of the Company in exchange for a business transaction, accepts inflated pricing or unacceptable levels of service (i.e., quality below specifications or receipt of short shipments), or any other such treatment that negatively impacts the Company. Such payments may be considered bribes or kickbacks and are strictly prohibited.

Employees and directors are instructed under the Business Conduct Policy to avoid any situations that may lead to a conflict of their personal interests with those of the Company. Should a potential conflict of interest currently exist or develop in the future, employees are required to report the potential conflict in writing within 10 days to: (1) their direct manager; (2) a Company officer; or (3) the Internal Audit Director. Each situation is reviewed to determine if the employee’s duties, or the duties of his or her subordinates, require making decisions that could be influenced by the potential conflict reported. If it is determined a conflict of interest exists, the employee may be asked to eliminate the conflicting situation, be removed from the Company duty which causes the conflict of interest, be transferred to a new position where there is no conflict or face disciplinary action, if appropriate.
The recipient of a report of a potential conflict of interest is required to report the potential conflict in writing within 10 days. There is an escalation procedure whereby this information is made known to the Internal Audit Director, who in turn will inform both the CEO and the Chairman of the Audit Committee. All potential conflicts of interest are required to be disclosed in the annual Business Conduct Policy compliance questionnaire, even if previously reported.
In meeting the requirements of the Business Conduct Policy, directors are expected to avoid any situations that may lead to a conflict between their personal interests and the interests of the Company. Should a potential conflict of interest currently exist or develop in the future, directors are required to report the potential conflict in writing within 10 days to the Chairman of the Audit Committee. Each situation will be reviewed to determine if the director’s duties require making decisions that could be influenced by the potential conflict reported. If it is determined that a conflict of interest exists, the director will be asked to eliminate the situation creating the conflict or to resign from the Board. The annual directors and officers questionnaire also requires disclosure of any potential conflicts of interest, even if previously reported.
The Governance Committee reviews any conflicts of interest, related party transactions or violations of the Business Conduct Policy involving a director or executive officer. The Audit Committee also reviews any related party transactions between the Company and any director or executive officer.
RELATED PARTY TRANSACTION IDENTIFICATION PROCESS AND TRAINING
In January 2014, the Company compared a list of potential related parties, including companies and institutions employing the Company’s directors, against a comprehensive list of Company customers and suppliers for 2013. Any overlap reflecting a potential related party transaction or conflict of interest involving a director or executive officer is reviewed by the Governance Committee and the Company’s management to determine any necessary course of action.
In June 2013, the Company initiated a web-based training on avoiding conflicts of interest for all U.S. managers. The training focused on identifying and responding to several types of potential conflicts of interest. The pass rate of participating employees was 100%.

Sigma-Aldrich 2014 Proxy Statement | 67

CODE OF ETHICS
The Company maintains the Business Conduct Policy as part of its corporate compliance program. The Business Conduct Policy applies to all directors and employees, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Business Conduct Policy is available on the Company’s website at www.sigmaaldrich.com, under “Investor Relations – Corporate Governance.” The Company intends to disclose amendments to or waivers of the Business Conduct Policy granted to the individual executive officers listed above and the directors on the Company’s website within four business days of such amendment or waiver. Shareholders may request a paper copy of the Business Conduct Policy by writing to the Corporate Secretary at Sigma-Aldrich Corporation, 3050 Spruce Street, St. Louis, MO 63103.
TRANSACTIONS WITH RELATED PARTIES
Since January 1, 2013, there have been no transactions, and no currently proposed transactions exist, in which the Company was or is to be a participant and the amount involved exceeds $120,000 and in which any related party had or will have a direct or indirect material interest.
VOTE REQUIRED; OTHER MATTERS
Because the election of directors is not a contested election, each director will be elected by the vote of the majority of the votes cast. A “contested election” means an election in which the number of candidates exceeds the number of directors to be elected. A “majority of the votes cast” means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director. “Votes cast” excludes abstentions and broker non-votes and therefore abstentions and broker non-votes will have no effect on the election of directors.
Under Delaware law, if a director is not elected at the Meeting, the director will continue to serve on the Board as a “holdover director.” As required by the By-laws, in the event that an incumbent director fails to receive a majority of the votes cast, the By-laws provide that the director will submit to the Governance Committee a written resignation from the Board and the Governance Committee will consider the director’s resignation and recommend to the Board whether to accept or reject the resignation. The Board will decide whether to accept or reject the resignation and publicly disclose its decision and the rationale behind the decision within 90 days after the election results are certified.
The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Meeting and entitled to vote on the proposal in question is required to (i) ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm, (ii) approve the 2014 LTIP, (iii) approve, on an advisory basis, the compensation of the Named Executive Officers and (iv) approve any other matters properly brought before the Meeting. The affirmative vote of the holders of a majority of the outstanding shares entitled to vote on the proposal in question is required to (i) approve the amendment to the Certificate of Incorporation to increase the total number of authorized shares of Common Stock and (ii) approve the amendment to the Certificate of Incorporation to authorize the issuance of Preferred Stock. Shares represented by proxies which are marked “against” or “abstain” with respect to such matters, or which deny discretionary authority on other matters, are entitled to vote and will be counted for the purpose of determining the number of shares represented by proxy at the Meeting. Such proxies will thus have the same effect as if the shares represented thereby were voted against such matters.
Although the advisory vote to approve the compensation of the Named Executive Officers is non-binding, as provided by law, the Board will review the results of the vote and take it into account in making future executive compensation decisions.
If shares are voted on one or more but less than all matters on proxies returned by brokers, such shares will be treated as not represented at the Meeting as to any matter or matters on which they were not voted, and will thus have no impact on the voting for such matters, except in the case of the proposals to amend the Certificate of Incorporation, as to which they will have the same effect as a vote against such proposals.
The Company knows of no other matters to be presented for consideration at the Meeting. If any other matters are properly brought before the Meeting, the persons named in the proxy card intend to vote or act with respect to items in accordance with their best judgment. The affirmative vote of the holders of the majority of shares represented at the Meeting and entitled to vote on the matter is required for approval of any such other matters which are properly brought before the Meeting.

Sigma-Aldrich 2014 Proxy Statement | 68

SHAREHOLDER PROPOSALS
Written proposals of shareholders to be included in the proxy statement and form of proxy for the next annual meeting of shareholders must both satisfy the requirements of Rule 14a-8 under the Exchange Act and be received at the Company’s executive offices no later than November 21, 2014. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and form of proxy in accordance with Rule 14a-8 under the Exchange Act.
Under the By-laws, in order for a shareholder to nominate a candidate for director, or to bring other business before a shareholders’ meeting, timely notice must be given to and received by the Company in advance of the meeting. In the case of an annual meeting of shareholders, ordinarily, such notice must be given and received not less than 90 nor more than 120 days before the first anniversary of the preceding year’s annual meeting (or between January 6, 2015 and February 5, 2015 in the case of the 2015 annual meeting of shareholders); provided, however, that in the event the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, then such notice must be given by the shareholder and received by the Company no earlier than the 120th day prior to such annual meeting and no later than the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of such meeting is first made. In certain cases, notice may be delivered and received later if the number of directors to be elected to the Board is increased. In the case of a nomination, the shareholder submitting the notice must describe various matters as specified in the By-laws, including the name and address of each proposed nominee, his or her occupation and number of shares held and certain other information. In the case of a proposal of other business, the notice must include a description of the proposed business (which must otherwise be a proper subject for action by the shareholders), the reasons therefor and other matters specified in the By-laws.
In the case of special meetings of shareholders, only such business will be conducted, and only such proposals will be acted upon, as are brought pursuant to the notice of the meeting. In the event the Company calls a special meeting of shareholders to elect one or more directors, any shareholder may nominate a candidate if such shareholder complies with the timing and notice requirements contained in the By-laws.
In the case of an annual or special meeting, the shareholder proponent must be a shareholder of the Company who was a shareholder of record both at the time of giving of notice and at the time of the meeting and who is entitled to vote at the meeting. Any shareholder desiring a copy of the Certificate of Incorporation or By-laws will be furnished a copy without charge upon written request to the Corporate Secretary.
The time limits under the By-laws described above also apply in determining whether notice is timely for purposes of Rule 14a-4(c) under the Exchange Act relating to exercise of discretionary voting authority, and are separate from and in addition to the SEC’s requirements that a shareholder must meet to have a proposal included in the Company’s proxy statement for an annual meeting.
In each case, the proposals or notices described above must be submitted in writing to George L. Miller, Senior Vice President, General Counsel and Secretary, Sigma-Aldrich Corporation, 3050 Spruce Street, St. Louis, Missouri 63103.

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Exchange Act that might incorporate filings, including this proxy statement, in whole or in part, the Audit Committee Report included on page 20 of this proxy statement and the Compensation Committee Report included on page 49 of this proxy statement shall not be incorporated by reference into any such filings; except that the Compensation Committee Report is expressly incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Sigma-Aldrich 2014 Proxy Statement | 69

GLOSSARY OF DEFINED TERMS

Term/Abbreviation	Definition
2003 LTIP	Sigma-Aldrich Corporation 2003 Long-Term Incentive Plan
2013 Annual Meeting	2013 Annual Meeting of Shareholders of Sigma-Aldrich Corporation
2014 LTIP	Sigma-Aldrich Corporation 2014 Long-Term Incentive Plan
401(k) Plan	Sigma-Aldrich 401(k) Retirement Savings Plan
Amended and Restated Employment Agreement	Amended and Restated Executive Employment Agreement, dated as of September 3, 2013, between the Company and Rakesh Sachdev
Audit Committee	Audit Committee of the Board
Board	Board of Directors of the Company
Bonus Plan	Sigma-Aldrich Corporation Cash Bonus Plan
Business Combination	A reorganization, merger, share exchange or consolidation
Business Conduct Policy	Business Conduct Policy of Sigma-Aldrich Corporation, as adopted by the Board
By-laws	Sigma-Aldrich Corporation By-laws
CEO	Chief Executive Officer
Certificate of Incorporation	Sigma-Aldrich Corporation Certificate of Incorporation, as amended
CFO	Chief Financial Officer
CIC	Change-in-control
Code	Internal Revenue Code of 1986, as amended
Common Stock	Common stock, par value $1.00 per share, of the Company
Common Stock Amendment	An amendment to the Certificate of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue from 300,000,000 to 450,000,000 shares
Company	Sigma-Aldrich Corporation
Comparator Group	A group of direct competitors of the Company and other companies in the chemical, life science and high technology industries, listed on page 37 of this proxy statement
Compensation Committee	Compensation Committee of the Board
Compensation Consultant	Total Rewards Strategies, LLC, an independent national compensation consulting firm
Compensation Risk Committee	Committee consisting of senior representatives from finance, legal, human resources, Internal Audit and operations, as well as the Compensation Committee’s independent compensation consultant

Sigma-Aldrich 2014 Proxy Statement | 70

Deferral Plan	Sigma-Aldrich Corporation 2005 Flexible Deferral Plan
Employment Agreement	Executive Employment Agreement, dated as of February 14, 2011, between the Company and Rakesh Sachdev
EPS	Earnings per share
Exchange Act	Securities Exchange Act of 1934, as amended
FASB ASC Topic 718	Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation - Stock Compensation
Fidelity	Fidelity Management Trust Company, trustee of the 401(k) Plan
Governance Committee	Corporate Governance Committee of the Board
Governance Guidelines	Sigma-Aldrich Corporation Corporate Governance Guidelines
Internal Audit	Internal Audit Department of the Company
IRS	Internal Revenue Service
Meeting	2014 Annual Meeting of Shareholders of Sigma-Aldrich Corporation
Named Executive Officers	The named executive officers of the Company, as determined under SEC rules
NASDAQ	NASDAQ Global Select Market
Non-Routine Proposals	All proposals other than those proposals that are considered “routine,” for which your broker, trustee or other nominee may not vote without specific instructions from you
Notice of Internet Availability	Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 6, 2014
Outstanding Company Common Stock	The outstanding shares of Common Stock
Outstanding Company Voting Securities	The outstanding voting securities of the Company entitled to vote generally in the election of directors
PCAOB	Public Company Accounting Oversight Board (United States)
Preferred Stock	Proposed preferred stock, par value $1.00 per share, of the Company
Preferred Stock Amendment	An amendment to the Certificate of Incorporation to provide authority to issue up to 10,000,000 shares of Preferred Stock
Record Date	March 7, 2014
Restoration Plan	Sigma-Aldrich Corporation 401(k) Restoration Plan
ROE	Return on equity
ROIC	Return on invested capital
RSU	Restricted stock unit
RSVP	Sigma-Aldrich Corporation Retirement Security Value Plan

Sigma-Aldrich 2014 Proxy Statement | 71

Science and Technology Committee	Science and Technology Committee of the Board
SEC	United States Securities and Exchange Commission
SERP	Sigma-Aldrich Supplemental Executive Retirement Plan
Total Rewards Strategies	Total Rewards Strategies, LLC
TSR	Total shareholder return
We, our or us	Sigma-Aldrich Corporation

Sigma-Aldrich 2014 Proxy Statement | 72

APPENDIX A - PROPOSED AMENDMENTS TO ARTICLE FOURTH
OF THE CERTIFICATE OF INCORPORATION

The changes to the description of authorized common stock in the first paragraph of Article Fourth below reflect the changes to be incorporated in the Certificate of Incorporation upon approval of the Common Stock Amendment. The additions to the first paragraph of Article Fourth relating to authorized preferred stock and the addition of the second paragraph of Article Fourth below reflect the changes to be incorporated in the Certificate of Incorporation upon approval of the Preferred Stock Amendment.

FOURTH: The total number of shares of common stock which the corporation ~~shall have the authority~~ is authorized to issue is ~~three hundred million (300,000,000) and the~~ four hundred fifty million (450,000,000), at a par value of ~~each such share is~~one dollar ($1.00) ~~amounting in the aggregate to Three Hundred Million Dollars ($300,000,000)~~per share, and the total number of shares of preferred stock which the corporation is authorized to issue is ten million (10,000,000), at a par value of one dollar ($1.00) per share.

The board of directors is hereby expressly authorized to provide, out of the unissued shares of preferred stock, for one or more series of preferred stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

Sigma-Aldrich 2014 Proxy Statement | A-1

APPENDIX B - SIGMA-ALDRICH CORPORATION
2014 LONG-TERM INCENTIVE PLAN

1.Establishment and Purpose. Sigma-Aldrich Corporation hereby establishes, effective May 6, 2014, an incentive compensation plan known as the “Sigma-Aldrich Corporation 2014 Long-Term Incentive Plan.” The purposes of the Plan are to (a) enable the Company and its Affiliates to attract and retain individuals who will contribute to the Company’s long range success; (b) motivate key personnel to produce a superior return to the shareholders of the Company and its Affiliates by offering such individuals an opportunity to realize stock appreciation, by facilitating stock ownership and by rewarding them for achieving a high level of corporate performance; and (c) promote the success of the Company’s business.

2.Definitions. The capitalized terms used in this Plan have the meanings set forth below.

(a)“Affiliate” means any corporation that is a Subsidiary of the Company and, for purposes other than the grant of Incentive Stock Options, any limited liability company, partnership, corporation, joint venture or any other entity in which the Company or any such Subsidiary owns an equity interest.

(b)“Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an Award which may, in the discretion of the Company, be transmitted electronically to any Participant. Each Agreement shall be subject to the terms and conditions of the Plan.

(c)“Associate” means any full-time or part-time employee (including an officer or director who is also an employee) of the Company or an Affiliate. Except with respect to grants of Incentive Stock Options, “Associate” shall also include any Non-Employee Director serving on the Board or any consultant or advisor to the Company or an Affiliate. References in this Plan to “employment” and related terms (except for references to “employee” in this definition of “Associate” or in Section 7(a)(i)) shall include the providing of services as a Non-Employee Director, consultant or advisor.

(d)“Award” means a grant made under this Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares or any Other Award, whether singly, in combination or in tandem.

(e)“Board” means the Board of Directors of the Company.

(f)“Cause” shall mean with respect to a Participant (other than a Non-Employee Director), except as otherwise provided in an Agreement, (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or fiduciary breach with respect to the Company or an Affiliate, (ii) conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Affiliates, (iii) gross negligence or willful misconduct with respect to the Company or an Affiliate, (iv) the material failure to perform duties or (v) violation of state or federal securities laws. “Cause” shall mean with respect to a Participant who is a Non-Employee Director, except as otherwise provided in an Agreement, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following: (i) malfeasance in office; (ii) gross misconduct or neglect; (iii) false or fraudulent misrepresentation inducing the Director’s appointment; (iv) willful conversion of corporate funds; or (v) repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance. The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

(g)“Change in Control” shall mean, except as otherwise provided in an Agreement, any of the following:

(i)Individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board;

(ii)More than 25% of (x) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (“Outstanding Company Voting Securities”) or (y) the then outstanding Shares of Stock (“Outstanding Company Common Stock”) is directly or indirectly acquired or beneficially owned (as defined in Rule 13d-3 under the Exchange Act, or any successor rule thereto) by any individual, entity or group (within the meaning of Sections 13(d)(3) or 14(d)

Sigma-Aldrich 2014 Proxy Statement | B-1

(2) of the Exchange Act), provided, however, that the following acquisitions and beneficial ownership shall not constitute a Change in Control pursuant to this clause (ii);

(A)    any acquisition or beneficial ownership by the Company or a Subsidiary, or
(B)    any acquisition or beneficial ownership by any employee benefit plan (or related trust) sponsored or maintained by the Company or one of more of its Subsidiaries.
(iii)Consummation of a reorganization, merger, share exchange or consolidation (a “Business Combination”), unless in each case following such Business Combination,

(A)    all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company through one or more subsidiaries);
(B)    no individual, entity or group (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, more than 25% of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors or other governing body of the entity resulting from such Business Combination, except to the extent that such individual, entity or group owned more than 25% of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the Business Combination; and
(C)    at least a majority of the members of the board of directors or other governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, approving such Business Combination.
(iv)The Company shall sell or otherwise dispose of all or substantially all of the assets of the Company (in one transaction or a series of transactions).

(v)The shareholders of the Company shall approve a plan to liquidate or dissolve the Company and the Company shall commence such liquidation or dissolution of the Company.

Notwithstanding anything herein to the contrary, an event described above shall be considered a Change in Control hereunder only if it also constitutes a “change in control event” under Section 409A of the Code, to the extent necessary to avoid the adverse tax consequences thereunder with respect to any Award subject to Section 409A of the Code.
(h)“Change in Control Date” shall mean, in the case of a Change in Control defined in clauses (i) through (iv) of the definition thereof, the date on which the event occurs, and in the case of a Change in Control defined in clause (v) of the definition thereof, the date on which the Company shall commence such liquidation or dissolution.

(i)“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor thereto. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

(j)“Committee” means the committee of directors appointed by the Board to administer this Plan. In the absence of a specific appointment, “Committee” shall mean the Compensation Committee of the Board.

(k)“Company” means Sigma-Aldrich Corporation, a Delaware corporation, or any successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.

Sigma-Aldrich 2014 Proxy Statement | B-2

(l)“Competitor” means, except as otherwise provided in an Agreement, any business that is engaged in any work or activity that involves a product, process, service or development which is then competitive with and the same as or similar to a product, process, service or development on which the Participant worked or with respect to which the Participant had access to Confidential Information while with, employed by or providing services to the Company or any Affiliate.

(m)“Confidential Information” means, except as otherwise provided in an Agreement, (i) all technical and business information of the Company and its Affiliates, or (ii) information which is learned or acquired by the Company or any Affiliate from others with whom the Company or any Affiliate has a business relationship in which, and as a result of which, similar information is revealed to the Company or an Affiliate, whether patentable or not, which is of a confidential, trade secret and/or proprietary character and which is either developed by the Participant (alone or with others) or to which the Participant had access during his or her employment or other arrangement, including all data, designs, plans, notes, memoranda, work sheets, formulas, processes, patents, and customer and supplier lists.

(n)“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Non-Employee Director, consultant, or advisor, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, consultant, advisor, or otherwise, or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. The Committee or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.

(o)“Director” means a member of the Board.

(p)“Disability” means, except as otherwise provided in an Agreement, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, provided, however, for purposes of determining the term of an Incentive Stock Option, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option within the meaning of Section 22(e) (3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates, provided that the definition of disability applied under such disability plan meets the requirements of a Disability in the first sentence hereof.

(q)“Exchange Act” means the Securities Exchange Act of 1934, as amended; “Exchange Act Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor regulation.

(r)“Fair Market Value” as of any date means, unless otherwise expressly provided in this Plan:

(i) (A) the closing sales price of a Share on the Nasdaq Global Select Market (“Nasdaq”), or if Shares are not quoted on the Nasdaq, on the New York Stock Exchange (“NYSE”) or any similar system then in use or, (B) if clause (i)(A) is not applicable, the mean between the closing “bid” and the closing “asked” quotation of a Share on Nasdaq or any similar system then in use, or (C) if the Shares are not quoted on Nasdaq or NYSE or any similar system then in use, the closing sale price of a Share on the principal United States securities exchange registered under the Exchange Act on which the Shares are listed, in any case on the specified date, or, if no sale of Shares shall have occurred on that date, on the immediately preceding day on which a sale of Shares occurred, or

(ii)if clause (i) is not applicable, what the Committee determines in good faith to be 100% of the fair market value of a Share on that date, which shall be conclusive and binding on all persons.

In the case of an Incentive Stock Option, if such determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury, Fair Market Value shall be determined in accordance

Sigma-Aldrich 2014 Proxy Statement | B-3

with said regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Section 13(f) hereof.
(s)“Fundamental Change” means a dissolution or liquidation of the Company, a sale of substantially all of the assets of the Company (in one or a series of transactions), a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.

(t)“Good Reason” means, except as otherwise provided in an Agreement, the occurrence of one or more of the following without the Participant’s express written consent, which circumstances are not remedied by the Company within thirty (30) days after its receipt of a written notice from the Participant describing the applicable circumstances (which notice must be provided by the Participant within ninety (90) days after the Participant’s knowledge of the applicable circumstances): (i) any material, adverse change in the Participant’s duties, responsibilities, authority, title, status or reporting structure; (ii) a material reduction in the Participant’s base salary or bonus opportunity; or (iii) a geographical relocation of the Participant’s principal office location by more than fifty (50) miles.

(u)“Incentive Stock Option” means any Option designated as such and granted in accordance with the requirements of Section 422 of the Code or any successor to such section.

(v)“Incumbent Board” means the group of directors consisting of (i) those individuals who, as of the effective date of the Plan, constituted the Board; and (ii) any individuals who become directors subsequent to such effective date whose appointment, election or nomination for election by the shareholders of the Company was approved by a vote of at least a majority of the directors then comprising the Incumbent Board. The Incumbent Board shall exclude any individual whose initial assumption of office occurred (i) as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person (other than a solicitation of proxies by the Incumbent Board) or (ii) with the approval of the Incumbent Board but by reason of any agreement intended to avoid or settle a proxy contest.

(w)"Non-Employee Director" means a member of the Board who is a “non-employee director” within the meaning of Exchange Act Rule 16b-3.

(x)“Non-Qualified Stock Option” means an Option other than an Incentive Stock Option.

(y)“Option” means a right to purchase Stock (or, if the Committee so provides in an applicable Agreement, Restricted Stock), including both Non-Qualified Stock Options and Incentive Stock Options.

(z)“Other Award” means a cash-based Award, an Award of Stock, or an Award based on Stock other than Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Performance Shares.

(aa)“Outside Director” means a member of the Board who is an “outside director” within the meaning of Section 162(m) of the Code.

(bb)    “Parent” means a “parent corporation,” as that term is defined in Section 424(e) of the Code, or any successor provision.

(cc)     “Participant” means an Associate to whom an Award is granted pursuant to the Plan or, if applicable, such other person who validly holds an outstanding Award.

(dd)    “Performance Criteria” means performance goals relating to certain criteria as further described in Section 12 hereof.

(ee)    “Performance Period” means one or more periods of time in duration, as the Committee may select, over which the attainment of one or more performance goals will be measured for the purpose of determining which Awards, if any, are to vest or be earned.

(ff)    “Performance Shares” means a contingent award of a specified number of Shares or Units, with each Performance Share equivalent to one or more Shares or a fractional Share or a Unit expressed in terms of one or more Shares or a fractional Share, as specified in the applicable Agreement, a variable percentage of which may

Sigma-Aldrich 2014 Proxy Statement | B-4

vest or be earned depending upon the extent of achievement of specified performance objectives during the applicable Performance Period.

(gg)    “Plan” means this Sigma-Aldrich Corporation 2014 Long-Term Incentive Plan, as amended and in effect from time to time.

(hh)    “Restricted Stock” means Stock granted under Section 10 hereof so long as such Stock remains subject to one or more restrictions.

(ii)    “Restricted Stock Units” means Units of Stock granted under Section 10 hereof.

(jj)    “Share” means a share of Stock.

(kk)     “Stock” means the Company’s common stock, $1.00 par value per share (as such par value may be adjusted from time to time), or any securities issued in respect thereof by the Company or any successor to the Company as a result of an event described in Section 13(f).

(ll)    “Stock Appreciation Right” means a right pursuant to an Award granted under Section 8.

(mm)    “Subsidiary” means a “subsidiary corporation,” as that term is defined in Section 424(f) of the Code, or any successor provision.

(nn)    “Successor” with respect to a Participant means, except as otherwise provided in an Agreement, the legal representative of an incompetent Participant and, if the Participant is deceased, the beneficiary, if any, designated on forms prescribed by and filed with the Committee. If no designation of a beneficiary has been made, or if the Committee shall be in doubt as to the rights of any beneficiary, as determined in the Committee’s discretion, the Successor shall be the legal representative of the estate of the Participant or the person or persons who may, by bequest, inheritance, will, or the laws of descent and distribution, or under the terms of an Award, acquire the right to exercise an Option or Stock Appreciation Right or receive cash and/or Shares issuable in satisfaction of an Award in the event of a Participant’s death.

(oo)    “Term” means the period during which an Option or Stock Appreciation Right may be exercised or the period during which the restrictions placed on Restricted Stock, Restricted Stock Units or any other Award are in effect.

(pp)     “Unit” means a bookkeeping entry that may be used by the Company to record and account for the grant of Stock, Units of Stock, Stock Appreciation Rights, Performance Shares, and any other Award expressed in terms of Units of Stock until such time as the Award is paid, canceled, forfeited or terminated. No Shares shall be issued at the time of grant, and the Company will not be required to set aside a fund for the payment of any such Award.

Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.
3.Administration.

(a)Authority of Committee. The Committee shall administer this Plan or delegate its authority to do so as provided in Section 3(c) hereof or, in the Board’s sole discretion or in the absence of the Committee, the Board shall administer this Plan. Subject to the terms of the Plan, the Committee’s charter and applicable laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority:

(i)to construe and interpret the Plan and apply its provisions;

(ii)to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(iii)to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

Sigma-Aldrich 2014 Proxy Statement | B-5

(iv)to delegate its authority to one or more officers of the Company with respect to Awards that do not involve “covered employees” (within the meaning of Section 162(m) of the Code) or “directors” or “officers” within the meaning of Section 16 of the Exchange Act, to the extent permitted by Delaware law; provided that, in delegating such authority, the Committee shall specify the maximum number of Shares that may be awarded to any single employee and shall otherwise comply with applicable law;

(v)to determine when Awards are to be granted under the Plan and the applicable grant date;

(vi)from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted;

(vii)to determine the number of shares of Stock or the amount of cash to be made subject to each Award, subject to the limitations set forth in this Plan;

(viii)to determine whether each Option is to be an Incentive Stock Option or a Non-Qualified Stock option;

(ix)to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Agreement relating to such grant;

(x)to determine the target number of Performance Shares to be granted pursuant to a Performance Share Award, the performance measures that will be used to establish the performance goals, the performance period(s) and the number of Performance Shares earned by a Participant;

(xi)to designate an Award (including a cash bonus) as a performance compensation Award and to select the performance criteria that will be used to establish the performance goals;

(xii)to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;

(xiii)to determine whether, to what extent and under what circumstances Awards may be settled, paid or exercised in cash, Shares or other Awards or other property, or canceled, forfeited or suspended;

(xiv)to determine the duration and purpose of leaves and absences which may be granted to a Participant without constituting termination of employment for purposes of the Plan;

(xv)to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

(xvi)to interpret, administer or reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(xvii)to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

Notwithstanding the foregoing, in administering this Plan with respect to Awards for Non-Employee Directors, the Board shall exercise the powers of the Committee. To the extent the Committee determines that the restrictions imposed by this Plan preclude the achievement of material purposes of the Awards in jurisdictions outside of the United States, the Committee has the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.
The Committee shall not have the right, without shareholder approval, to (i) reduce or decrease the purchase price for an outstanding Option or Stock Appreciation Right, (ii) cancel an outstanding Option or Stock Appreciation Right for the purpose of replacing or re-granting such Option or Stock Appreciation Right with a purchase price that

Sigma-Aldrich 2014 Proxy Statement | B-6

is less than the original purchase price, (iii) extend the expiration date of an Option or Stock Appreciation Right or (iv) deliver stock, cash or other consideration in exchange for the cancellation of an Option or Stock Appreciation Right, the purchase price of which exceeds the Fair Market Value of the Shares underlying such Option or Stock Appreciation Right.
(b)Committee Decisions Final. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

(c)Delegation. The Committee, or if no Committee has been appointed, the Board, may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. The Committee shall have the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish, suspend or supersede the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor and fill vacancies, however, caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

(d)Board Authority. Any authority granted to the Committee may also be exercised by the Board or another committee of the Board, except to the extent that the grant or exercise of such authority would cause any Award intended to qualify for favorable treatment under Section 162(m) of the Code to cease to qualify for the favorable treatment under Section 162(m) of the Code. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control. Without limiting the generality of the foregoing, to the extent the Board has delegated any authority under this Plan to another committee of the Board, such authority shall not be exercised by the Committee unless expressly permitted by the Board in connection with such delegation.

(e)Committee Composition. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Exchange Act Rule 16b-3 and/or Section 162(m) of the Code. Nothing herein shall create an inference that an Award that is not intended to comply with the requirements of Rule 16b-3 and/or Section 162(m) of the Code is not validly granted under the Plan.

(f)Awards for Non-Employee Directors. The Board (which may delegate the determination to a Committee of the Board) may from time to time determine that each individual who is elected or appointed as a Non-Employee Director receive an Award (other than Incentive Stock Options) as compensation, in whole or in part, for such individual’s services as a director. In determining the level and terms of such Awards for Non-Employee Directors, the Board may consider such factors as compensation practices of comparable companies with respect to directors, consultants’ recommendations and such other information as the Board may deem appropriate.

4.Shares Available; Maximum Payouts.

(a)    Shares Available. Subject to adjustment in accordance with Section 13(f), a total of seven million (7,000,000) Shares shall be available for the grant of Awards under the Plan; provided that, no more than seven million (7,000,000) Shares may be granted as Incentive Stock Options. Stock Options and Stock Appreciation Rights awarded shall reduce the number of Shares available for Awards by one Share for every one Share subject to such Award. Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Other Awards settled in Shares shall reduce the number of Shares available for Awards by two Shares for every one Share awarded. Shares issued under this Plan may be authorized and unissued shares or issued shares held as treasury shares. Any Shares that again become available for future grants pursuant to Section 4 shall be added back as one Share if such Shares were subject to Stock Options or Stock Appreciation Rights and two Shares if such Shares were subject to Restricted Stock, Restricted Stock Units, Performance Shares and Other Awards. The following Shares may not again be made available for issuance as Awards: (i) Shares not issued or delivered as a result of the net settlement of an outstanding

Sigma-Aldrich 2014 Proxy Statement | B-7

Stock Appreciation Right or Stock Option; (ii) Shares used to pay the exercise price or withholding taxes related to an outstanding Stock Option or Stock Appreciation Right; or (iii) Shares repurchased on the open market with the proceeds of a Stock Option exercise price.
(b)    Shares Not Applied to Limitations. The following will not be applied to the Share limitations of subsection 4(a) above: (i) dividends or dividend equivalents paid in cash in connection with outstanding Awards; (ii) any Shares subject to an Award under the Plan which Award is forfeited, cancelled, terminated, expires or lapses for any reason; and (iii) Shares and any Awards that are granted through the settlement, assumption or substitution of outstanding awards previously granted (subject to applicable repricing restrictions herein), or through obligations to grant future awards, as a result of a merger, consolidation or acquisition of the employing company with or by the Company. If an Award is to be settled in cash, the number of Shares on which the Award is based shall not count toward the Share limitations of subsection 4(a).
(c)    Award Limitations.
(i)    No Participant shall be granted (i) Options to purchase Shares and Stock Appreciation Rights with respect to more than six hundred thousand (600,000) Shares in the aggregate, (ii) any other Awards with respect to more than six hundred thousand (600,000) Shares in the aggregate (or, in the event such Award denominated or expressed in terms of number of Shares or Units is paid in cash, the equivalent cash value thereof) or (iii) any cash bonus Award not denominated or expressed in terms of number of Shares or Units with a value that exceeds five million dollars ($5,000,000) in the aggregate, in each case, in any fiscal year of the Company under this Plan (such share limits being subject to adjustment under Section 13(f) hereof).
(ii)    Notwithstanding the foregoing, no Participant who is a Non-Employee Director shall be granted (i) Options to purchase Shares and Stock Appreciation Rights with respect to more than thirty thousand (30,000) Shares in the aggregate or (ii) any other Awards with respect to more than twenty thousand (20,000) Shares in the aggregate (or, in the event such Award denominated or expressed in terms of number of Shares or Units is paid in cash, the equivalent cash value thereof), in each case, in any fiscal year of the Company under this Plan (such share limits being subject to adjustment under Section 13(f) hereof).
(d)    No Fractional Shares. No fractional Shares may be issued under this Plan; fractional Shares will be rounded down to the nearest whole Share.
5.Eligibility. Awards may be granted under this Plan to any Associate at the discretion of the Committee.

6.General Terms of Awards.

(a)Awards. Awards under this Plan may consist of Options (either Incentive Stock Options or Non-Qualified Stock Options), Stock Appreciation Rights, Performance Shares, Restricted Stock, Restricted Stock Units or Other Awards.

(b)Agreements. Each Award under this Plan shall be evidenced by an Agreement setting forth the number of Shares of Restricted Stock, Stock, Restricted Stock Units or Performance Shares or the amount of cash, subject to such Agreement, or the number of Shares to which the Option applies or with respect to which payment upon the exercise of the Stock Appreciation Right is to be determined, as the case may be, together with such other terms and conditions applicable to the Award (not inconsistent with this Plan) as determined by the Committee in its sole discretion.

(c)Term. Each Agreement, other than those relating solely to Awards of Stock without restrictions, shall set forth the Term of the Award and any applicable Performance Period, as the case may be, but in no event shall the Term of an Award or the Performance Period be longer than ten (10) years after the date of grant; provided, however, that the Committee may, in its discretion, grant Awards with a longer term to Participants who are located outside the United States. An Agreement with a Participant may permit acceleration of vesting requirements and of the expiration of the applicable Term upon such terms and conditions as shall be set forth in the Agreement, which may, but, unless otherwise specifically provided in this Plan, need not, include, without limitation, acceleration resulting from the occurrence of the Participant’s death or Disability. Acceleration of the Performance Period and other performance-based Awards shall be subject to Section 9(b) or Section 12 hereof, as applicable.

Sigma-Aldrich 2014 Proxy Statement | B-8

(d)Transferability. Except as otherwise permitted by the Committee, during the lifetime of a Participant to whom an Award is granted, only such Participant (or such Participant’s legal representative) may exercise an Option or Stock Appreciation Right or receive payment with respect to any other Award. Except as otherwise permitted by the Committee, no Award of Restricted Stock (prior to the expiration of the restrictions), Restricted Stock Units, Options, Stock Appreciation Rights, Performance Shares or Other Award (other than an award of Stock without restrictions) may be sold, assigned, transferred, exchanged or otherwise encumbered, and any attempt to do so (including pursuant to a decree of divorce or any judicial declaration of property division) shall be of no effect. Notwithstanding the immediately preceding sentence, an Agreement may provide that an Award shall be transferable to a Successor in the event of a Participant’s death.

(e)Termination of Continuous Service Generally. Each Agreement shall set forth the extent to which the Participant shall have the right to exercise and/or retain an Award following termination of the Participant’s employment with the Company or its Affiliates, including, without limitation, upon death or Disability, or other termination of Continuous Service. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Agreement, need not be uniform among Agreements issued pursuant to this Plan and may reflect distinctions based on the reasons for termination.

(f)Change in Control. Unless otherwise provided in an Agreement, notwithstanding any provision of the Plan to the contrary, each outstanding Option and Stock Appreciation Right shall become immediately exercisable with respect to 100% of the Shares subject to such Option or Stock Appreciation Right, and/or the period of restriction shall expire and the Award shall vest immediately with respect to 100% of the Shares of Restricted Stock, Restricted Stock Units and any other Award, and/or all performance goals or other vesting criteria will be deemed achieved at 100% target levels and all other terms and conditions will be deemed met as of the Change in Control Date. In addition, in the event of a Change in Control, an Award shall be treated, to the extent determined by the Committee to be appropriate and permitted under Section 409A of the Code, in accordance with one of the following methods as determined by the Committee in its sole discretion: (i) upon at least ten (10) days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per Share received or to be received by other shareholders of the Company in the event; or (ii) provide for the assumption of or the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Committee in its sole discretion. In the case of any Option or Stock Appreciation Right with an exercise price that equals or exceeds the price paid for a Share in connection with the Change in Control, the Committee may cancel the Option or Stock Appreciation Right without the payment of consideration therefor.

(g)Rights as Shareholder. A Participant shall have no right as a shareholder with respect to any securities covered by an Award until the date the Participant becomes the holder of record.

(h)Performance Conditions. The Committee may require the satisfaction of certain performance goals as a condition to the grant, vesting or payment of any Award provided under the Plan.

7.Stock Options.

(a)Terms of All Options.

(i)Grants. Each Option shall be granted pursuant to an Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. Only Non-Qualified Stock Options may be granted to Associates who are not employees of the Company or an Affiliate. The provisions of separate Options need not be identical. In no event may Options known as reload options be granted hereunder. Participants holding Options shall have no dividend rights with respect to Shares subject to such Options. The Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time.

(ii)Purchase Price. The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the applicable Agreement, but shall not be less than 100% of the Fair Market Value of a Share as of the date the Option is granted. The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, in cash or by certified or bank check. The purchase price may be paid, if the Committee so permits and upon such terms as the Committee shall approve, through delivery or tender to the Company of Shares held, either actually or by attestation, by such Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased pursuant to the Option) or through a

Sigma-Aldrich 2014 Proxy Statement | B-9

net or cashless form of exercise as permitted by the Committee, or, if the Committee so permits, a combination thereof. Further, the Committee, in its discretion, may approve other methods or forms of payment of the purchase price, and establish rules and procedures therefor. Unless otherwise specifically provided in the Agreement, the purchase price of the Shares acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Shares acquired, directly or indirectly from the Company, shall be paid only by Shares that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

(iii)Exercisability. Each Option shall vest and be exercisable in whole or in part on the terms provided in the Agreement. Unless otherwise provided in an Agreement, an Option shall not vest more rapidly than ratably over a period of three years from the grant date beginning on the first anniversary of the Option grant date. Notwithstanding the foregoing, vesting of an Option may be accelerated upon the occurrence of certain events as provided in the Agreement. In no event shall any Option be exercisable at any time after its Term. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated. No Option may be exercised for a fraction of a Share.

(b)Incentive Stock Options. In addition to the other terms and conditions applicable to all Options:

(i)the aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which Incentive Stock Options held by an individual first become exercisable in any calendar year (under this Plan and all other incentive stock options plans of the Company and its Affiliates) shall not exceed $100,000 (or such other limit as may be required by the Code), if such limitation is necessary to qualify the Option as an Incentive Stock Option, and to the extent an Option or Options granted to a Participant exceed such limit such Option or Options shall be treated as Non-Qualified Stock Options;

(ii)an Incentive Stock Option shall not be exercisable and the Term of the Award shall not be more than ten (10) years after the date of grant (or such other limit as may be required by the Code) if such limitation is necessary to qualify the Option as an Incentive Stock Option;

(iii)the Agreement covering an Incentive Stock Option shall contain such other terms and provisions which the Committee determines necessary to qualify such Option as an Incentive Stock Option; and

(iv)notwithstanding any other provision of this Plan if, at the time an Incentive Stock Option is granted, the Participant owns (after application of the rules contained in Section 424(d) of the Code, or its successor provision) Shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or its subsidiaries, (A) the option price for such Incentive Stock Option shall be at least 110% of the Fair Market Value of the Shares subject to such Incentive Stock Option on the date of grant and (B) such Option shall not be exercisable after the date five years from the date such Incentive Stock Option is granted.

8.Stock Appreciation Rights.

(a)Grant. An Award of a Stock Appreciation Right shall entitle the Participant, subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (ii) a specified purchase price which shall not be less than 100% of the Fair Market Value of such Shares as of the date of grant of the Stock Appreciation Right. Each Stock Appreciation Right shall be subject to such terms as provided in the applicable Agreement. Except as otherwise provided in the applicable Agreement, upon exercise of a Stock Appreciation Right, payment to the Participant (or to his or her Successor) shall be made in the form of cash, Shares or a combination of cash and Shares (as determined by the Committee if not otherwise specified in the Award) as promptly as practicable after such exercise. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Stock) may be made in the event of the exercise of a Stock Appreciation Right. Participants holding Stock Appreciation Rights shall have no dividend rights with respect to Shares subject to such Stock Appreciation Rights.

(b)Exercisability. Each Stock Appreciation Right shall vest and be exercisable in whole or in part on the terms provided in the Agreement. Unless otherwise provided in an Agreement, a Stock Appreciation Right shall not vest more rapidly than ratably over a period of three years from the grant date beginning on the first anniversary of the Stock Appreciation Right grant date. Notwithstanding the foregoing, the vesting of a Stock Appreciation Right

Sigma-Aldrich 2014 Proxy Statement | B-10

may be accelerated upon the occurrence of certain events as provided in the Agreement. In no event shall any Stock Appreciation Right be exercisable at any time after its Term. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated. No Stock Appreciation Right may be exercised for a fraction of a Share.

9.Performance Shares.

(a)Initial Award. An Award of Performance Shares shall entitle a Participant to future payments based upon the achievement of performance targets established in writing by the Committee. Payment shall be made in cash or Stock, or a combination of cash and Stock, as determined by the Committee. Such performance targets and other terms and conditions shall be determined by the Committee in its sole discretion. The Agreement may establish that a portion of the maximum amount of a Participant’s Award will be paid for performance which exceeds the minimum target but falls below the maximum target applicable to such Award. The Agreement shall provide for the timing of such payment.

(b)Acceleration and Adjustment. The applicable Agreement may permit an acceleration of the Performance Period and an adjustment of performance targets and payments with respect to some or all of the Performance Shares awarded to a Participant, upon the occurrence of certain events, which may, but need not, include without limitation, a Fundamental Change, the Participant’s death or Disability, a change in accounting practices of the Company or its Affiliates, a reclassification, stock dividend, stock split or stock combination or other event as provided in Section 13(f) hereof. Notwithstanding the foregoing, unless otherwise provided in an Agreement, an Award subject to this Section 9 shall vest or be earned no more rapidly than ratably over a period of three years from the grant date beginning on the first anniversary of the Award grant date.

(c)Voting; Dividends. Participants holding Performance Shares shall have no voting rights with respect to such Awards and shall have no dividend rights with respect to Shares subject to such Performances Shares other than as the Committee so provides, in its discretion, in an Agreement; provided, that, any such dividends shall be subject to such restrictions and conditions as the Committee may establish with respect to the Performance Shares and shall be payable only at the same time as the underlying Performance Shares may become earned, vested and payable.

10.Restricted Stock and Restricted Stock Unit Awards.

(a)Grant. A Restricted Stock Award is an Award of actual Shares and a Restricted Stock Unit Award is an Award of Units having a value equal to the Fair Market Value of an identical number of Shares. All or any part of any Restricted Stock or Restricted Stock Unit Award may be subject to such conditions and restrictions as may be established by the Committee, and set forth in the applicable Agreement, which may include, but are not limited to, Continuous Service requirements, a requirement that a Participant pay a purchase price for such Award, the achievement of specific performance goals and/or applicable securities laws restrictions. Subject to the restrictions set forth in the Agreement, during any period in which an Award of Restricted Stock or Restricted Stock Units is restricted and subject to a substantial risk of forfeiture, (i) Participants holding Restricted Stock Awards may exercise full voting rights with respect to such Shares and shall be entitled to receive all dividends and other distributions paid with respect to such Shares while they are so restricted and (ii) Participants holding Restricted Stock Units shall have no dividend rights with respect to Shares subject to such Restricted Stock Units other than as the Committee so provides, in its discretion, in an Agreement, and shall have no voting rights with respect to such Awards. Any dividends or dividend equivalents may be paid currently or may be credited to a Participant’s account and may be subject to such restrictions and conditions as the Committee may establish. If the Committee determines that Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to execute and deliver to the Company an escrow agreement satisfactory to the Committee, if applicable, and an appropriate blank stock power with respect to the Restricted Stock covered by such agreement.

(b)Restrictions.

(i)Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the period during which the Award is restricted, and to such other terms and conditions as may be set forth in the applicable Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the Shares shall be subject to the restrictions on transferability set forth in the Agreement; (C) the Shares shall be subject to forfeiture for such period and subject to satisfaction of any applicable performance goals during such period, to the extent provided in the

Sigma-Aldrich 2014 Proxy Statement | B-11

applicable Agreement; and (D) to the extent such Shares are forfeited, the stock certificates, if any, shall be returned to the Company, and all rights of the Participant to such Shares and as a shareholder with respect to such shares shall terminate without further obligation on the part of the Company.

(ii)Restricted Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the period during which the Award is restricted and the satisfaction of any applicable performance goals during such period, to the extent provided in the applicable Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Agreement.

(iii)The Committee shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date the Restricted Stock or Restricted Stock Units are granted, such action is appropriate.

(c)Restricted Period. Unless otherwise provided in an Agreement, an Award of Restricted Stock or Restricted Stock Units shall not vest more rapidly than ratably over a period of three years from the grant date beginning on the first anniversary of the Award grant date. Notwithstanding the foregoing, the vesting of a Restricted Stock or Restricted Stock Units Award may be accelerated upon the occurrence of certain events as provided in the Agreement. Each certificate representing Restricted Stock awarded under the Plan shall bear a legend in such form as the Company deems appropriate.

11.Other Awards. The Committee may from time to time grant Other Awards under this Plan, including without limitation those Awards pursuant to which a cash bonus award may be made or pursuant to which Shares may be acquired in the future, such as Awards denominated in Stock, Stock Units, securities convertible into Stock and phantom securities. The Committee, in its sole discretion, shall determine, and provide in the applicable Agreement for, the terms and conditions of such Awards provided that such Awards shall not be inconsistent with the terms and purposes of this Plan. The Committee may, in its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions which are consistent with the terms and conditions of the Award to which such Shares relate. In addition, the Committee may, in its sole discretion, issue such Other Awards subject to the performance criteria under Section 12 hereof.

12.Performance-Based Awards.

(a)Application to Covered Employee. Notwithstanding any other provision of the Plan, if the Committee determines at the time any Award is granted to a Participant that such Participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a “covered employee” within the meaning of Section 162(m)(3) of the Code, then the Committee may provide that this Section 12 is applicable to such Award. Notwithstanding the foregoing, the Committee may provide, in its discretion, that an Award granted to any other Participant is subject to this Section 12, to the extent the Committee deems appropriate, whether or not Section 162(m) of the Code is or would be applicable with respect to such Participant.

(b)Performance Goals. Awards under the Plan may be made subject to the achievement of Performance Criteria, which shall be performance goals established by the Committee relating to one or more business criteria pursuant to Section 162(m) of the Code. Performance Criteria may be applied to the Company, an Affiliate, a Parent, a Subsidiary, division, business unit, corporate group or individual or any combination thereof and may be measured in absolute levels or relative to another company or companies, a peer group, an index or indices or Company performance in a previous period. Performance may be measured over such period of time as determined by the Committee. Performance Criteria that may be used to establish performance goals are:

Sigma-Aldrich 2014 Proxy Statement | B-12

• accounts receivable days sales outstanding
• adjusted diluted EPS
• adjusted gross profit
• adjusted operating profit
• base-business net sales
• cash flow
• cash flow EPS
• compound annual growth in EPS
• compound shareholder return
• costs
• days payables outstanding
• debt to equity ratio
• diversity
• dividends and payment of dividends
• earnings or EPS before income tax (profit before taxes)
• earnings or net income (before or after taxes)
• EBITDA
• economic value added
• EPS
• free cash flow
• gross profit
• gross profit growth
• gross sales
• index comparisons
• inventory
• inventory months on hand

• market share
• net earnings or net EPS (profit after tax)
• net sales or net sales growth
• operating income
• operating margin
• peer company comparisons
• pre-tax and pre-interest expense return on average invested capital, which may be expressed on a current value basis
• production levels or services levels (including, without limitation, lines shipped)
• productivity
• profit margin
• return on assets
• return on equity
• return on invested capital
• return on sales
• sales
• sales growth
• sales growth, marketing, operating or workplan goals
• stock price
• total or net operating asset turnover
• total or relative shareholder return
• total segment profit
• working capital as a percentage of sales
• working capital levels

Performance will be evaluated by excluding the effect of any extraordinary, unusual or non-recurring items that occur during the applicable Performance Period. The performance goals for each Participant and the amount payable if those goals are met shall be established in writing for each specified period of performance by the Committee no later than 90 days after the commencement of the period of service to which the performance goals relate and while the outcome of whether or not those goals will be achieved is substantially uncertain. However, in no event will such goals be established after 25% of the period of service to which the goals relate has elapsed. The performance goals shall be objective. Such goals and the amount payable for each performance period if the goals are achieved shall be set forth in the applicable Agreement. Following the conclusion or acceleration of each Performance Period, the Committee shall determine the extent to which (i) Performance Criteria have been attained, (ii) any other terms and conditions with respect to an Award relating to such Performance Period have been satisfied and (iii) payment is due with respect to a performance-based Award. No amounts shall be payable to any Participant for any Performance Period unless and until the Committee certifies that the Performance Criteria and any other material terms were in fact satisfied.

(c)Adjustment of Payment. With respect to any Award that is subject to this Section 12, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award. The applicable Agreement may permit an acceleration of the Performance Period and an adjustment of performance targets and payments with respect to some or all of the performance-based Award(s) awarded to a Participant, upon the occurrence of certain events, which may, but need not, include without limitation a Fundamental Change, the Participant’s death or Disability, a change in accounting practices of the Company or its Affiliates, a reclassification, stock dividend, stock split or stock combination or other event as provided in Section 13(f) hereof; provided, however, that any such acceleration or adjustment shall be made only to the extent and in a manner consistent with Section 162(m) of the Code.

(d)Other Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 12 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

Sigma-Aldrich 2014 Proxy Statement | B-13

13.General Provisions.

(a)Effective Date of this Plan. This Plan shall become effective as of May 6, 2014, provided that the Plan has been approved by the shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Board.

(b)Duration of this Plan; Date of Grant. This Plan shall remain in effect for a term of ten years following the date on which it is effective (i.e., until May 6, 2024) or until all Shares subject to the Plan shall have been purchased or acquired according to the Plan’s provisions, whichever occurs first, unless this Plan is sooner terminated pursuant to Section 13(e) hereof. No Awards shall be granted pursuant to the Plan after such Plan termination or expiration, but outstanding Awards may extend beyond that date. The date and time of approval by the Committee of the granting of an Award shall be considered the date and time at which such Award is made or granted, or such later effective date as determined by the Committee, notwithstanding the date of any Agreement with respect to such Award; provided, however, that the Committee may grant Awards other than Incentive Stock Options to Associates or to persons who are about to become Associates, to be effective and deemed to be granted on the occurrence of certain specified contingencies, provided that if the Award is granted to a non-Associate who is about to become an Associate, such specified contingencies shall include, without limitation, that such person becomes an Associate.

(c)Right to Terminate Service. Nothing in this Plan or in any Agreement shall confer upon any Participant the right to continue in the employment or other service of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate or modify the employment or other service of the Participant with or without cause.

(d)Tax Withholding. The Company shall withhold from any payment of cash or Stock to a Participant or other person an amount sufficient to cover any required withholding taxes, including the Participant’s social security and Medicare taxes (FICA) and federal, state and local income tax with respect to income arising from the Award. The Company shall have the right to require the payment of any such taxes before issuing any Stock pursuant to the Award. In lieu of all or any part of a cash payment from a person receiving Stock under this Plan, the Committee may, in the applicable Agreement or otherwise, permit a person to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the person’s full FICA and federal, state and local income tax with respect to income arising from payment of the Award, through a reduction of the numbers of Shares delivered to such person or a delivery or tender to the Company of Shares held by such person, in each case valued in the same manner as used in computing the withholding taxes under applicable laws. Notwithstanding the foregoing, no Shares shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law. The Company shall take such other action and require such other compliance from persons under this Plan for purposes of complying with applicable tax laws under various jurisdictions as deemed appropriate and necessary, and the Committee may from time to time include such additional provisions and requirements in any Agreement for purposes of satisfying tax laws of various jurisdictions, including outside of the United States.

(e)Amendment, Modification and Termination of this Plan. Except as provided in this Section 13(e), the Board may at any time amend, modify, terminate or suspend this Plan. Except as provided in this Section 13(e), the Committee may at any time alter or amend any or all Agreements under this Plan to the extent permitted by law, in which event, the term “Agreement” shall mean the Agreement as so amended. Any such alterations or amendments may be made unilaterally by the Committee, subject to the provisions of this Section 13(e), unless such amendments are deemed by the Committee to be materially adverse to the Participant and are not required as a matter of law. Amendments are subject to approval of the shareholders of the Company only as required by applicable law or regulation, or if the amendment increases the total number of shares available under this Plan, except as provided in Section 13(f). No termination, suspension or modification of this Plan may materially and adversely affect any right acquired by any Participant under an Award granted before the date of termination, suspension or modification, unless otherwise provided in an Agreement or otherwise or required as a matter of law. It is conclusively presumed that any adjustment for changes in capitalization provided for in Sections 9(b), 12(c) or 13(f) hereof does not adversely affect any right of a Participant or other person under an Award. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Associates with the maximum benefits provided or to be provided under the provisions of the Code relating to Incentive Stock Options or to the provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.

(f)Adjustment for Changes in Capitalization. Appropriate adjustments in the aggregate number and type of securities that may be issued, represented and available for Awards under this Plan, in the limitations

Sigma-Aldrich 2014 Proxy Statement | B-14

on the number and type of securities that may be issued to an individual Participant, in the number and type of securities and amount of cash subject to Awards then outstanding, in the Option purchase price as to any outstanding Options, in the purchase price as to any outstanding Stock Appreciation Rights, and, subject to Sections 9(b) and 12(c) hereof, in outstanding Performance Shares and performance-based Awards and payments with respect to outstanding Performance Shares and performance-based Awards, and comparable adjustments, if applicable, to any outstanding Other Award, automatically shall be made to give effect to adjustments made in the number or type of Shares through a Fundamental Change, divestiture, distribution of assets to shareholders (other than ordinary cash dividends), reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, stock combination or exchange, rights offering, spin-off or other relevant change, provided that fractional Shares shall be rounded down to the nearest whole Share.

(g)Other Benefit and Compensation Programs. Payments and other benefits received by a participant under an Award shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate, unless expressly so provided by such other plan, contract or arrangement or the Committee determines that an Award or portion of an Award should be included to reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

(h)Unfunded Plan. This Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under this Plan nor shall anything contained in this Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor. To the extent any person acquires a right to receive an Award under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

(i)Limits of Liability.

(i)Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the Agreement.

(ii)Except as may be required by law, neither the Company nor any member or former member of the Board or the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(c) hereof) in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken, or not taken, in good faith under this Plan.

(iii)To the full extent permitted by law, each member and former member of the Committee and each person to whom the Committee delegates or has delegated authority under this Plan shall be entitled to indemnification by the Company against any loss, liability, judgment, damage, cost and reasonable expense incurred by such member, former member or other person by reason of any action taken, failure to act or determination made in good faith under or with respect to this Plan.

(j)Compliance with Applicable Legal Requirements. The Company shall not be required to issue or deliver a certificate for Shares distributable pursuant to this Plan unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges, if any, on which the Company’s Shares may, at the time, be listed.

(k)Deferrals and Settlements. The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under this Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.

(l)Acceleration. The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award or the Plan stating the time at which it may first be exercised or the time during which it will vest.

Sigma-Aldrich 2014 Proxy Statement | B-15

(m)Forfeiture. The Committee may specify in an Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality or other restrictive covenants that are contained in the Agreement or otherwise applicable to the Participant, a termination of the Participant’s Continuous Service for Cause or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

(n)Clawback and Noncompete. Notwithstanding any other provisions of this Plan, any Award which is subject to recovery under any law, government regulation, stock exchange listing requirement, or Company policy, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement, or any policy adopted by the Company whether pursuant to any such law, government regulation or stock exchange listing requirement or otherwise. In addition and notwithstanding any other provisions of this Plan, any Award shall be subject to such noncompete provisions under the terms of the Agreement or any other agreement or policy adopted by the Company, including, without limitation, any such terms providing for immediate termination and forfeiture of an Award if and when a Participant becomes an employee, agent or principal of a competitor without the express written consent of the Company. Without limiting the foregoing, except as otherwise provided in an Agreement, during the term of an Award and for a period ending 12 months after exercise in the case of an Option or Stock Appreciation Right or 12 months after vesting in the case of Restricted Stock, Restricted Stock Units, or any other Award, if a Participant is a partner, principal, employee, agent, advisor, consultant of or acts in any other capacity to a Competitor, then any Award that has been granted to the Participant shall be void and of no force or effect, and if an Option or Stock Appreciation Right or any part thereof has been exercised or if the period of restriction has expired and Restricted Stock, Restricted Stock Units, or any other Award or any part thereof has vested within the preceding twelve (12) months, the Participant shall owe the Company the Fair Market Value of the Shares subject to the Award (less the exercise price paid, if any), and any cash amount paid under the Award, and the Participant shall pay such amount to the Company at the time the Participant so acts with respect to a Competitor. By acceptance of an Award under the Plan, the Participant specifically agrees that the restrictions in this Section are reasonable and should be fully enforceable in light of (among other things) the Participant’s duties and responsibilities with the Company.

(o)Sub-plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

(p)Plan Headings. The headings in the Plan are for purposes of convenience only and are not intended to define or limit the construction of the provisions hereof.

(q)Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments and to enter into non-uniform and selective Agreements.

14.Substitute Awards. Awards may be granted under this Plan from time to time in substitution for Awards held by employees or other service providers of other corporations who are about to become Associates, or whose employer (or entity with respect to which such individual provides services) is about to become a Subsidiary of the Company, as the result of a merger or consolidation of the Company or a Subsidiary of the Company with another corporation, the acquisition by the Company or a Subsidiary of the Company of all or substantially all the assets of another corporation or the acquisition by the Company or a Subsidiary of the Company of at least 50% of the issued and outstanding stock of another corporation. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the Awards in substitution for which they are granted, but with respect to Awards which are Incentive Stock Options, no such variation shall be permitted which affects the status of any such substitute option as an Incentive Stock Option.

15.Governing Law. To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of Missouri, without giving effect to principles of conflicts of laws, and construed accordingly, except for those matters subject to the General Corporation Law of Delaware, which shall be governed by such law, without giving effect to principles of conflicts of laws, and construed accordingly.

Sigma-Aldrich 2014 Proxy Statement | B-16

16.Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

17.Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments that are due within the short-term deferral period as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid adverse tax consequences under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six-month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any tax or penalty under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant or otherwise for such tax or penalty.

Sigma-Aldrich 2014 Proxy Statement | B-17

SIGMA-ALDRICH

ATTN: CORPORATE SECRETARY
3050 SPRUCE STREET
ST. LOUIS, MO 63103-2564

FOR VOTING BY INTERNET, PHONE OR MAIL, PLEASE READ THE INSTRUCTIONS BELOW

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you are a registered holder of shares, you have the option to access future shareholder communications over the Internet instead of receiving printed documents. Participation is voluntary. If you give your consent, all future shareholder communications will be available on the Internet at **www.proxyvote.com** or such other location as you may be notified by mail. Material will be presented in PDF format. There is no cost to you for this service other than any charges you may incur from your internet provider, telephone and/or cable company. Once you give your consent, it will remain in effect until you inform us otherwise. You may revoke your consent at any time and/or request paper copies of any shareholder communications by notifying the Company's transfer agent, American Stock Transfer & Trust Company, LLC, or the Company in writing at the address below. To give your consent to receive such materials electronically, follow the prompts when you vote by telephone or over the Internet, or check the appropriate box located on the reverse side of the attached proxy/voting instruction card when you vote by mail.

VOTE BY MAIL
All holders must sign exactly as their name appears hereon. Fiduciaries must state their title. Joint owners both must sign. Authorized officers must sign in a corporation's or partnership's full legal name. Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to SIGMA-ALDRICH CORPORATION, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by phone or vote using the Internet, please do not mail your proxy card.

THANK YOU FOR VOTING.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M66115-P47407

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SIGMA-ALDRICH CORPORATION

This proxy will be voted FOR all of the director nominees listed in item 1 and FOR items 2, 3, 4, 5 and 6 unless otherwise directed, and in the discretion of the proxies on whatever other business may properly come before the meeting.

The Board of Directors recommends a vote FOR each of the director nominees and FOR proposals 2, 3, 4, 5 and 6.

VOTE ON DIRECTORS

1. Election of directors:	For	Against	Abstain
1a. Rebecca M. Bergman	☐	☐	☐
1b. George M. Church	☐	☐	☐
1c. Michael L. Marberry	☐	☐	☐
1d. W. Lee McCollum	☐	☐	☐
1e. Avi M. Nash	☐	☐	☐
1f. Steven M. Paul	☐	☐	☐
1g. J. Pedro Reinhard	☐	☐	☐
1h. Rakesh Sachdev	☐	☐	☐

Nominees: (Continued)	For	Against	Abstain
1i. D. Dean Spatz	☐	☐	☐
1j. Barrett A. Toan	☐	☐	☐

VOTE ON PROPOSALS

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

MATERIALS ELECTION
By checking the box to the right, I consent to future access to shareholder communications (e.g., annual reports, proxy statements, related proxy materials) electronically via the Internet, as described in the accompanying notice. I understand the Company may no longer distribute printed materials to me for any future shareholders meeting until such consent is revoked. I understand I may revoke my consent at any time by writing the Company's transfer agent, American Stock Transfer & Trust Company, LLC, or the Company and that costs normally associated with electronic access, such as internet usage and telephone charges, will be my responsibility. ☐

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

March 21, 2014

Dear Shareholder:

It is important that these shares are represented at the meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials. You may sign, date and return this proxy card or you may vote by internet or telephone.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 6, 2014:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M66116-P47407

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE

(To be signed on reverse side)

By signing on the reverse, the shareholder(s) hereby appoint(s) D. DEAN SPATZ and J. PEDRO REINHARD, or either of them, the true and lawful attorneys-in-fact, agents and proxies, with the power of substitution and revocation, as their representatives at the Annual Meeting of Shareholders of SIGMA-ALDRICH CORPORATION to be held at the Company's Life Science and Technology Center, 2909 Laclede Avenue, St. Louis, Missouri 63103 on Tuesday, May 6, 2014, at 11:00 A.M., Central Daylight Time (including all adjournments and postponements thereof), and to vote all shares of stock which the shareholder is entitled to vote, with all powers which the shareholder would possess if personally present.

This proxy also provides voting instructions for shares held by Fidelity Management Trust Company, the trustee for the Sigma-Aldrich 401(k) Retirement Savings Plan, and directs such trustee to vote, as indicated on the reverse side of this card, any shares allocated to this account in the plan. The trustee will vote these shares as you direct. If a valid card is not received by May 1, 2014, the shares credited to this account will be voted in the same proportion on each proposal as those shares for which the trustee has received voting instructions from the beneficial owners.

Signer(s) hereby acknowledges receipt of the Notice of Annual Meeting and accompanying Proxy Statement and 2013 Annual Report to Shareholders, and hereby revoke(s) all proxies heretofore given by the undersigned for said meeting. This proxy may be revoked prior to its exercise.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side. **Shares represented by this proxy, when properly executed, will be voted as directed or, if directions are not indicated, will be voted in accordance with the Board of Directors' recommendations.** The proxies cannot vote these shares unless you sign and return this card.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side